Exhibit 10.12


                                                                EXECUTION COPY






                               MDC PARTNERS INC.
                                  as Borrower

                                      and

                           THE TORONTO-DOMINION BANK
                     as Lead Arranger and Sole Bookrunner

                                      and

                   THE INSTITUTIONS NAMED HEREIN AS LENDERS
                                  as Lenders

                                      and

                           THE TORONTO-DOMINION BANK
                            as Administration Agent




===============================================================================

                                 CAD25,000,000
                               CREDIT AGREEMENT
===============================================================================

                                 June 10, 2004








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                                             Table of Contents

                                                                                                       Page

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ARTICLE 1             INTERPRETATION.....................................................................1
           1.1        General Definitions................................................................1
           1.2        Extended Meanings.................................................................35
           1.3        References to Agreements..........................................................37
           1.4        References to Statutes............................................................37
           1.5        References to Time................................................................37
           1.6        Headings, etc.....................................................................37
           1.7        Number and Gender.................................................................37
           1.8        Accounting Principles.............................................................37
           1.9        Rounding..........................................................................38

ARTICLE 2             THE REVOLVING FACILITY............................................................38
           2.1        Establishment of Revolving Facility...............................................38
           2.2        Facility Limit....................................................................38
           2.3        Availability......................................................................38
           2.4        Drawdown Requests.................................................................39
           2.5        Proceeds of Drawdown..............................................................39

ARTICLE 3             THE SWING LINE....................................................................39
           3.1        Establishment of Swing Line.......................................................39
           3.2        Swing Line Amount.................................................................39
           3.3        Overdraft Basis...................................................................39
           3.4        Standby Instruments...............................................................40

ARTICLE 4             STANDBY INSTRUMENTS...............................................................40
           4.1        Issuance of Standby Instruments...................................................40
           4.2        Reimbursement by the Borrower.....................................................41
           4.3        Issuing Bank Not Liable...........................................................42
           4.4        Reimbursement Advance.............................................................43
           4.5        Standby Instrument Fees...........................................................43
           4.6        Reimbursement by Lenders..........................................................44

ARTICLE 5             BANKERS' ACCEPTANCES UNDER THE REVOLVING FACILITY.................................45
           5.1        Notice and Term...................................................................45
           5.2        Face Amount of Drafts.............................................................45
           5.3        Power of Attorney.................................................................46
           5.4        Restrictions......................................................................46
           5.5        Discount and Sale of Acceptances..................................................46
           5.6        Stamping Fee......................................................................47
           5.7        Payment of Acceptances............................................................47
           5.8        Waivers...........................................................................47
           5.9        Notice of Maturing Acceptances....................................................47
           5.10       BA Equivalent Advances............................................................47
           5.11       Discount Notes....................................................................48

ARTICLE 6             CONVERSIONS AND ROLLOVERS.........................................................48
           6.1        Conversions.......................................................................48
           6.2        Rollovers.........................................................................49
           6.3        Conversions to and Rollovers of Acceptances.......................................49
           6.4        Not a Repayment...................................................................50

ARTICLE 7             INTEREST AND FEE CALCULATIONS AND CHANGES IN CIRCUMSTANCES........................50
           7.1        Interest..........................................................................50
           7.2        Fees in Respect of Acceptances....................................................51
           7.3        Commitment Fee....................................................................51
           7.4        Interest and Fee Calculations and Payments........................................51
           7.5        Increased Costs...................................................................52
           7.6        Market Disruption.................................................................54
           7.7        Illegality........................................................................55
           7.8        Withholding Taxes Generally.......................................................55

ARTICLE 8             REPAYMENT AND PREPAYMENT..........................................................57
           8.1        Repayment of each Credit Facility.................................................57
           8.2        Voluntary Reductions of each Credit Facility......................................57
           8.3        Mandatory Reductions of each Credit Facility......................................57
           8.4        Mandatory Repayments of Credit Facilities.........................................58
           8.5        Facility Excesses by Reason of Foreign Currency Fluctuations......................59
           8.6        Prepayment of Affected Lenders....................................................59
           8.7        Voluntary Repayments before the Maturity Date.....................................60
           8.8        Repayment Notice..................................................................60
           8.9        Netting of Payments...............................................................60
           8.10       Place of Payment of Principal, Interest and Fees..................................60

ARTICLE 9             CONDITIONS PRECEDENT TO BORROWING.................................................61
           9.1        Conditions Precedent to First Drawdown............................................61
           9.2        Conditions to all Drawdowns.......................................................62
           9.3        Conditions to Conversions and Rollovers...........................................63
           9.4        Waiver............................................................................63

ARTICLE 10            SECURITY..........................................................................63
           10.1       Initial Security..................................................................63
           10.2       Additional Security from Restricted Group Members.................................64
           10.3       Registration......................................................................65
           10.4       Further Assurances................................................................65

ARTICLE 11            LENDER HEDGING AFFILIATES.........................................................65
           11.1       Designation of Lender Hedging Affiliates..........................................65
           11.2       Adhesion..........................................................................65
           11.3       Authorization of Lenders..........................................................65

ARTICLE 12            REPRESENTATIONS AND WARRANTIES....................................................66
           12.1       Representations and Warranties....................................................66
           12.2       Repetition of Representations and Warranties......................................74
           12.3       Nature of Representations and Warranties..........................................74

ARTICLE 13            COVENANTS OF THE BORROWER.........................................................74
           13.1       Affirmative Covenants.............................................................74
           13.2       Negative Covenants................................................................80
           13.3       Financial Covenants...............................................................86

ARTICLE 14            EVENTS OF DEFAULT.................................................................86
           14.1       Events of Default.................................................................86
           14.2       Termination and Acceleration......................................................89
           14.3       Waiver............................................................................90

ARTICLE 15            THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES.............................90
           15.1       Appointment and Authorization.....................................................90
           15.2       Declaration of Agency.............................................................90
           15.3       Protection of Agent...............................................................90
           15.4       Interest Holders..................................................................91
           15.5       Consultation with Professionals...................................................91
           15.6       Documents.........................................................................91
           15.7       The Agent and its Subsidiaries and Affiliates.....................................91
           15.8       Responsibility of the Agent.......................................................91
           15.9       Action by the Agent...............................................................92
           15.10      Notice of Events of Default.......................................................93
           15.11      Responsibility Disclaimed.........................................................93
           15.12      Indemnification...................................................................93
           15.13      Protection of Representatives.....................................................94
           15.14      Credit Decision...................................................................94
           15.15      Replacement of Agent, Reference Lender and Swing Line Lender......................94
           15.16      Delegation........................................................................95
           15.17      Required Lender Decisions.........................................................95
           15.18      Changes, Judgments and Discretions................................................95
           15.19      Determination by Agent............................................................97
           15.20      Interlender Procedure for Making Advances.........................................97
           15.21      Remittance of Payments............................................................99
           15.22      Redistribution of Payments........................................................99
           15.23      Prompt Notice to Lenders.........................................................100
           15.24      Several Debts of the Lenders.....................................................101
           15.25      Enforcement of Security..........................................................101
           15.26      Adjustments on Termination of the Swing Line.....................................101
           15.27      No Reliance on Agent's Customer Identification Program...........................103
           15.28      USA Patriot Act..................................................................103

ARTICLE 16            GENERAL..........................................................................103
           16.1       Costs and Expenses...............................................................103
           16.2       Indemnification by the Borrower..................................................104
           16.3       Application of Payments..........................................................105
           16.4       Set-Off, Combination of Accounts and Crossclaims.................................105
           16.5       Rights in Addition...............................................................106
           16.6       Certificate Evidence.............................................................106
           16.7       Evidence of Indebtedness.........................................................106
           16.8       Notices..........................................................................107
           16.9       Judgment Currency................................................................107
           16.10      Successors and Assigns...........................................................107
           16.11      Lead Arranger and Sole Bookrunner................................................110
           16.12      Survival.........................................................................110
           16.13      Time of the Essence..............................................................110
           16.14      Governing Law....................................................................110
           16.15      JURISDICTION.....................................................................111
           16.16      Service of Process...............................................................112
           16.17      Invalidity.......................................................................113
           16.18      Amendment........................................................................113
           16.19      Entire Agreement.................................................................113
           16.20      This Agreement to Govern.........................................................113
           16.21      Execution........................................................................113

SCHEDULE 1.1           "Borrowing Request".............................................................115


SCHEDULE 1.1           "Commitments"...................................................................117


SCHEDULE 8.2           FORM OF CANCELLATION NOTICE.....................................................118


SCHEDULE 8.8           FORM OF REPAYMENT NOTICE........................................................119


SCHEDULE 10.1          LIST OF INITIAL SECURITY........................................................120


SCHEDULE 11.2          FORM OF ADHESION CONTRACT.......................................................123


SCHEDULE 12.1.20       ORGANIZATION CHART..............................................................125


SCHEDULE 12.1.22       DEFERRED ACQUISITION consideration AND PUT/CALL OBLIGATIONS.....................127


SCHEDULE 13.1.6        FORM OF COMPLIANCE CERTIFICATE..................................................128


SCHEDULE 13.2.3(f)     NON-CORE ASSETS.................................................................131


SCHEDULE 13.3.4        LIENS...........................................................................132


SCHEDULE 16.7.2        FORM OF NOTE....................................................................133


SCHEDULE 16.8          ADDRESSES FOR NOTICES...........................................................135


SCHEDULE 16.10.4       FORM OF LOAN TRANSFER AGREEMENT.................................................136


EXHIBIT 1              LITIGATION DISCLOSURE...........................................................140

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                               CREDIT AGREEMENT

         THIS AGREEMENT is made as of June 10, 2004

AMONG:

                               MDC PARTNERS INC.
                                  as Borrower

                                    - and -

                           THE TORONTO-DOMINION BANK
                     as Lead Arranger and Sole Bookrunner

                                    - and -

                   THE INSTITUTIONS NAMED HEREIN AS LENDERS
                                  as Lenders

                                    - and -

                           THE TORONTO-DOMINION BANK
                  a bank subsisting under the laws of Canada,
              acting in its capacity as administration agent for
             and on behalf of itself and the other Finance Parties
     with respect to the Credit Facilities and certain Finance Documents, as Administration Agent


         WHEREAS the Borrower has requested that the Lenders make available to it a 364-day revolving operating credit facility in the aggregate principal amount of CAD25,000,000 and the Lenders have agreed to do so for the purposes and on the terms and conditions set out in this Agreement.

         NOW THEREFORE in consideration of the mutual obligations contained herein and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                  ARTICLE 1
                                INTERPRETATION

1.1      General Definitions. Unless the context otherwise requires, in this
         Agreement:

"Acceptable LLC Agreement" means (i) in relation to a limited liability company, a limited liability company agreement governing, inter alia, the relations amongst members of a limited liability company in form and substance satisfactory to the Required Lenders acting reasonably and (ii) in relation to any other Person (other than an individual), an agreement governing, inter alia, the relations amongst Persons holding Capital Stock in that Person, in form and substance satisfactory to the Required Lenders acting reasonably. The Lenders hereby confirm that (A) the limited liability company agreement of KBP Holdings LLC dated January 28, 2004 among MDC/KBP Acquisition Inc., KBP Management Partners Inc., the Borrower and KBP Holdings LLC in effect as at the date hereof (without regard to any change thereto) is in form and substance satisfactory to the Required Lenders as is any other limited liability company agreement to substantially the same effect in all matters regarded as material by the Required Lenders and (B) the limited liability company agreements governing, inter alia, the relations amongst members of Maxxcom Group Members as in effect as at the date hereof (without regard to any change thereto) are in form and substance satisfactory to the Required Lenders.

"Acceptance" means a Draft issued by the Borrower and accepted by a Lender pursuant to this Agreement.

"Acceptance Proceeds" means the cash proceeds realized on the sale of an Acceptance pursuant to this Agreement before deduction of the Stamping Fee.

"Adhesion Contract" means an agreement in the form of Schedule 11.2 (or in such other form to substantially similar effect as the Agent may accept) duly executed and completed by the Borrower and a Lender Hedging Affiliate and delivered to the Agent pursuant to Section 11.2.

"Adjusted EBITDA" for any Test Period means EBITDA of the Restricted Group for that Test Period calculated on a Modified Consolidated Basis, adjusted as follows:

         (i) the corporate overhead expenses of the Borrower in respect of that Test Period shall be added back to EBITDA; and

         (ii) C$1,600,000 (or C$400,000 per Fiscal Quarter) shall be deducted from EBITDA.

Notwithstanding the foregoing, Adjusted EBITDA for the first three (3) Test Periods ending after the Closing Date shall be determined as follows:

         (A) Adjusted EBITDA for the Test Period ending March 31, 2004 shall be determined as the product obtained by multiplying
                  (x) EBITDA of the Restricted Group for the Fiscal Quarter ending on that date calculated on a Modified Consolidated Basis, adjusted by (1) adding back the corporate overhead expenses of the Borrower and (2) subtracting CAD400,000 by
                  (y) four (4);

         (B) Adjusted EBITDA for the Test Period ending June 30, 2004 shall be determined as the product obtained by multiplying
                  (x) EBITDA of the Restricted Group for the period of two (2) Fiscal Quarters ending on that date calculated on a Modified Consolidated Basis, adjusted by (1) adding back the corporate overhead expenses of the Borrower in respect of the two (2) Fiscal Quarters ending on that date, and (2) subtracting CAD800,000 by (y) two (2); and

         (C) Adjusted EBITDA for the Test Period ending September 30, 2004 shall be determined as the product obtained by multiplying (x) EBITDA of the Restricted Group for the period of three (3) Fiscal Quarters ending on that date calculated on a Modified Consolidated Basis, adjusted by (1) adding back the corporate overhead expenses of the Borrower in respect of the period of three (3) Fiscal Quarters ending on that date, and (2) subtracting CAD1,200,000 by (y) the fraction of four-thirds (4/3).

"Advance" means any amount of money or credit advanced, deemed advanced or to be advanced (as the context requires) by a Lender or the Lenders to the Borrower pursuant to this Agreement, whether by way of loan (including overdraft) or acceptance of Drafts, or any relevant portion thereof, or issue of a Standby Instrument (as the context requires).

"Affected Finance Party" has the defined meaning assigned to it in Section 7.5 or Subsection 7.8.1, as applicable.

"Affected Lender" has the defined meaning assigned to it in Section 7.6 or 7.7, as applicable and also (where the context so admits) includes an Affected Finance Party.

"Affiliate" in relation to any Person (the "relevant party") means any other Person (i) that, directly or indirectly, Controls, is Controlled by or is under common Control with, the relevant party, (ii) that beneficially owns or Controls ten percent (10%) or more of the Voting Capital Stock or Participating Capital Stock, on an undiluted or a fully diluted basis, of the relevant party, (iii) of which ten percent (10%) or more of the Voting Capital Stock or Participating Capital Stock, on an undiluted or a fully diluted basis, is beneficially owned or Controlled by the relevant party or (iv) that is a Senior Officer or director of any Person referred to in any of clauses
(i), (ii) and (iii) of this definition, or that is a Person that does not deal at arm's length with any such Senior Officer or director.

"Agency Fee Agreement" means the agency fee agreement of even date herewith between the Borrower and the Agent providing for the payment of certain agency fees to the Agent.

"Agent" means The Toronto-Dominion Bank acting in its capacity as administration agent under this Agreement and the Security for and on behalf of itself and the other Finance Parties, and not in its individual capacity as a Lender, or (as the context requires) any replacement for such administration agent that is appointed pursuant to Subsection 15.15.1.

"Agent's Accounts" means the accounts of the Agent which the Agent notifies to each of the Lenders and the Borrower from time to time as being the accounts for payments to the Agent pursuant to this Agreement.

"Agreement" means this credit agreement.

"Annual Budget" for any Fiscal Year means a detailed consolidated business plan for the Restricted Group for such Fiscal Year (broken out by Fiscal Quarter) which includes an income statement, balance sheet, cash flow projections, a capital expenditures budget, statement of material assumptions, narrative descriptive, explanation and a comparison to the results of the prior Fiscal Year.

"Anti-Money Laundering Laws" is defined in Section 12.1.30(b).

"Anti-Money Laundering Measures" is defined in Section 12.1.30(b).

"Anti-Terrorism Laws" means the OFAC Laws and Regulations, the Executive Orders and the USA Patriot Act.

"Anti-Terrorism Policies" is defined in Section 13.1.21.

"Applicable Law" means any international treaty, any treaty with first nations peoples, any domestic or foreign constitution or any multinational, federal, provincial, territorial, state, municipal, county or local statute, law, ordinance, code, rule, regulation or Order (including any consent decree or administrative Order), applicable to, or any guideline, policy or Authorization of any Governmental Body, arbitrator or other decision-making authority having jurisdiction with respect to any specified Person, property, transaction or event or any of such Person's Business Assets, whether or not having the force of law and any Award in any Litigation to which the Person in question is a party or by which such Person or any of its Business Assets is bound.

"Applicable Margin" in relation to any form of Advance as of any date means the percentage rate per annum determined in accordance with the table set forth below by reference to the Total Debt/EBITDA Ratio most recently certified by the Borrower in a Compliance Certificate delivered to the Agent pursuant to Section 9.1(h) or Subsection 13.1.6:

         Total Debt/         Floating Rate             Standby Instruments,
        EBITDA Ratio            Loans              Libor Loans and Acceptances
        ------------            -----              ---------------------------

           < 1.5:1              0.75%                         1.75%

      > 1.5:1 < 2.00:1          1.25%                         2.25%

           > 2.0:1              1.75%                         2.75%

Changes in the Applicable Margin shall take effect as of the third Business Day following the date the Borrower delivers a Compliance Certificate to the Agent pursuant to Subsection 13.1.6 which, when delivered, discloses a Total Debt/EBITDA Ratio giving rise to such changes. The Applicable Margin applicable to all Types of Advances, other than Acceptances and Documentary Credits, outstanding on the date any such change takes effect will be adjusted immediately, but without retroactive effect. There will be no adjustments made with respect to outstanding Acceptances or Documentary Credits. Notwithstanding the foregoing, for the purposes of this definition: (i) if the Borrower fails to deliver a Compliance Certificate to the Agent by the date required to do so under Subsection 13.1.6, the Total Debt/EBITDA Ratio shall be deemed as from such date to be greater than 2.00:1 until such failure is cured, at which time the Applicable Margin shall be determined in accordance with the table set forth above, but without any adjustments having retroactive effect, and (ii) if an Event of Default has occurred which has not been waived by the Required Lenders, (A) any reduction in the Applicable Margin which would, but for this provision, take place shall be deferred until the first Business Day of the calendar month following the month in which the Required Lenders waive such Event of Default and (B) the Applicable Margin applicable to all Types of Advances shall, to the extent permitted by applicable law, be increased by two percent (2%) per annum.

"Approved Fund" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

"Auditors" means the firm of BDO Dunwoody LLP, KPMG LLP or such other nationally recognized firm of chartered accountants not unacceptable to the Agent as the Borrower may designate from time to time as its auditors.

"Authorization" means any authorization, approval, consent, exemption, licence, permit, franchise or no-action letter from any Governmental Body having jurisdiction with respect to any specified Person, property, transaction or event, or with respect to any of such Person's Business Affairs or from any Person in connection with any easements or contractual rights.

"Availability Period" means the period from and including the date hereof to, but excluding, the Maturity Date.

"Award" means any judgment, decree, injunction, rule, award or Order of any Governmental Body, arbitrator or other decision-making authority of competent jurisdiction.

"BA Equivalent Advance" has the defined meaning assigned to it in Section
5.10.

"BA Reference Rate" means (i) for each Canadian Lender that is a Schedule I Canadian chartered bank, CDOR and (ii) for each Canadian Lender that is not a
Schedule I Canadian chartered bank, CDOR plus one-tenth percent (0.10%) per annum.

"Bankruptcy Event" means, with respect to any Person, that such Person does not pay or perform its obligations generally as they become due or admits its inability to pay or perform its debts generally, that such Person commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada), any Bankruptcy Proceeding is instituted by or against that Person (excluding any Bankruptcy Proceeding being contested by that Person in good faith by appropriate proceedings so long as enforcement remains stayed, none of the relief sought is granted (either on an interim or permanent basis) and such Bankruptcy Proceeding is dismissed within 30 days of its commencement), or that Person takes corporate, partnership or other internal management action to authorize any of the actions set forth above in this definition.

"Bankruptcy Proceeding" means, with respect to any Person, any proceeding contemplated by any application, petition, assignment, filing of notice or other means, whether voluntary or involuntary and whether or not under the Bankruptcy and Insolvency Act (Canada), the US Bankruptcy Code, the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any other like, equivalent or analogous legislation of any jurisdiction seeking any moratorium, reorganization, adjustment, composition, proposal, compromise, arrangement, administration or other like or similar relief in respect of any or all of the obligations of such Person, seeking the winding up, liquidation or dissolution of such Person or all or any part of its property, seeking any Award declaring, finding or adjudging such Person insolvent or bankrupt, seeking the appointment (provisional, interim or permanent) of any receiver or resulting, by operation of law, in the bankruptcy of such Person.

"Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Non-U.S. Employee Benefit Plan) in respect of which any Restricted Group Member or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

"Borrower" means MDC Partners Inc., a corporation incorporated and existing under the laws of the Province of Ontario as at the date hereof.

"Borrower's Accounts" means the accounts of the Borrower maintained at the Person that is the Agent which the Borrower notifies to the Agent from time to time as being the account which the proceeds of Advances (other than Standby Instruments) are to be advanced.

"Borrower's Counsel" means (i) in the Province of Ontario, Fogler Rubinoff LLP, (ii) in the State of New York, Skadden, Arps, Slate, Meagher & Flom LLP or Davis & Gilbert LLP, as applicable, (iii) in each other relevant jurisdiction, such legal counsel of recognized local standing not unacceptable to the Agent as the Borrower may designate as its legal counsel in each such jurisdiction, and (iv) each additional or replacement legal counsel of recognized local standing not unacceptable to the Agent as the Borrower may designate from time to time as its legal counsel.

"Borrowing" means a Conversion, Drawdown or Rollover, as the context requires.

"Borrowing Date" means a Conversion Date, Drawdown Date or Rollover Date, as the context requires.

"Borrowing Request" means a duly completed notice requesting a Borrowing in the form of Schedule 1.1 "Borrowing Request" (or in such other form to substantially similar effect as the Agent may accept) signed by the Borrower.

"BSA" is defined in Section 12.1.30(b).

"Business Acquisition" means an acquisition of all or any part of the business of another Person, including any line of business or division and the Business Assets comprised therein, in a single transaction or in a series of transactions, related or not, whether by acquisition of assets or of Capital Stock of that Person or by way of amalgamation, arrangement or merger.

"Business Affairs" means the Business Assets, affairs, liabilities, financial condition, prospects and results of operations of a specified Person.

"Business Assets" means the business, operations, undertaking, property and assets of a specified Person.

"Business Day" means a day which is not a Saturday or a Sunday on which banks are generally open for commercial lending and foreign exchange business in Toronto, Canada, and (i) in respect of any Loan denominated in US Dollars in respect of which a payment or Borrowing is due to be made, a New York Banking Day and (ii) in respect of any determination of LIBOR, a London Banking Day.

"Canadian Dollars" and the symbol "CAD" each means the lawful currency of Canada.

"Canadian Prime Rate" on any day means the variable nominal interest rate equal on such day to the percentage rate per annum determined by the Agent (rounded up to two (2) decimal places) to be the greater of (i) the rate of interest which the Reference Lender establishes at that time as the reference rate of interest for determination of the interest rates it will charge for loans made in Canadian Dollars in Canada and which it refers to as its prime rate (or its equivalent or analogous such rate) or (ii) the sum of (A) the yearly rate of interest to which the one month CDOR is equivalent plus (B) three-quarters percent (0.75%).

"Canadian Prime Rate Loan" means an Advance made under the Credit Facilities by way of loan in Canadian Dollars upon which the interest rate shall be calculated in accordance with the applicable provisions of this Agreement with reference to the Canadian Prime Rate.

"Cancellation Notice" means a duly completed notice in the form of or to substantially similar effect as Schedule 8.2 (or such other form to substantially similar effect as the Agent may accept) signed by the Borrower and given to the Agent by the Borrower pursuant to Section 8.2.

"Capital Stock" means (i) common shares, preferred shares or other equivalent equity interests (howsoever designated) of capital stock of a body corporate,
(ii) equity preferred or common interests in a limited liability company,
(iii) member or shareholder interests in an unlimited company or unlimited liability company, (iv) limited or general partnership interests in a limited or general partnership, (v) trust units or other beneficial interests in a business trust, (vi) any other interest that confers the right to receive a share of the profits and/or losses of, or the distribution of assets of, any Person and (vii) any other interest equivalent to any of the interests referred to in any of clauses (i) to (vi) inclusive of this definition.

"Cash Equivalents" means (i) United States Dollars, (ii) Canadian Dollars,
(iii) debt securities issued or directly and fully guaranteed or insured by the United States of America or Canadian government or any agency or instrumentality thereof with maturities of one (1) year or less from the date of acquisition, (iv) certificates of deposit, time deposits with maturities of one (1) year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case with any commercial bank incorporated in the United States of America or Canada having capital and surplus in excess of CAD $5,000,000,000, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one (1) year after the date of acquisition, and (vi) readily marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision thereof having one (1) of the two (2) highest rating categories obtainable from Moody's, S&P or DBRS with maturities of one (1) year or less from the date of acquisition.

"CDOR" in relation to any specified maturity of bankers' acceptances on any day means the yearly rate of interest equivalent to the average of the yields applicable to banker's acceptances denominated in Canadian Dollars for that specified maturity quoted on the Reuters Money Market CDOR page under "Canadian Interbank Bid BA Rates" as of 10:00 a.m. on that day (or on the preceding Business Day, if such day is not a Business Day) or, if such page or service shall cease to be displayed or published, on such other page or service that displays or publishes Canadian interbank bid rates for bankers' acceptances denominated in Canadian Dollars as the Agent may select. If no such average is displayed or published on any such page or service, CDOR will be determined by the Agent with reference to the Canadian interbank bid rate (rounded up to two (2) decimal places) quoted by each Lender as being the rate at which that Lender was receiving bids (which it was prepared to accept) to sell bankers' acceptances of the specified maturity issued by that Lender in the relevant Canadian money markets as of 10:00 a.m. on such day.

"Certificate" from any Person means a written certificate of the Person signed by a Senior Officer of that Person.

"Change in Control" means and shall be deemed to have occurred if any Person or group of Persons "acting in concert" (as contemplated by the Securities Act (Ontario) and as interpreted by Applicable Law) shall at any time have acquired direct or indirect beneficial ownership of Voting Capital Stock of the Borrower having attributed to it a sufficient number of the outstanding votes attached to all of the issued and outstanding Voting Capital Stock of the Borrower to "affect materially the control" (as contemplated by clause (c) of the definition of "distribution" contained in the Securities Act (Ontario)) of the Borrower.

"Change in Law" means the introduction of, any change in, or the coming into effect of, any Applicable Law, or any change in the interpretation, administration or application thereof by any Governmental Body, or compliance by any Finance Party (or any Holding Body Corporate of any Finance Party) with any Applicable Law.

"CIP Regulations" is defined in Section 15.27.

"Clean-Up" means the remediation, containment, removal, treatment, neutralization or inactivation of any Contaminant.

"Collateral" means all property, assets and undertaking (including both real and personal property) in or to which any Restricted Group Member, now or hereafter has rights and which is subject to (or intended by the express or implied terms of any Loan Document to be subject to) the Security, or any item or part thereof.

"Commitment" means Revolving Commitment or Swing Line Commitment, as the context requires.

"Commitment Fee" means commitment fee payable under Section 7.3.

"Commitment Fee Rate" in relation to a Credit Facility for any day means three-quarters of one percent (0.75%) per annum.

"Compliance Certificate" in respect of a Test Period means a duly completed Certificate of the Borrower substantially in the form attached as Schedule
13.1.6 (or in such other form as the Agent may accept) setting out, among other things, a statement for that Test Period of the calculations of the financial tests set out in Section 13.3.

"Constitutional Documents" means (i) in relation to any body corporate, the articles of incorporation, amendment, amalgamation, continuance or association and the memorandum of association and any unanimous shareholder agreement, as appropriate, or equivalent documents of that body corporate governing the incorporation, capacity, powers and Business Affairs of that body corporate,
(ii) in relation to any limited or general partnership or other Person, the partnership agreement or equivalent document governing the formation, capacity, powers and Business Affairs of that partnership or other Person and, if a partner (other than a limited partner) of that limited or general partnership is a Person referred to in clause (i) and/or (ii) and/or (iii) of this definition, the documents referred to in clause (i) and/or (ii) and/or
(iii) of this definition in relation to that partner and (iii) in relation to any business trust, the declaration of trust, trust agreement or equivalent document governing the formation, capacity, powers and Business Affairs of that business trust and, if a trustee of that business trust is a Person referred to in clause (i) and/or (ii) and/or (iii) of this definition, the documents referred to in clause (i) and/or (ii) of this definition in relation to that trustee; together, in each case, with the by-laws or other equivalent documents regulating the organization, Control or internal management of the relevant Person.

"Contaminant" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of any of them that may (i) impair the quality of the Environment for any use that can be made of it, (ii) injure or damage property or plant or animal life, (iii) harm or materially discomfort any Person, (iv) adversely affect the health of any individual, (v) impair the safety of any individual, (vi) render any property or plant or animal life unfit for use by man, (vii) cause loss of enjoyment of normal use of property, or (viii) interfere with the normal course of business, and includes any "contaminant" within the meaning assigned to such term in any Environmental Law.

"Control", "Controls" and "Controlled" when used with respect to any Person, other than an individual, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Capital Stock, by contract or otherwise.

"Conversion" means a conversion of a Loan or an Acceptance pursuant to Section 6.1.

"Conversion Date" means any day on which a Conversion takes place.

"Core Business" means (i) for the Restricted Group, other than the Secure Products International Group, advertising and media, direct marketing and database management, customer relationship management, sales promotion, corporate communications, research and consulting, branding and corporate identity, design and interactive marketing, and (ii) for the Secure Products International Group, electronic transaction products such as credit, debit, telephone and smart cards, secured ticketing products such as airline, transit and event tickets and stamps both postal and excise.

"Courts of Primary Jurisdiction" or "COURTS OF PRIMARY JURISDICTION" means any of the courts referred to in Subsection 16.15.1(a).

"Credit Facilities" means the Revolving Facility and the Swing Line.

"DBRS" means Dominion Bond Rating Service Limited.

"Debt" in relation to any Person at any time means liabilities which, in accordance with US GAAP, would be classified upon the consolidated balance sheet of that Person prepared as at such time as indebtedness for borrowed money, including bank indebtedness, long-term debt, capital lease obligations and indebtedness to Affiliates or other financial indebtedness. Notwithstanding the foregoing, "Debt" shall include convertible debentures and other like instruments which, in accordance with US GAAP, would be included in shareholders equity in the consolidated balance sheet of that Person.

"Default" means any Event of Default or any default, breach, failure, event, state or condition which, unless remedied or waived, with the lapse of time or giving of notice, making of a determination, or any combination thereof, would constitute or result in the occurrence of an Event of Default.

"Default Rate" means the rate of interest payable pursuant to Subsection
7.1.4.

"Deferred Acquisition Consideration" means any amount, actual or contingent, matured or unmatured, which is owing by a Restricted Group Member to a Minority Stockholder, any Affiliate of a Minority Stockholder or any assignee of any thereof which (i) is, in substance, an amount owing on account of an unpaid portion of the purchase price payable for (A) Capital Stock of a Restricted Group Member or (B) Business Assets of a Restricted Group Member which, in either case, was or were acquired from such Person, its Affiliate or predecessor in title as part of a Business Acquisition or (ii) is an "earn out" amount payable under the Constitutional Documents of any Restricted Group Member, provided that the amounts referred to in clauses (i) and (ii) of this definition are payable in accordance with an Acceptable LLC Agreement.

"Derivative" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security or other financial instrument (including any option with respect to any of these transactions),
(ii) which is a transaction similar to any transaction referred to in clause
(i) of this definition that is currently, or in the future becomes, regularly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, or option on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or
(iii) any combination of the transactions referred to in clauses (i) and (ii) of this definition.

"Derivative Exposure" in relation to any Person (the "relevant party") and any counterparty of the relevant party at any time means the amount which would be payable by the relevant party to that counterparty, or by that counterparty to the relevant party, as the case may be, pursuant to the agreement governing the Derivatives entered into between them and in effect at that time if those Derivatives were to be terminated as the result of the default of the relevant party. If the Derivative Exposure is payable by the relevant party to any counterparty of the relevant party, it is referred to herein as "Positive Derivative Exposure". If Derivative Exposure is payable by any counterparty of the relevant party to that relevant party, it is referred to herein as "Negative Derivative Exposure".

"Designated Person" is defined in Section 12.1.30(a).

"Discount Note" means a non-interest-bearing promissory note (within the meaning of the Bills of Exchange Act (Canada)) or depository note (within the meaning of the Depository Bills and Notes Act (Canada)) denominated in Canadian Dollars issued by the Borrower to a Non-Acceptance Lender to evidence a BA Equivalent Advance.

"Documentary Credit" means a documentary or trade letter of credit, including any replacements, renewals and amendments, issued or deemed to be issued by a Lender pursuant to this Agreement.

"DOL" means the United States Department of Labour and any Person succeeding to the functions thereof.

"Draft" means a blank non-interest bearing bill of exchange (within the meaning of the Bills of Exchange Act (Canada)) or a blank depository bill (within the meaning of the Depository Bills and Notes Act (Canada)), as applicable, drawn by the Borrower, made payable to the Borrower, bearer or a clearing house bearing such distinguishing letters and numbers and being in such form as each Lender may require.

"Drawdown" means a new Advance which is not derived from a Conversion or Rollover.

"Drawdown Date" means any day on which a Drawdown takes place.

"EBITDA" of any Person for any Test Period means the amount of the consolidated net income of that Person for that Test Period determined in accordance with US GAAP ("Net Income") adjusted (without duplication) as follows:

         (i) the following amounts (without duplication) shall be added to Net Income to the extent they were deducted in computing Net Income, namely: (A) interest expense, (B) income taxes,
                  (C) depreciation and amortization expense, (D) non-cash expenses resulting from employee or management compensation, including the grant of stock options or Capital Stock to employees, (E) extraordinary charges, (F) losses realized upon the disposition of capital property, (G) expenses representing the implied interest component under any "synthetic lease" obligations, (H) foreign exchange translation losses, (I) losses on the purchase or redemption of securities and (J) goodwill write-downs;

         (ii) the following amounts (without duplication) shall be deducted from Net Income to the extent they were added in computing Net Income, namely: (A) extraordinary income or gains, (B) gains realized upon the disposition of capital property, (C) foreign exchange translation gains, (D) gains on the purchase or redemption of securities and (E) dividends received on Capital Stock of Persons that are not Subsidiaries;

         (iii) the EBITDA during such period attributable to any Subsidiaries acquired by that Person during that Test Period shall be included on a pro forma basis for that Test Period (assuming such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of that Test Period); and

         (iv) the EBITDA during such Test Period attributable to any Subsidiary disposed of by that Person during that Test Period shall be excluded on a pro forma basis for that Test Period (assuming such disposition and the repayment of any applicable Indebtedness in connection therewith occurred on the first day of that Test Period).

"Enforcement Event" means any of (i) the occurrence of an Event of Default referred to in Subsection 14.1.10, (ii) the declaration by the Agent that the Loan Obligations owing to the Senior Lenders are or have become due and payable before their stated maturity or before the regularly scheduled dates of payment of such Loan Obligations by reason of any Event of Default, (iii) the exercise of any set-off rights by any Senior Lender by reason of the occurrence of any Event of Default or (iv) the commencement of any enforcement proceedings under or pursuant to any Loan Document by any Senior Lender.

"Environment" means the ambient air, all layers of the atmosphere, surface, water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and includes indoor spaces.

"Environmental Law" means any Applicable Law relating to the Environment, Hazardous Materials or occupational health or safety which applies to the Business Affairs of any particular Person.

"Equivalent Amount" on any date means the amount in a specified currency which would result from the conversion of a specified amount in another currency at the Spot Rate.

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower,
(c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, in each case which are treated as a single employer under Section 414 of the Internal Revenue Code, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above; and (d) any other Person which is required to be aggregated with the Borrower pursuant to regulations promulgated under Section 414(o) of the Internal Revenue Code.

"Event of Default" means any default, breach, failure, event, state or condition described in Section 14.1; an Event of Default which occurs or exists at any time shall be deemed to be continuing at all times thereafter unless it is expressly waived in writing by the Required Lenders, whether or not the default, breach, failure, event, state or condition that gave rise to such Event of Default is remedied at any time.

"Executive Order" is defined in Section 12.1.30(a).

"Federal Funds Rate" on any day means the percentage rate per annum determined by the Agent to be equal to the weighted average (rounded up to two (2) decimal places) of the interest rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or for the preceding New York Banking Day, if such day is not a New York Banking Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a New York Banking Day, the average (rounded up to two (2) decimal places) of the quotations at approximately 10:00 a.m. on such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

"Fees" means Stamping Fees, Commitment Fees and fees payable under Section 4.5 in respect of Standby Instruments.

"Final Judgment" means a final Award from which no appeal may be made or the applicable appeal periods have lapsed without any appeal therefrom having been perfected.

"Finance Documents" at any time means the Loan Documents and the Qualified Hedge Agreements in effect at that time.

"Finance Obligations" means Loan Obligations and Qualified Hedge Obligations, and any item or part of any thereof.

"Finance Parties" means the Agent, the Lenders and the Qualified Hedge Counterparties, or (as the context so admits) each and any of them.

"Finance Party's Own Taxes" means Taxes imposed on a Finance Party by a Governmental Body of a jurisdiction in which the Finance Party is subject to taxation by reason of the fact that the Finance Party: (i) is incorporated or formed under the laws of that jurisdiction or any political subdivision thereof, (ii) has a permanent establishment or a fixed place of business in that jurisdiction or (iii) is resident or carrying on a trade or business in that jurisdiction, but excluding, for greater certainty, Taxes levied only by reason of the fact that the Finance Party has executed, delivered or performed its obligations under, has received or is entitled to receive payments under, or has enforced, any Finance Document.

"Finance Related Agreements" and "FINANCE RELATED AGREEMENTS" has the defined meaning assigned to "FINANCE RELATED AGREEMENTS" in Subsection 16.15.1.

"Financial Hedge Agreements" means Derivatives entered into by a Restricted Group Member in order to protect or hedge such Restricted Group Member against fluctuations in interest rates or currency exchange rates and not for speculative purposes.

"Fiscal Quarter" means one of the four (4) three-month accounting periods of the Borrower comprising a Fiscal Year.

"Fiscal Year" means the 12 month accounting period of the Borrower which, as at the date hereof, ends on December 31st of each calendar year.

"Floating Rate" means the Canadian Prime Rate or US Base Rate, as the context requires;

"Floating Rate Loan" means a Canadian Prime Rate Loan or US Base Rate Loan, as the context requires.

"Governmental Body" means any international tribunal, agency, body, commission or other authority (including that of any union of nations), any government, executive, parliament, legislature or local authority, or any governmental body, ministry, department or agency or regulatory authority, court, tribunal, commission or board of or within Canada, the United States of America or any other foreign jurisdiction, or any political subdivision of any thereof or any authority having jurisdiction therein.

"Guarantee" means a guarantee of, inter alia, the Finance Obligations of the Borrower duly completed and executed by a Guarantor in favour of the Finance Parties substantially in the form agreed between the Borrower and the Required Lenders on the date hereof (or in such other form to substantially similar effect as the Agent may accept).

"Guarantors" means (i) Computer Composition of Canada Inc., Ashton-Potter Canada Ltd., Ashton-Potter [USA] Ltd., Pro-Image Corporation, Metaca Corporation, MDC/KBP Acquisition Inc., Placard Pty. Ltd. and MDC USA Holdings Inc. and (ii) each additional Restricted Group Member that hereafter provides a Guarantee pursuant to this Agreement.

"Hazardous Materials" means any pollutant or Contaminant, including any hazardous, dangerous, registrable or toxic chemical, material or other substance within the meaning of any Environmental Law, including urea formaldehyde foam type of insulation, asbestos or asbestos containing materials, polychlorinated biphenyls (PCB's) or PCB contaminated fluids.

"Holding Body Corporate" of any Person means another Person that Controls that Person.

"Hostile Take-Over Bid" means a Take-Over Bid by any Restricted Group Member or in which any Restricted Group Member is involved, in respect of which the board of directors (or equivalent governing body) of the target entity has recommended against acceptance of such Take-Over Bid to the target entity's Capital Stock holders or which is similarly opposed or contested.

"Immaterial" means does not, and could not reasonably be expected to, have a Material Adverse Effect.

"Immaterial Amendment" means any change which, in the opinion of the Required Lenders acting reasonably, could not reasonably be expected to (i) have a material adverse effect on any of the rights or obligations of any Restricted Group Member, (ii) change the business, assets, operations, liabilities or financial condition of any Restricted Group Member or any Person in which a Restricted Group Member has made an Investment, or the manner in which any Investment in or any distribution or return of capital on any Investment in any such Restricted Group Member or Person is to take place, as contemplated by the Constitutional Documents and agreements (including Acceptable LLC Agreements) governing such matters (including matters governing Deferred Acquisition Consideration and Put/Call Obligations) prior to such change, in a manner that is material to the credit assessment of the Restricted Group made by any Lender, (iii) change the nature, scope or extent to which any transaction is permitted or restricted under this Agreement, any Acceptable LLC Agreement or any similar such agreement or (iv) have a Material Adverse Effect.

"Impermissible Qualification" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of any Restricted Group Member or other Person, any qualification or exception to such opinion or report:

         (a)      which is of a "going concern" or similar nature;

         (b) which relates to any limited scope of examination of matters relevant to that financial statement; or

         (c) which relates to the treatment or classification of any item in that financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 13.3.

"Income Taxes" means taxes based on or measured by income or profit of any nature or kind, including Canadian federal and provincial income taxes and similar such taxes imposed by any foreign jurisdiction (including any union of nations).

"Indebtedness" of any Person at any time means obligations of such Person or any of its Subsidiaries (without duplication) to pay (in whole or in part) any of the following amounts at such time:

         (a)      Debt;

         (b) amounts, actual or contingent, matured or unmatured, payable under, by reason of, or otherwise in respect of, any bankers' acceptance, standby credit or bank guarantee;

         (c) amounts, actual or contingent, matured or unmatured, payable under, by reason of, or otherwise in respect of any sale of promissory notes, sale of accounts, factoring, securitization or discounting arrangement to the extent recourse to that Person or any Subsidiary of it exists to recover such amounts;

         (d) the principal amount of, and any premiums and capitalized interest payable in respect of, the deferred purchase price of property or services;

         (e) the principal amount of, and any premiums and capitalized interest payable in respect of, amounts payable under, by reason of, or otherwise in respect of any Lien upon any property acquired (whether or not assumed);

         (f)      Positive Derivative Exposure;

         (g) amounts, actual or contingent, matured or unmatured, payable under, by reason of, or otherwise in respect of, any (i) standby credit, bank guarantee or performance bond, (ii) Sale/Lease-Back Transaction or (iii) so-called "synthetic lease" transaction;

         (h)      the redemption or retraction price of any Preferred Shares;

         (i) the capital portion of any other obligation that is not Debt having the commercial effect of borrowing;

         (j)      Deferred Acquisition Consideration;

         (k) the current portion of Put/Call Obligations that is no longer contingent and in respect of which any Restricted Group Member has received notice from a Minority Stockholder requiring payment; or

         (l) any amount payable under any direct or indirect guarantee of any amount of the nature described in any of paragraphs (a) to (k) above (including any guarantee by any Restricted Group Member referred to in Subsection 13.2.2(c) in relation to amounts that are no longer contingent and in respect of which any Maxxcom Group Member or such guarantor has received notice from a Person referred to in clause (i) thereof requiring payment).

For certainty, reserves for deferred taxes or general contingencies, current trade payables which are payable on customary or usual trade terms, current expenses (other than interest expense) accrued in the ordinary course of conducting business and current payments under operating leases, for any current fiscal period, and customer advance payments and deposits received in the ordinary course of conducting the Restricted Group's Business, are not Indebtedness. Wherever in this Agreement the amount of any Indebtedness is required to be determined or measured, the amount of any Indebtedness referred to in any of clauses (ii) and (iii) of paragraph (g) above shall be equal to the amount obtained by aggregating the present values of each amount payable under or otherwise in respect thereof at the discount rate which would be applied under US GAAP if such Indebtedness were a capital lease. In addition, "Indebtedness" of any Person includes Indebtedness described in (a) to (k) above that would not appear as a liability on the consolidated balance sheet of such Person if (1) such Indebtedness is the obligation of a partnership or a joint venture that is not a Subsidiary of such Person (a "Joint Venture"),
(2) such Person or a Subsidiary of it is a general partner of the Joint Venture (a "General Partner") and (3) there is recourse, by agreement or operation of law, with respect to the payment of such Indebtedness to the property or assets of such Person or a Subsidiary of it; and such Indebtedness shall be included in an amount equal to (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by agreement of operation of law, to the property or assets of such Person or a Subsidiary of it (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Indebtedness that is recourse to such Person or any Subsidiary of it, if the Indebtedness is evidenced by a writing and is for a determinable amount.

"Intellectual Property Rights" means all trade secrets, confidential information and know-how, Software, patents, trade marks, patent or trade mark rights, registrations and applications, designs, logos, indicia, trade names, corporate names, company names, business names, trade styles, business identifiers, fictitious business names or characters, copyrights, copyright applications, integrated circuit topography rights, registrations and applications, semi-conductor chip rights, design rights, registrations and applications, design patents and other industrial designs, goodwill, letters patent and other industrial or intellectual property of whatever kind in which any Restricted Group Member now or hereafter has rights, and any item or part thereof, and each and every such right.

"Interest Coverage Ratio" for any Test Period means the ratio for that Test Period of (i) Adjusted EBITDA of the Restricted Group divided by (ii) Interest Expense.

"Interest Expense" for any Test Period means the total combined interest expense of the Restricted Group for that Test Period determined on a Modified Consolidated Basis, including capitalized interest, dividends on Preferred Shares and all but the principal component of rentals in respect of capital leases, adjusted (to the extent applicable) in accordance with the net payments made by each Restricted Group Member pursuant to Financial Hedge Agreements and including interest expense actually paid in cash (as opposed to Capital Stock) attributable to convertible debentures and other like instruments which, in accordance with US GAAP, would be included in shareholders equity in the consolidated balance sheet of the Borrower, but excluding amortization of deferred financing costs, and any other amounts of non-cash payments of interest.

"Interest Payment Date" means:

         (a) with respect to each Floating Rate Loan or any amount on which interest is payable under Subsection 7.1.4 and any period of time elapsed in any calendar month, the third Business Day of the immediately following calendar month; and

         (b) with respect to each Libor Loan, the last day of each Interest Period applicable to it and, with respect to each Libor Loan with an Interest Period longer than three (3) months, each day that falls every three (3) months after the commencement of that Interest Period (or the next following Business Day if any such day is not a Business Day) during that Interest Period.

"Interest Period" means for any Libor Loan, the period of one (1), two (2), three (3) or six (6) months, as selected by the Borrower in a Borrowing Request commencing on each Borrowing Date of such Libor Loan, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended or shortened in accordance with the Modified Following Business Day Convention.

"Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States of America, as amended, and any regulations or guidance promulgated thereunder.

"Investment" means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable on customary or usual terms arising in the ordinary course of business) or contribution of capital to any other Person or any acquisition of Capital Stock, deposit accounts, certificates of deposit, mutual funds, bonds, notes, debentures or other securities of any other Person or any structured notes or Derivatives. Whenever in this Agreement the amount of any Investment is required to be determined or measured such amount shall be the original principal or capital amount thereof, less all returns of principal or equity thereof, but not interest, dividends or other distributions of income paid thereon, and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment, as determined in good faith by the Borrower and confirmed by the Auditors.

"IP License" means a license of a right to use Intellectual Property Rights.

"IRS" means the Internal Revenue Service of the United States of America and any Person succeeding to the functions thereof.

"Issuing Bank" in relation to a Standby Instrument means the Lender that issued, is deemed to have issued or is to issue (as the context requires) that Standby Instrument pursuant to this Agreement.

"KBP Group" at any time means MDC/KBP Acquisition Inc., KBP Holdings LLP, Kirshenbaum Bond & Partners LLP, Dotglu LLC, Kirshenbaum Bond & Partners West and their respective Subsidiaries, and "KBP Group Member" means any member of the KBP Group.

"Lead Arranger and Sole Bookrunner" means The Toronto-Dominion Bank.

"Lender" means (i) each Person listed as a Lender in the signature pages of this Agreement, (ii) each Transferee of each Person referred to in clause (i) of this definition relative to its rights and obligations under the Credit Facilities and (iii) any immediate or subsequent Transferee of such Transferee relative to such rights and obligations.

"Lender Hedging Affiliate" means a financial institution which (i) is an Affiliate of a Lender at the time it has entered into a Financial Hedge Agreement with a Restricted Group Member and (ii) has executed and delivered to the Agent an Adhesion Contract.

"Lenders' Counsel" means (i) in the Province of Ontario, the firm of Fasken Martineau DuMoulin LLP, (ii) in the United States of America, Sidley Austin Brown & Wood LLP, (iii) in each other relevant jurisdiction, such local legal counsel as the Agent may designate as the Lenders' legal counsel in that jurisdiction, and (iv) in each case, such replacement or additional firm as the Agent may designate from time to time as the Lenders' legal counsel.

"Lending Office" of a Lender means the office of that Lender which that Lender notifies to the Agent from time to time as being the office to and from which notices and payments to and by it are to be made pursuant to this Agreement.

"Letter of Guarantee" means a bank guarantee, including any replacements, renewals and amendments, issued or deemed issued pursuant to this Agreement.

"LIBOR" for each Interest Period of each Libor Loan means the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays or publishes the British Bankers' Association Interest Settlement Rate for the currency of such Libor Loan (being currently "3750") for such Interest Period as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period and for a period similar to such Interest Period or, if such page or service shall cease to be displayed or published, such other page or such other service for the purpose of displaying or publishing the British Bankers' Association Interest Settlement Rate for US Dollar deposits as the Agent shall select. If no quotation for US Dollar deposits for any Interest Period is displayed or published to permit the Agent to determine LIBOR in accordance with the foregoing, LIBOR will be determined by the Agent with reference to the rate (rounded up to two decimal places) quoted by each Lender as the rate at which that Lender was offering US Dollar deposits in a representative amount to prime banks in the London interbank market for such Interest Period as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period.

"Libor Loan" means an Advance made under the Revolving Facility by way of loan in United States Dollars upon which interest shall be calculated in accordance with the applicable provisions of this Agreement with reference to LIBOR.

"Lien" means (i) any right of set-off intended to secure the payment or performance of an obligation, (ii) any interest in property created by way of mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest, hire purchase agreement, conditional sale agreement, Sale/Lease-Back Transaction, deposit arrangement, title retention, capital lease or discount, factoring or securitization arrangement on recourse terms,
(iii) statutory deemed trust or lien, (iv) any preference, priority, adverse claim, levy, execution, seizure, attachment, garnishment or other encumbrance which binds property, and (v) any agreement to grant any of the foregoing rights or interests described in clauses (i) to (iii) of this definition.

"Lists" is defined in Section 12.1.30(a).

"Litigation" means any grievance, investigation, litigation, legal action, lawsuit, mediation, alternative dispute resolution proceeding or other proceeding (whether civil, administrative, quasi-criminal or criminal) by or before any Governmental Body, arbitrator or other decision-making authority.

"Loan" means a Libor Loan or Floating Rate Loan, as the context requires.

"Loan Documents" means, collectively, this Agreement, each Guarantee, the Security Documents, the Agency Fee Agreement, the Post-Closing Undertaking and each other agreement, document or instrument delivered to or for the benefit of the Senior Lenders pursuant to or otherwise in connection with any of this Agreement, each Guarantee, the Security Documents, the Agency Fee Agreement and the Post-Closing Undertaking.

"Loan Obligations" means the Indebtedness and other obligations of each Restricted Group Member owing to the Senior Lenders incurred under or pursuant to this Agreement or any other Loan Document, and any item or part of any thereof, but excluding Indebtedness arising under any Guarantee to the extent it solely relates to any Financial Hedge Agreement. For certainty, "Loan Obligations" shall include interest accruing subsequent to the commencement of, or which would have accrued but for the commencement of, any Bankruptcy Proceeding in accordance with and at the rate (including the Default Rate to the extent lawful) specified herein or in another applicable Loan Document, whether or not such interest is an allowable claim in such Bankruptcy Proceeding.

"Loan Transfer Agreement" has the defined meaning assigned in Subsection
16.10.4.

"London Banking Day" means a day on which dealings in US Dollar deposits by and between banks may be transacted in the London interbank market.

"Majority Lenders" at any time means Lenders whose Commitments collectively amount to at least 66-2/3% of the Total Commitments, unless an Enforcement Event has occurred which has not been waived by the Required Lenders, in which event "Majority Lenders" at any time thereafter means Lenders whose shares in outstanding Advances under the Credit Facilities collectively amount to at least 66-2/3% of the total Outstanding Amount of such Advances.

"Material Adverse Change" means any change, effect, event, occurrence or change in condition or fact, that has, or could reasonably be expected to have, a Material Adverse Effect.

"Material Adverse Effect" means an effect which:

         (a) impairs, in a material adverse way, any Specified Restricted Group Member's ability to perform its Finance Obligations;

         (b) prejudices, restricts or renders unenforceable or ineffective, in a material adverse way, any Guarantee or other Security or any of the rights intended or purported to be granted under or pursuant to any Finance Document by any Specified Restricted Group Member to or for the benefit of the Finance Parties;

         (c) results in a material adverse change in any of the Business Affairs of any Specified Restricted Group Member; or

         (d) results in a loss, diminution or destruction of any substantial part of the Business Assets (either physically or in value) of any Restricted Group Member by an amount of at least the Threshold Amount which is not substantially compensated for by insurance or expropriation proceeds.

For the purposes of this definition, "Specified Restricted Group Member" means
(i) the Borrower, (ii) any Secure Products International Group Member and
(iii) any other Restricted Group Member (A) whose Business Affairs contributed at least the Threshold Amount to the computation of Adjusted EBITDA of the Restricted Group for the Test Period most recently completed and reported upon in a Compliance Certificate delivered to the Lenders pursuant hereto (the "Latest Test Period"), (B) that has combined shareholders equity and retained earnings in excess of the Threshold Amount as at the end of the Latest Test Period, (C) that is party to any Material Contract or Material IP License or
(D) that owns or has a permanent right to use any Material Intellectual Property Rights. The final determination as to whether or not any particular effect is a Material Adverse Effect will be made by the Required Lenders acting in good faith.

"Material Contract" means any agreement between any Restricted Group Member and a customer of any Restricted Group Member that gives rise to payments to the Restricted Group of more than the Threshold Amount per annum.

"Material IP License" means any IP License that requires payments by or to any Restricted Group Member of more than the Threshold Amount per annum or is otherwise designated as a "Material IP License" by the Required Lenders.

"Material Intellectual Property Rights" means any item of Intellectual Property Rights that generates revenues to the Restricted Group of more than the Threshold Amount per annum or is otherwise designated as "Material Intellectual Property Rights" by the Required Lenders.

"Maturity Date" in relation to the Revolving Facility or the Swing Line means May 31, 2005 or, if such date is not a Business Day, the preceding Business Day.

"Maxxcom" means Maxxcom Inc., a corporation incorporated and existing under the laws of the Province of Ontario as at the date hereof.

"Maxxcom Group" at any time means Maxxcom and each of its Subsidiaries which at no time was a Restricted Group Member or a Subsidiary of the Borrower that was at any time a Restricted Group Member.

"Minority Stockholder" means (i) any Person that is not a Restricted Group Member, deals at arm's length with the Restricted Group and holds Capital Stock in a Restricted Group Member acquired before that Restricted Group Member first became a Restricted Group Member and (ii) any transferee in accordance with the provisions of an Acceptable LLC Agreement of a Person referred to in clause (i) of this definition that is not a Restricted Group Member relative to any Capital Stock in a Restricted Group Member referred to in clause (i) of this definition and that deals at arm's length with the Restricted Group.

"Modified Consolidated Basis" means quarterly or annual, as the context requires, consolidated financial statements reflecting the results of the Restricted Group based upon the unconsolidated financial statements of the Borrower and the consolidated financial statements of all Subsidiaries that are Secured Group Members from time to time, and (i) excluding, for greater certainty, the financial statements of all Subsidiaries that are not Secured Group Members, and (ii) accounting for Maxxcom and 1208075 Ontario Limited as a portfolio investment on a cost basis and not as a Subsidiary.

"Modified Following Business Day Convention" means such convention as referred to and defined in the 2000 ISDA Definitions and for such purpose "Business Day" as referred to therein shall mean a Business Day as defined in this Agreement.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by any Restricted Group Member or any ERISA Affiliate.

"Net Acceptance Proceeds" means the cash proceeds realized on the issuance and sale of an Acceptance pursuant to this Agreement after deduction of the Stamping Fee.

"Net Asset Disposal Proceeds" means the gross proceeds in cash or Cash Equivalents realized by any Restricted Group Member on disposal of any of its Business Assets (other than inventory and equipment disposals in the ordinary course of conducting day-to-day operations), less all (i) costs of disposal, including legal, accounting and investment banking fees and brokerage and sales commissions paid to Unrelated Parties, (ii) any relocation expense incurred as a result thereof, (iii) all Taxes (to the extent such Taxes will actually be paid (after applying any available tax credits, loss carryforwards or deductions and any tax sharing agreements) during or in respect of the Fiscal Year in which such disposal took place) paid or estimated to be paid in respect of such disposal and (iv) the amount of any Indebtedness (excluding Secured Obligations) secured by a Permitted Lien on such Business Assets owing to any Unrelated Party which is paid or required to be paid under the agreement governing the repayment of such Indebtedness by reason of such disposal.

"New York Banking Day" means a day on which banks generally are open for the conduct of commercial lending and foreign exchange business in New York City.

"Non-Acceptance Lender" has the defined meaning assigned to it in Section
5.10.

"Non-US Employee Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees or former employees of any Restricted Group Member or any employee benefit plan in relation to which any Restricted Group Member has a liability or potential liability, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

"Non-US Pension Plan" means any Non-US Employee Benefit Plan which is a pension plan as defined in Section 3(2) of ERISA but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA and which under applicable local law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Body and includes a "pension plan" or "plan" which is subject to the funding requirements of the Pension Benefits Act (Ontario) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees resident in Canada of any Restricted Group Member.

"Note" means any promissory note issued at the request of a Lender pursuant to Subsection 16.7.2 substantially in the form of Schedule 16.7.2.

"OFAC" is defined in Section 12.1.30(a).

"OFAC Laws and Regulations" is defined in Section 12.1.30(a).

"Order" means any order, directive, direction or request of any Governmental Body, arbitrator or other decision-making authority of competent jurisdiction.

"Outstanding Amount" when used in relation to any outstanding Advance at any time means:

         (a)      its aggregate face amount if it is an issue of Acceptances;

         (b) its outstanding principal balance if it is a Canadian Prime Rate Loan;

         (c) its Standby Instrument Exposure if it is a Standby Instrument denominated in Canadian Dollars;

         (d) the Equivalent Amount in Canadian Dollars of its outstanding principal balance if it is a Libor Loan denominated in US Dollars or a US Base Rate Loan; and

         (e) the Equivalent Amount in Canadian Dollars of its Standby Instrument Exposure if it is a Standby Instrument denominated in foreign currency,

and when used in relation to a Lender's share in any outstanding Advance at any time it means such Lender's Rateable Share of the Outstanding Amount of such Advance.

"Participant" has the defined meaning assigned in Subsection 16.10.3.

"Participating Capital Stock" means Capital Stock of a Person which carries rights to distribution of profits or gains realized by that Person and to the assets of such Person on dissolution or winding-up.

"Payment in Full" in relation to any Finance Obligations owing to any Finance Party means permanent, indefeasible and irrevocable payment in cash (or other freely available funds transfer as may be expressly provided for in the Finance Documents to which that Finance Party is party) to that Finance Party in full of such Finance Obligations owing to that Finance Party in accordance with the express provisions of the Finance Documents to which that Finance Party is party, without regard to any compromise, reduction or disallowance of all or any item or part thereof by virtue of the application of any bankruptcy, insolvency or other similar such laws, any law affecting creditors' rights generally or general principles of equity, and the cancellation or expiry of all Commitments (if any) of that Finance Party; and "paid in full" shall (to the extent the context so admits) be construed in like manner.

"PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

"Period End Date" means the last day of an Interest Period of a Libor Loan or of the Term of an issue of Acceptances, as the context requires.

"Permitted Investments" means Investments of any Restricted Group Member permitted by Subsection 13.2.7.

"Permitted Liens" means:

         (a) liens in respect of Statutory Prior Claims, but only if the obligations secured by such liens are paid when due;

         (b) liens for assessments or governmental charges or levies which are paid when due or, if overdue, the validity or amount of which is being contested in good faith by appropriate proceedings and in respect of which adequate steps have been taken (which may include cash being paid to or pledged with the relevant Governmental Body) to prevent penalties from being imposed, interest from accruing and the commencement or continuation of enforcement proceedings and adequate reserves in accordance with US GAAP have been recorded on the consolidated balance sheet of the Borrower;

         (c) construction, mechanics, carriers, warehousemen's, storage, repairers and materialmen's liens but only if the obligations secured by such liens are paid when due and no Lien has been registered against any Business Assets of any Restricted Group Member or if a Lien has been registered, same is being vigorously defended in good faith by appropriate proceedings and appropriate steps have been taken to prevent any disposal of such Business Assets;

         (d) easements, encroachments, rights of way, servitudes, restrictive covenants or other similar rights in land granted to or reserved by other Persons, rights of way for sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which easements, encroachments, rights of way, servitudes, restrictive covenants, other similar rights and restrictions do not, in the aggregate, impair the conduct of the business of any Restricted Group Member or impair the validity, priority or realizable value of the Security;

         (e) the right (so long as it is not exercised) reserved to or vested in any Governmental Body by the terms of any Authorization acquired by any Restricted Group Member or by any statutory provision, to terminate any such Authorization, or to require annual or other periodic payments as a condition of the continuance thereof or to distrain or obtain a charge on any Business Asset of any Restricted Group Member in the event of a failure to make such annual or periodic payments or to comply with the terms thereof;

         (f) any rights of expropriation, access or user or other similar such rights conferred or vested on public authorities by or under statutes of Canada or any foreign jurisdiction or any political subdivision of any thereof, provided they are not exercised;

         (g) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

         (h) defects or irregularities in title which are of a minor nature and which do not, and are not reasonably likely to, in the aggregate materially impair the value or the use of any Business Assets affected thereby for the purposes for which it is held by any Restricted Group Member;

         (i) all applicable governmental orders, laws, bylaws and regulations which have been complied with in all respects or any contraventions of which do not, and could not be reasonably expected to, adversely affect the use or intended use of any Business Assets of any Restricted Group Member;

         (j) liens arising from court or arbitral proceedings, provided that the claims secured thereby are being contested in good faith by the relevant Restricted Group Member, execution thereon has been stayed and continues to be stayed and such liens do not, in the aggregate, detract from the value of any material Business Asset of any Restricted Group Member or impair the use thereof in the conduct of business of any Restricted Group Member;

         (k) deposits of cash securities in connection with any appeal, review or contestation of any security or lien, or any matter giving rise to any security or lien, described in paragraph (j) above;

         (l) any agreement or arrangement pursuant to which a Restricted Group Member pledges cash to any insurer, guarantor, third party contractor, public utility or Governmental Body made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than contracts of Indebtedness), leases, customs duties and other similar obligations;

         (m) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of combination of accounts or similar rights in the ordinary course of conducting day-to-day banking business in relation to deposit accounts or other funds maintained with a creditor depository institution (collectively, "Banker's Liens") provided that such Banker's Liens (A) do not relate to any deposit account that is a dedicated cash collateral account which is subject to restrictions against access by the depositor or account holder, (B) do not relate to any deposit account intended by the depositor or account holder to provide collateral to the depository institution, and (C) are not intended directly or indirectly to secure the payment or performance of Indebtedness or any other obligation;

         (n) the reversionary interests of landlords under operating leases of real property (that are not capital leases and do not create Indebtedness) with a Restricted Group Member as tenant;

         (o) the tenancy rights of tenants under operating leases of real property (that are not capital leases and do not create Indebtedness) with a Restricted Group Member as landlord;

         (p) the interests (including Liens in the property leased and any insurance related thereto) of lessors under operating leases of property (that are not capital leases and do not create Indebtedness);

         (q) Liens over specific items of property (as opposed to Liens over all or any substantial part of the undertaking, property and assets of a Restricted Group Member), excluding the Capital Stock of any Restricted Group Member, in favour of Unrelated Parties securing Indebtedness outstanding at any time for the entire Restricted Group in an aggregate amount not exceeding USD7,500,000;

         (r)      the Liens listed in Schedule 13.3.4;

         (s)      the Liens created by the Security; and

         (t) such other Liens securing such obligations as may be approved by the Required Lenders from time to time.

"Person" means an individual, corporation, company (limited, unlimited, unlimited liability or other), limited liability corporation, other body corporate, estate, limited or general partnership, trust, trustee, joint venture, other legal entity, unincorporated association or Governmental Body.

"Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which any Restricted Group Member or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

"Post-Closing Undertaking" means the post-closing undertaking of even date herewith between the Borrower and the Agent regarding the unsatisfied conditions precedent on the date hereof.

"Preferred Shares" means Capital Stock of a specified Person that may be redeemed by that Person or that are retractable at the option of the holder.

"Put/Call Obligations" means any amount, actual or contingent, matured or unmatured, which is owing by any Restricted Group Member to a Person that is not a Restricted Group Member on account of the purchase, repurchase, redemption, retraction or other acquisition of, or other distribution in respect of, Capital Stock of a Restricted Group Member; provided that the amounts referred to in this definition are payable in accordance with an Acceptable LLC Agreement.

"Qualified Hedge Agreement" means (i) a Financial Hedge Agreement which is entered into by a Restricted Group Member to protect that Restricted Group Member against fluctuations in interest rates or currency exchange rates relating to Debt of that Restricted Group Member and (ii) a spot or forward foreign exchange contract entered into to pay or hedge the actual or anticipated operating or capital expenditures, operating revenues or capital receipts of a Restricted Group Member denominated in foreign currency.

"Qualified Hedge Counterparty" at any time means a Lender or Lender Hedging Affiliate that is party to a Qualified Hedge Agreement at that time.

"Qualified Hedging Obligations" means the Indebtedness and other obligations of each Restricted Group Member owing to the Finance Parties incurred under, pursuant to or otherwise in respect of Qualified Hedge Agreements, including any Guarantee thereof, and any item or part of any thereof. For certainty, "Qualified Hedge Obligations" shall include interest accruing subsequent to the commencement of, or which would have accrued but for the commencement of, any Bankruptcy Proceeding, in accordance with and at the rate (including any applicable default rate to the extent lawful) specified herein or in another applicable Finance Document, whether or not such interest is an allowable claim in such Bankruptcy Proceeding.

"Quotation Date" means, (i) in relation to any Interest Period, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in US Dollars for delivery on the first day of that Interest Period and (ii) in relation to any Term, the day on which quotations would ordinarily be given by banks listed in Schedule I, II and III of the Bank Act (Canada) for bid rates for bankers' acceptances issued by them; provided that, if, for any such Interest Period or Term, quotations would ordinarily be given on more than one date, the Quotation Date for that Interest Period or Term shall be the last of those dates. As of the date hereof (A) the Quotation Date for an Interest Period relating to a Libor Loan is two London Banking Days' prior to the first day of that Interest Period and
(B) the Quotation Date for the Term of an issue of Acceptances is the first day of that Term.

"Rateable Share" of any Lender means:

         (a) in relation to any outstanding Advance, the proportion borne by such Lender's share of the Advance to the full amount of such Advance;

         (b) in relation to the Revolving Facility, the proportion borne by such Lender's Revolving Commitment to the Total Revolving Commitment; and

         (c) in relation to the Credit Facilities or any other matter, the proportion borne by such Lender's Commitment to the Total Commitments.

"Reference Lender" means The Toronto-Dominion Bank acting in its capacity as reference lender in relation to the Credit Facilities, or (as the context requires) any replacement for such reference lender appointed pursuant to Subsection 15.15.2.

"Registration" means any notice to or filing, recording or registration with any Governmental Body having jurisdiction with respect to any specified Person, transaction or event, or any of such Person's Business Affairs; and "register" shall (to the extent the context so admits) be construed in like manner.

"Regulation U" means Regulation U of the Board of Governors of the US Federal Reserve System as from time to time in effect.

"Regulation X" means Regulation X of the Board of Governors of the US Federal Reserve System as from time to time in effect.

"Repayment Notice" means a duly completed notice in the form of or to substantially similar effect as Schedule 8.8 signed by the Borrower and delivered to the Agent pursuant to Section 8.8.

"Reportable Event" means the occurrence of any of the events described in
Section 4043(c) of ERISA.

"Representative" of any Person means any director, officer, employee, agent, legal counsel, accountant, financial advisor, expert, manager, consultant or other representative appointed, engaged or employed by such Person.

"Required Lenders" means the Majority Lenders, except for those matters specified in Subsection 15.18.2 as requiring the unanimous consent of all Lenders, in which case it means all Lenders.

"Restricted Group" means the Borrower and (i) each Secure Products International Group Member, (ii) each KBP Group Member, (iii) each other present and future Wholly-owned Subsidiary of the Borrower, excluding the Maxxcom Group, (iv) each Person referred to in Subsection 13.2.7(f) and (v) other Subsidiaries of the Borrower as the Borrower may designate and the Required Lenders may accept from time to time, and "Restricted Group Member" means any of them.

"Restricted Group's Business" means the business engaged in by the Restricted Group which is comprised of the Core Business and business activities necessarily incidental thereto.

"Restricted Group's Facilities" means all real property and rights therein of any Restricted Group Member and all buildings, plants, infrastructure and other facilities located thereon and all other machinery and equipment owned, leased, managed, controlled or operated by any Restricted Group Member or for which any Restricted Group Member is otherwise obligated under Environmental Law.

"Revolving Commitment" of any Lender means the maximum portion of the Revolving Facility which such Lender has agreed to make available to the Borrower as set out opposite its name under the "Revolving Commitment" column in Schedule 1.1 "Commitments", or as set forth in any Loan Transfer Agreement, as such amount may be modified from time to time pursuant to the provisions of this Agreement.

"Revolving Facility" means the credit facility established in favour of the Borrower under Article 2.

"Rollover" means (i) the continuation on the Period End Date of an outstanding Libor Loan (or a portion thereof) for another Interest Period or (ii) a new issue of Acceptances on the Period End Date of an outstanding issue of Acceptances in an aggregate face amount equal to the aggregate face amount of such outstanding issue of Acceptances (or a portion thereof) provided that the entire Net Acceptance Proceeds derived from such new issue of Acceptances are used to pay, to the extent thereof, such outstanding issue of Acceptances (or portion thereof, as the case may be).

"Rollover Date" means a Business Day on which a Rollover of all or a portion of a Libor Loan or an issue of Acceptances is made.

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

"Sale/Lease-Back Transaction" means any transaction, series of transactions (related or not) or arrangement pursuant to which Business Assets of a Person are disposed of and are thereafter leased back, or are otherwise made available for use, to that Person.

"Sales Taxes" means sales, transfer, turnover or value added taxes of any nature or kind, including Canadian goods and services taxes and federal, state and provincial sales and excise taxes.

"SDN List" is defined in Section 12.1.30(a).

"Secure Products International Group" means MDC USA Holdings Inc., Ashton-Potter [USA] Ltd., Metaca Corporation, Placard Pty Ltd., Ashton Potter Canada Ltd. and their respective present and future Subsidiaries, and "Secure Products International Group Member" means any of them.

"Secured Group Member" means a Restricted Group Member that has granted the guarantees and Liens in favour of the Agent contemplated by Article 10.

"Secured Obligations" means Loan Obligations, Qualified Hedge Obligations and any other Indebtedness and other obligations owing to the Finance Parties, and any item or part of any thereof. For certainty, "Secured Obligations" shall include interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for or assignment in bankruptcy, in accordance with and at the rate (including any rate applicable upon any Default or Event of Default to the extent lawful) specified herein, whether or not such interest is an allowable claim in such bankruptcy proceeding.

"Security" at any time means the Liens and guarantees created (or intended by their express or implied terms to be created) by any of the Security Documents.

"Security Documents" at any time means the agreements, documents and instruments listed in Schedule 10.1 and each additional agreement, document and instrument delivered to or for the benefit of the Finance Parties at or before such time to secure or guarantee, directly or indirectly, the payment or performance of any of the Secured Obligations.

"Senior Lenders" means the Lead Arranger and Sole Bookrunner, the Agent and the Lenders, or (as the context so admits) each and any of them.

"Senior Officer" of any Person means the Chairman of the Board, the Vice Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, Managing Director, an Executive Vice President, the Treasurer, a Senior Vice President, a Vice President, the Secretary or the Controller of such Person, or any other Representative of such Person (including a Representative of another Person that is managing the business of such Person) who performs the function normally expected of an individual holding any of the aforesaid offices.

"Shareholders' Equity" at any time means the total amount of shareholders' equity (as may be adjusted from time to time to reflect amortization of intangible assets other than goodwill in accordance with US GAAP consistently applied) as such amount would be classified on the consolidated balance sheet of the Restricted Group prepared on a Modified Consolidated Basis as at such time and as shown thereon. Notwithstanding the foregoing, "Shareholders' Equity" shall exclude all convertible and subordinated debentures and other like debt instruments.

"Software" means all computer programs and databases owned by or licensed to any Restricted Group Member in whatever form and on whatever medium those programs or databases might be expressed, fixed, embodied or stored from time to time, including the object code and source code versions thereof and all corrections, updates, enhancements, translations, modifications, derivations and new versions thereof together with both the media upon or in which such software and databases are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

"Solvent" means, when used with respect to a Person, that (i) the fair saleable value of the Business Assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves), whether or not reflected on a balance sheet prepared in accordance with US GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed),
(ii) such Person is able to pay its debts or obligations in the ordinary course as they mature and (iii) in relation to any Person incorporated or formed under the laws of any jurisdiction that imposes limitations on the legality, validity, binding effect or enforceability of any guarantee by reason of a Person's unreasonably small capital (or equivalent or like criteria), such Person does not have unreasonably small capital (or equivalent or like criteria) to carry out its business as conducted and as proposed to be conducted. For the purposes of this definition (1) "debt" means liability on a "claim" and (2) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy or breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. "Solvency" shall have a correlative meaning.

"Spot Rate" as at any date with respect to the conversion of an amount in one currency (the "original currency") to another currency (the "other currency") means the noon spot rate of exchange quoted by the Bank of Canada on that date (or the preceding Business Day, if such date is not a Business Day) for the purchase of such original currency with such other currency.

"Stamping Fee" means the stamping fee payable to a Lender on an Acceptance at the time that Acceptance is issued, calculated and payable in the manner provided for in Section 5.6.

"Standby Instrument" means a Documentary Credit, Letter of Guarantee or Standby Letter of Credit, as the context requires.

"Standby Instrument Disbursement" means any amount paid by the Issuing Bank under or otherwise in respect of any Standby Instrument, including all amounts which the Borrower is obligated to indemnify the Issuing Bank against pursuant to Subsection 4.2.2.

"Standby Instrument Exposure" in relation to any Standby Instrument at any time means the maximum amount remaining available to be drawn upon under that Standby Instrument at that time.

"Standby Letter of Credit" means a standby letter of credit, including any replacements, renewals and amendments, issued or deemed issued pursuant to this Agreement.

"Statutory Prior Claims" means claims for unpaid wages, vacation pay, worker's compensation, unemployment insurance premiums, pension plan contributions, employee or non-resident withholding tax source deductions, unremitted Sales Taxes, customs duties or similar statutory obligations secured by a Lien on any Restricted Group Member's Business Assets ranking prior to or pari passu with the Security.

"Subordinated Debt" means any Debt of any Restricted Group Member which is unsecured, subordinated and postponed to the prior Payment in Full of the Secured Obligations in a manner satisfactory in form and substance to the Required Lenders.

"Subsidiary" of any Person (the "relevant party") at any time means and includes (i) any Person that is Controlled by the relevant party and a majority of whose Participating Capital Stock is at that time owned by the relevant party directly or indirectly through Subsidiaries of the relevant party and (ii) any other Person (A) the accounts of which are consolidated with those of the relevant party in the relevant party's consolidated financial statements prepared in accordance with US GAAP and (B) that is Controlled by the relevant party. A Person shall be deemed to be a Subsidiary of another Person if it is a Subsidiary of a Person that is that other's Subsidiary. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

"Swing Line" means the credit facility established in favour of the Borrower under Article 3.

"Swing Line Advance" means an Advance to the Borrower made pursuant to the Swing Line.

"Swing Line Amount" means CAD2,000,000, as such amount may be modified from time to time pursuant to the provisions of this Agreement.

"Swing Line Commitment" means the maximum amount of the Swing Line which the Swing Line Lender has agreed to make available to the Borrower pursuant to the Swing Line in the Swing Line Amount.

"Swing Line Lender" means The Toronto-Dominion Bank acting in its capacity as swing line lender under the Swing Line through its designated lending office located in Toronto, or any replacement of such swing line lender that is a Lender and is appointed pursuant to Subsection 15.15.3.

"Swing Line Loan" means a Loan owing to the Swing Line Lender under the Swing Line.

"Take-Over Bid" means a "take-over bid" as defined in the Securities Act (Ontario) except that all references to "Ontario" shall be amended to "any jurisdiction in the world".

"Taxes" means all taxes of any kind or nature whatsoever including federal large corporation taxes, provincial capital taxes, realty taxes (including utility charges which are collectible like realty taxes), business taxes, property transfer taxes, Income Taxes, Sales Taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body of or within or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon.

"Term" for any Advance by way of Acceptances means the period of one (1), two
(2), three (3) or six (6) months, as selected by the Borrower in a Borrowing Request commencing on the Borrowing Date of such Advance, provided that any Term that would otherwise end on a day which is not a Business Day shall be extended or shortened in accordance with the Modified Following Business Day Convention.

"Termination Event" means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the imposition of an obligation on the Borrower or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA or, with respect to any Non-US Pension Plan, written notice to the trustees or fiduciaries of, or members in, such plan, or to a Governmental Body of an intent to terminate such Non-US Pension Plan; (d) the institution by the PBGC or any similar Governmental Body of proceedings to terminate a Benefit Plan or any Non-US Pension Plan; (e) any event or condition which could reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) a Governmental Body shall appoint or institute proceedings to appoint a receiver to administer or wind up any Non-US Pension Plan; or (g) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan or of any Restricted Group Member from any Non-US Pension Plan.

"Test Period" at any time means (i) the Fiscal Quarter ending March 31, 2004,
(ii) the period of two (2) Fiscal Quarters ending June 30, 2004, (iii) the period of three (3) Fiscal Quarters ending September 30, 2004 or (iv) the period of four (4) consecutive Fiscal Quarters ending after September 30, 2004, as the case may be, most recently ended.

"Threshold Amount" at any time means USD2,000,000 (or the Equivalent Amount in Canadian Dollars or other foreign currency).

"Total Commitment" means the total sum of the Commitments of the Lenders.

"Total Debt" means the total sum (without duplication) of all combined Indebtedness of the Restricted Group determined on a Modified Consolidated Basis.

"Total Debt/Total Capitalization Percentage" at any time means the product (expressed as a percentage) obtained by multiplying (i) the fraction at that time of (A) Total Debt divided by (B) the sum of (1) Total Debt plus (2) Shareholders Equity multiplied by (ii) one hundred percent (100%).

"Total Debt/Adjusted EBITDA Ratio" for any Test Period means the ratio of (i) Total Debt at the end of that Test Period divided by (ii) Adjusted EBITDA of the Restricted Group for that Test Period.

"Total Exposure" means, with respect to a particular Finance Party at a particular time, the total amount of the Finance Obligations owing to that Finance Party at that time determined by that Finance Party and approved by the Agent. For this purpose, the amount of Qualified Hedge Obligations in relation to each Restricted Group Member shall be determined as the sum of the Derivative Exposures (adding Positive Derivative Exposures and subtracting Negative Derivative Exposures) under all Qualified Hedge Agreements to which that Finance Party and Restricted Group Member are party.

"Total Revolving Commitment" means the total sum of the Revolving Commitments of the Lenders.

"Transferee" has the defined meaning assigned in Subsection 16.10.4.

"Type" means, with respect to any Advance, its form as a Canadian Prime Rate Loan, Libor Loan, US Base Rate Loan or an issue of Acceptances.

"UCP" means (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publications 500 or (ii) the International Standby Practices - ISP98, ICC Publication No. 590, as applicable.

"United States Dollars", "US Dollars" and the symbol "USD" each means dollars which are the lawful currency of the United States of America.

"Unrelated Party" in relation to any Person (the "relevant party") means another Person that deals at arm's length with the relevant party and is not an Affiliate of the relevant party.

"US Bankruptcy Code" means Title 11 of the United State Code (11
U.S.C.ss.ss.101 et. seq.).

"US Base Rate" on any day means the variable nominal interest rate equal on such day to the percentage rate per annum determined by the Agent (rounded up to two (2) decimal places) to be the greater of (i) the rate of interest which the Reference Lender establishes from time to time as the reference rate of interest for determination of the interest rates it will charge for loans made in US Dollars in Canada and which it refers to as its base rate (or any equivalent or analogous such rate) or (ii) the sum of (A) the yearly rate of interest to which the Federal Funds Rate is equivalent plus (B) one percent (1%).

"US Base Rate Loan" means an Advance made under the Credit Facilities by way of loan in United States Dollars on which interest shall be calculated in accordance with the applicable provisions of this Agreement with reference to the US Base Rate.

"US GAAP" means generally acceptable accounting principles (in the United States) set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financing Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

"US Publicly Traded Entity" means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.

"Voting Capital Stock" means Capital Stock of a Person which carries voting rights or the right to Control such Person under any circumstances, provided that Capital Stock which carries the right to vote or Control conditionally upon the happening of an event shall not be considered Voting Capital Stock until the occurrence of such event and then only during the continuance of such right to vote or Control.

"Waste" means ashes, garbage and refuse and includes domestic waste, industrial waste, municipal refuse or such other wastes as are designated as such under any Environmental Law.

"Wholly-Owned Subsidiary" of a Person (the "relevant party") means any Subsidiary, all of the outstanding Capital Stock of which, shall at the time be owned (except for director's qualifying shares) and Controlled, directly or indirectly, by the relevant party or one or more Wholly-Owned Subsidiaries of the relevant party, or by the relevant party and one or more Wholly-Owned Subsidiaries of the relevant party. A Person shall be deemed to be a Wholly-Owned Subsidiary of another Person if it is a Wholly-Owned Subsidiary of a Person that is that other's Wholly-Owned Subsidiary.

"$" means CAD or USD, as the context requires.

"2000 ISDA Definitions" means the 2000 ISDA Definitions, as supplemented by the Annex to the 2000 ISDA Definitions (June 2000 Version), as published by the International Swaps and Derivatives Association, Inc.

1.2 Extended Meanings. To the extent the context so admits, any reference in this Agreement to:

"agreement" shall be construed as any agreement, oral or written, any simple contract, deed or specialty, and includes any bond, bill of exchange, indenture, instrument or undertaking.

"arm's length" shall be construed in the same manner it is used in the Income Tax Act (Canada).

"change" shall be construed as change, modify, alter, amend, supplement, extend, renew, compromise, novate, replace, terminate, release, discharge, cancel, suspend or waive or (where the context so admits) the noun form of any of the foregoing.

"dispose" shall be construed as lease, sell, transfer, license or otherwise dispose of any property, or the commercial benefits of use or ownership of any property, including the right to profit or gain therefrom, whether in a single transaction or in a series of related transactions, and "disposed", "disposition" and "disposal" shall be construed in like manner.

"fair market value" shall be construed as the highest price, expressed in terms of money and moneys worth, available in an open and unrestricted market between informed and prudent parties, each acting at arm's length, where neither party is under any compulsion to act.

"guarantee" shall be construed as any guarantee, indemnity, letter of comfort or other assurance made in respect of any Indebtedness, other obligation or financial condition of another, including (i) any purchase or repurchase agreement, (ii) any obligation to supply funds or invest in such other, (iii) any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless another against financial loss, or maintaining another's solvency or financial viability or (iv) any obligation under any credit derivative; but shall exclude endorsements on notes, bills and cheques presented to financial institutions for collection or deposit in the ordinary course of business; and "guaranteed" and "guarantees" shall be construed in like manner. Whenever in this Agreement the amount of any guarantee is required to be determined or measured such amount shall be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the guarantor is required to perform thereunder) as determined by the guarantor in good faith or, if the guarantee is expressly limited to a specific amount, such specified amount.

"include", "includes" and "including" shall be construed to be followed by the statement "without limitation" and none of such terms shall be construed to limit any word or statement which it follows to the specific items or matters immediately following it or similar terms or matters.

"losses and expenses" shall be construed as losses, costs, expenses, damages, penalties, Awards, Orders, Litigation, claims, claims over, demands and liabilities, including any applicable court costs and legal fees and disbursements on a full indemnity basis, and "loss and expense" shall be construed in like manner.

"obligations" shall be construed as indebtedness, obligations, promises, covenants, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise; and "obliged", "obligation" and "obligated" shall be construed in like manner.

"rate of exchange" shall be construed so as to include any premiums or costs payable in connection with any currency conversion being effected.

"receiver" shall be construed to include a privately appointed or court appointed receiver or receiver and manager, interim receiver, liquidator, trustee-in-bankruptcy, administrator, administrative receiver and any other like or similar official.

"relevant interbank rate" shall be construed as (i) in relation to the funding of Libor Loans, LIBOR and (ii) in relation to the funding of Floating Rate Loans or Acceptances, (A) CDOR plus 0.10%, if denominated in Canadian Dollars and (B) the Federal Funds Rate plus 0.10%, if denominated in US Dollars.

"rights" shall be construed as rights, titles, benefits, interests, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise; and "right" shall be construed in like manner.

"set-off" means any right or obligation of set-off, compensation, offset, combination of accounts, netting, retention, withholding, reduction, deduction or any similar right or obligation, or (as the context requires) any exercise of any such right or performance of such obligation.

"successor" of a Person (the "relevant party") shall be construed so as to include (i) any amalgamated or other body corporate of which the relevant party or any of its successors is one of the amalgamating or merging body corporates, (ii) any body corporate resulting from any court approved arrangement of which the relevant party or any of its successors is party,
(iii) any Person to whom all or substantially all the Business Assets of the relevant party is transferred, (iv) any body corporate resulting from the continuance of the relevant party or any successor of it under the laws of another jurisdiction of incorporation and (v) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any Person referred to in clause (i), (ii), (iii) or
(iv) of this definition. Each reference in this Agreement to any party hereto or any other Person shall (where the context so admits) include its successors.

1.3 References to Agreements. Each reference in this Agreement to any agreement (including this Agreement and any other defined term that is an agreement) at any time shall be construed so as to include such agreement (including any attached schedules, appendices and exhibits) and each change thereto made at or before that time; provided that no change to this Agreement shall be effective unless it is made in compliance with Section 15.18.

1.4 References to Statutes. Each reference in this Agreement to any code, statute, regulation, official interpretation, directive or other legislative enactment of any Canadian, United States or other foreign jurisdiction (including any political subdivision of any thereof) at any time shall be construed so as to include such code, statute, regulation, official interpretation, directive or enactment and each change thereto made at or before that time.

1.5 References to Time. Each reference in this Agreement to any time of the day shall, unless otherwise stated, be construed as a reference to Eastern Standard Time.

1.6 Headings, etc. The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The Article and Section headings in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions and shall not be considered part of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, paragraph, subparagraph, clause or other portion of this Agreement.

1.7 Number and Gender. In this Agreement, words in the singular (including defined terms) include the plural and vice versa (the necessary changes being made to fit the context) and words in one gender include all genders.

1.8 Accounting Principles. Wherever in this Agreement reference is made to generally accepted accounting principles, such reference means US GAAP. All accounting terms not otherwise defined herein are used with the meanings assigned to them in conformity with US GAAP. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Agreement, including the contents of any certificate to be delivered hereunder, such determination, consolidation or computation shall, unless the parties otherwise agree or the context otherwise require, be made in accordance with US GAAP applied on a consistent basis.

1.9 Rounding. Unless otherwise stated, all amounts determined pursuant to this Agreement shall be rounded up to the nearest cent.

                                  ARTICLE 2
                            THE REVOLVING FACILITY

2.1 Establishment of Revolving Facility. Upon and subject to the terms and conditions of this Agreement, the Lenders hereby establish a committed revolving operating credit facility in favour of the Borrower to finance the day to day working capital requirements of the Restricted Group arising in the ordinary course of their operations, as well as for other general corporate purposes, including Business Acquisitions, but excluding (unless the Required Lenders otherwise consent) the financing of any Hostile Take-Over Bid. Each Lender severally (and not jointly) agrees to make its share available in each Borrowing to be made under the Revolving Facility in accordance with its Rateable Share of the Revolving Facility. The Borrower shall so apply all amounts borrowed by it under the Revolving Facility.

2.2      Facility Limit.

2.2.1 General. On each Borrowing Date under the Revolving Facility, the Borrower shall ensure that the Outstanding Amount of all Advances under the Revolving Facility does not exceed the Total Revolving Commitment.

2.2.2 Initial Total Revolving Commitment. The initial Total Revolving Commitment is CAD23,000,000. Except for temporary excesses arising from the Agent's allocation of Acceptances in accordance with Subsection 15.20.1 or, subject to Section 8.5, from foreign exchange fluctuations, the Borrower shall ensure that the aggregate Outstanding Amount of each Lender's share in all Advances outstanding under the Revolving Facility shall not exceed its Revolving Commitment at any time.

2.2.3 Reductions. The Total Revolving Commitment shall reduce by the amount of each reduction in the Total Revolving Commitment made pursuant to Sections 8.1, 8.2, 8.3 and 8.6 and accordingly (except for a reduction pursuant to Section 8.6) the Revolving Commitment of each Lender shall reduce by the proportion of such reduction which such Lender's Revolving Commitment bears to the Total Revolving Commitment. Each Affected Lender's Revolving Commitment shall reduce to the extent required pursuant to Section 8.6.

2.3 Availability. The Borrower may borrow, repay and reborrow Advances under the Revolving Facility during the Availability Period on a revolving basis by way of Canadian Prime Rate Loans, Libor Loans denominated in US Dollars, US Base Rate Loans and Acceptances. In addition, the Borrower may borrow by way of Standby Instruments in accordance with the provisions of
Article 4.

2.4 Drawdown Requests. The Borrower must deliver a Drawdown Request to the Agent to obtain a Drawdown under the Revolving Facility at the times and stipulating the information specified below:

         (a) for a Floating Rate Loan, before 10:00 a.m. on the Business Day before the proposed Drawdown Date specifying the principal amount (which must be $1,000,000 or a whole number multiple of $100,000 in excess thereof) and proposed Drawdown Date (which must be a Business Day falling within the Availability Period);

         (b) for a Libor Loan, before 10:00 a.m. on the Business Day before the Quotation Date for the Interest Period commencing on the proposed Drawdown Date specifying the principal amount (which must be USD1,000,000, or a whole number multiple of USD100,000 in excess thereof) and the proposed Interest Period (which must commence within the Availability Period and end on or before the Maturity Date);

         (c)      for an issue of Acceptances, as required in accordance with
                  Article 5; and

         (d) for the issue of a Letter of Guarantee or Standby Letter of Credit, in accordance with Article 4.

2.5 Proceeds of Drawdown. The proceeds of each Drawdown by way of Loan under the Revolving Facility when received by the Agent, shall, subject to Sections 8.9 and 14.2, be advanced by bank transfer to the credit of the Borrower's Accounts. The proceeds from Acceptances will be dealt with in accordance with Article 5.

                                  ARTICLE 3
                                THE SWING LINE

3.1 Establishment of Swing Line. The Swing Line Lender hereby establishes a committed revolving operating credit facility in favour of the Borrower to finance the day-to-day working capital requirements of the Restricted Group arising in the ordinary course of their operations, as well as for other general corporate purposes. The Borrower shall so apply all amounts borrowed by it under the Swing Line.

3.2      Swing Line Amount.

3.2.1 General. The Borrower shall ensure that the aggregate Outstanding Amount of all Advances under the Swing Line does not exceed the Swing Line Amount at any time.

3.2.2    Initial Swing Line Amount. The initial Swing Line Amount is
CAD2,000,000.

3.2.3    Reductions. The Swing Line Amount shall reduce to nil on the Maturity
Date.

3.3 Overdraft Basis. Each Advance (other than a Standby Instrument, but including a Swing Line Advance deemed to be made under Section 4.4 to reimburse a Standby Instrument Disbursement) under the Swing Line shall be made by the Swing Line Lender on an overdraft basis by debiting the Borrower's Accounts. The amount of such overdraft from time to time shall be deemed to be a Canadian Prime Rate Loan (to the extent such debit balance is denominated in Canadian Dollars) and a US Base Rate Loan (to the extent such debit balance is denominated in US Dollars).

3.4 Standby Instruments. The Swing Line Lender will act as Issuing Bank and issue all Standby Instruments (a) that are Letters of Guarantee or Standby Letters of Credit having an initial Outstanding Amount of less than CAD1,000,000 or (b) that are Documentary Credits, in each case, in accordance with the provisions of Article 4.

                                  ARTICLE 4
                              STANDBY INSTRUMENTS

4.1      Issuance of Standby Instruments.

4.1.1 Original Issuance. The following provisions shall apply to the issuance of Standby Instruments under the Credit Facilities:

         (a) The Borrower may request a Lender to issue a Standby Instrument in Canadian Dollars or US Dollars or, with the prior consent of the Agent and that Lender, any other currency. Standby Instruments with an initial Outstanding Amount of CAD1,000,000 or less shall be issued by the Swing Line Lender under the Swing Line. Letters of Guarantee and Standby Letters of Credit with an initial Outstanding Amount equal to or greater than CAD1,000,000 shall be issued under the Revolving Facility by a Lender selected by the Borrower after consultation with the Agent.

         (b) The aggregate Outstanding Amount of all Standby Instruments under the Swing Line and the Revolving Facility together may not exceed CAD3,000,000 at any time.

         (c) Following the occurrence of a Default, the Issuing Bank shall also have the right, in its sole discretion, (i) to amend any Standby Instrument or (ii) with the consent of the Required Lenders, to renew or extend the expiry date of any Standby Instrument.

         (d) The Borrower may not request the issuance of any Standby Instrument if (i) the aggregate Outstanding Amount of all Advances under the Swing Line would, after the issuance of the Standby Instrument in question, exceed the Swing Line Amount or (ii) the aggregate Outstanding Amount of all Advances under the Revolving Facility would, after the issuance of the Standby Instrument in question, exceed the Total Revolving Commitment.

         (e) The Borrower shall deliver to the Agent a Borrowing Request for any requested Standby Instrument and attach the proposed form and content of such Standby Instrument no less than three (3) Business Days before the requested issuance of the Standby Instrument. Such Borrowing Request must comply with the provisions of this Section 4.1 and specify (i) the stated amount of the Standby Instrument requested, (ii) the requested date of issuance of such Standby Instrument, which must be a Business Day falling within the Availability Period, (iii) the date on which such requested Standby Instrument is to expire, which must be before the Maturity Date, unless the Required Lenders consent to a later expiry date, and (iv) whether the requested Standby Instrument is a Documentary Credit, Letter of Guarantee or Standby Letter of Credit. Upon request from the Issuing Bank, the Borrower shall also execute and deliver such application, indemnity and other documents as the Issuing Bank shall reasonably require consistent with its prevailing practice relative to the issuance of bank guarantees, documentary credits and standby credits.

         (f)      Upon receipt of a Borrowing Request in compliance with this
                  Section 4.1, the Agent shall promptly remit a copy thereof (including attachments) to the Issuing Bank. On the requested issue date, but subject to Section 14.2, the Issuing Bank shall issue a Standby Instrument in accordance with the Issuing Bank's usual and customary business practices, subject to such changes thereto as the Issuing Bank may reasonably require and subject further to receipt of any other signed documents requested by the Issuing Bank pursuant to paragraph (e) above. In addition, any amendment or renewal of any Standby Instrument shall be deemed to be an issuance of a new Standby Instrument and shall be subject to the same requirements as are set forth above with respect to original issuance (including delivery of a Borrowing Request to the Agent). The Issuing Bank shall give the Agent prompt written notice of each issuance or renewal of each Standby Instrument.

4.2      Reimbursement by the Borrower.

4.2.1 The Borrower unconditionally and irrevocably authorizes the Issuing Bank to pay the amount of any demand made on the Issuing Bank in accordance with the terms of any Standby Instrument on demand without requiring proof of the Borrower's agreement that the amount so demanded was due and notwithstanding that the Borrower may dispute the validity of any such demand or payment.

4.2.2 The Borrower shall indemnify and save the Issuing Bank harmless from and against any and all payments and losses and expenses which the Issuing Bank may make, suffer or incur arising in any manner whatsoever out of the issuance of any Standby Instrument, including the making of, or refusal to make, any payments demanded thereunder (including any court costs and legal costs on a full indemnity basis incurred in connection with any proceedings to restrain the Issuing Bank from making, or to compel the Issuing Bank to make, any such payment), save that the Borrower shall not be obliged to so indemnify the Issuing Bank to the extent such losses and expenses are determined by a Final Judgment to have directly resulted from the willful misconduct or gross negligence of the Issuing Bank. This indemnity shall be unconditional, shall not be subject to any qualification or exception whatsoever, and shall not be lessened, invalidated or otherwise prejudiced for any reason whatsoever including by reason of (i) any lack of validity or enforceability of the Standby Instrument, (ii) any claim, set-off, defence or other right the Borrower may have against the beneficiary of the Standby Instrument, including any claim that a demand for payment under the Standby Instrument is fraudulent or (iii) any of the matters referred to in Section 4.3.

4.2.3 Notwithstanding any other provision of this Agreement to the contrary, any payment made by the Issuing Bank in good faith in response to any demand for payment under any Standby Instrument shall be deemed to have been properly made, shall be binding upon the parties hereto and shall oblige the Borrower to reimburse and indemnify the Issuing Bank for such payment under Subsection 4.2.2; provided that the Borrower shall not be obliged to so reimburse and indemnify the Issuing Bank if (a) it has been determined pursuant to a Final Judgment that (i) such payment was made by the Issuing Bank without any legally binding obligation under such Standby Instrument to do so, (ii) such payment was made through the gross negligence or willful misconduct of the Issuing Bank, (iii) the beneficiary under such Standby Instruments was not entitled to receive such payment under the underlying agreements related to that Standby Instrument and (iv) the Borrower is not enriched by such payment and (b) the Borrower takes such actions as may be required to vest in the Issuing Bank the Borrower's rights against the beneficiary of that Standby Instrument to recover such payment.

4.3      Issuing Bank Not Liable.

4.3.1 The Issuing Bank shall not have any obligation, responsibility or liability for, or duty to inquire into, the sufficiency, authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to it pursuant to any Standby Instrument and the Borrower assumes all risks with respect to the same, including all risks of the acts or omissions of any beneficiary of any Standby Instrument with respect to the use by any beneficiary of any Standby Instrument. Without limiting the generality of the foregoing, the Issuing Bank shall not have any obligation, responsibility or liability:

         (a) for the validity or genuineness of certificates or other documents delivered under or in connection with any Standby Instrument that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

         (b) for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telecopy, e-mail, internet, wireless or otherwise, whether or not they are in code;

         (c) for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Standby Instrument;

         (d) for any failure or inability by the Issuing Bank or anyone else to make payment under any Standby Instrument as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers;

         (e) for any other consequences arising from causes beyond the control of the Issuing Bank; or

         (f) for any error, neglect or default of any correspondent of the Issuing Bank or of any advising, confirming, negotiating or paying bank,

and none of the above shall change, lessen, invalidate or otherwise prejudice any of the rights of the Issuing Bank hereunder or the obligations of the Borrower under Subsection 4.2.2.

4.3.2 Save to the extent expressly provided otherwise in this Article 4, the rights and obligations between the Issuing Bank and the Borrower with respect to each Standby Instrument shall be determined in accordance with the applicable provisions of the UCP.

4.4      Reimbursement Advance.

4.4.1 If the Borrower fails to pay or reimburse the Issuing Bank for the amount of any Standby Instrument Disbursement on the date such Standby Instrument Disbursement is made, the Borrower shall be deemed to have requested and received an Advance from the Issuing Bank in a principal amount equal to such unreimbursed Standby Instrument Disbursement (if denominated in Canadian Dollars or US Dollars) or in the equivalent amount in Canadian Dollars of such unreimbursed Standby Instrument Disbursement determined at the rate of exchange quoted to the Agent by the Issuing Bank (if such unreimbursed Standby Instrument Disbursement is denominated in other foreign currency).

4.4.2 Any Advance deemed to have been made under Subsection 4.4.1 in respect of any Standby Instrument issued by the Swing Line Lender under the Swing Line shall be deemed to have been made under the Swing Line and shall be repaid by the Borrower to the Swing Line Lender accordingly.

4.4.3 Any Advance deemed to have been made under Subsection 4.4.1 in respect of any Standby Instrument issued by any Lender under the Revolving Facility shall be deemed to have been made by that Lender on behalf of all Lenders under the Revolving Facility by way of Canadian Prime Rate Loan (if denominated in Canadian Dollars) or US Base Rate Loan (if denominated in US Dollars) and shall be repaid by the Borrower to the Lenders accordingly.

4.5      Standby Instrument Fees.

4.5.1 The Borrower shall pay an issuance fee to the Lenders on the Outstanding Amount of each Letter of Guarantee and Standby Letter of Credit issued under the Revolving Facility payable in Canadian Dollars which shall be in the amount determined by the Agent to be equal to the sum of the products for each day during the term of such Letter of Guarantee or Standby Letter of Credit of (a) the Outstanding Amount thereof at the end of the day multiplied by (b) the Applicable Margin divided by 365. Such issuance fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the Outstanding Amount of such Letter of Guarantee or Standby Instrument is reduced to nil, at which time the final payment of such standby fee shall be paid.

4.5.2 The Borrower shall pay a fronting fee to the Lender issuing any Letter of Guarantee or Standby Letter of Credit under the Revolving Facility on the Outstanding Amount of each such Letter of Guarantee and Standby Letter of Credit payable in Canadian Dollars which shall be in the amount determined by the Agent to be equal to the sum of the products for each day during the term of such Letter of Guarantee or Standby Letter of Credit of (a) the Outstanding Amount thereof at the end of the day multiplied by (b) one-tenth of one percent (0.10%) divided by 365. Such fronting fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the Outstanding Amount of such Letter of Guarantee or Standby Instrument is reduced to nil, at which time the final payment of such fronting fee shall be paid.

4.5.3 The Borrower shall pay an issuance fee to the Swing Line Lender for its own account in advance on the issuance (including any renewal) by it of each Letter of Guarantee and Standby Letter of Credit under the Swing Line for the period from and including the date of issuance of such Standby Instrument to and including the stated expiry date thereof, based on the Outstanding Amount of the Standby Instrument on the date of issuance. Such issuance fee shall be payable in Canadian Dollars. The issuance fee payable in respect of each such Standby Instrument shall be determined as the product obtained by multiplying (i) the initial Outstanding Amount of such Standby Instrument by
(ii) the Applicable Margin and by (iii) the fraction of the number of days in the term of such Standby Instrument divided by 365.

4.5.4 The Borrower shall pay an issuance fee to the Swing Line Lender for its own account in advance on the issuance (including any renewal) by it of each Documentary Credit under the Swing Line determined in accordance with Swing Line Lender's prevailing scheduled rates for issuing documentary credits of the type requested for the account of customers of comparable creditworthiness.

4.5.5 In addition to the fees payable under Subsections 4.5.1, 4.5.2, 4.5.3 and 4.5.4, the Borrower shall pay the Issuing Bank of any Standby Instrument for its own account fees determined in accordance with the Issuing Bank's prevailing scheduled rates for services (including advices, amendments, confirmations and renewals) provided by the Issuing Bank in relation to Standby Instruments.

4.5.6 All amounts paid to the Issuing Bank pursuant to this Section 4.5 shall be retained by the Issuing Bank for its own account.

4.6      Reimbursement by Lenders.

4.6.1 Reimbursement of Issuing Bank. If any Advance is deemed to have been made by the Issuing Bank on behalf of the Lenders under the Revolving Facility pursuant to Subsection 4.4.3, the Issuing Bank shall promptly notify the Agent who in turn will promptly notify each of the Lenders whereupon each Lender shall within two (2) Business Days of receipt of such notice pay to the Agent for the account of the Issuing Bank such Lenders' Rateable Share of such Advance, together with interest thereon from the date such Advance was deemed to have been made at the relevant interbank rate.

4.6.2 Obligation is Unconditional. The obligation of each Lender under Subsection 4.6.1 is unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

         (a) any lack of validity or enforceability of the Borrower's obligations under Section 4.2 or 4.4;

         (b)      any of the matters referred to in Subsection 4.3.1;

         (c) the occurrence of any Default or the exercise of any rights by the Agent under Section 14.2; and

         (d) the absence of any demand for payment being made, any proof of claim being filed, any Loan Document being enforced, any Litigation being commenced or any Award being obtained by the Issuing Bank against the Borrower.

4.6.3 Failure by Lender to Reimburse. If a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of the Issuing Bank pursuant to Subsection 4.6.1 (the balance thereof for the time being unpaid being referred to in this Subsection 4.6.3 as an "overdue amount") then until the Issuing Bank has received payment of the overdue amount (plus interest as provided below) in full (and without in any way limiting the rights of the Issuing Bank in respect of such failure):

         (a) the Issuing Bank shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the Credit Facilities or otherwise in respect of any Finance Document; and

         (b) the overdue amount shall bear interest payable by the Defaulting Lender to the Issuing Bank at the rate payable by the Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

                                  ARTICLE 5
               BANKERS' ACCEPTANCES UNDER THE REVOLVING FACILITY

5.1 Notice and Term. The Borrower may deliver a Borrowing Request to the Agent (which must be received by the Agent before 10:00 a.m. on the second Business Day before the Quotation Date for the Term requested in the Borrowing Request to be effective) requesting that Drafts be accepted under the Revolving Facility on any proposed Borrowing Date and stating the aggregate face amount and the term applicable to such Drafts. The term of such Drafts must be a period of one (1), two (2), three (3) or six (6) months expiring on or before the Maturity Date.

5.2 Face Amount of Drafts. The aggregate face amount of an issue of Drafts to be accepted on any particular Borrowing Date must be CAD1,000,000 or a whole number multiple of CAD100,000 in excess thereof. The face amount of each Draft must be a whole number multiple of CAD100,000.

5.3 Power of Attorney. In order to facilitate issues of Acceptances pursuant to this Agreement, the Borrower authorizes each Lender, and for this purpose appoints each Lender its lawful attorney with full right of substitution and delegation, to complete, sign and endorse Drafts issued in accordance with a Borrowing Request delivered to the Agent pursuant to Section
5.1 on its behalf in handwritten or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, and following acceptance of them as Acceptances under this Agreement, then discount, negotiate or deliver such Acceptances in accordance with the provisions of this Article 5. Drafts so completed, signed, endorsed, negotiated or delivered on behalf of the Borrower by any Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower.

5.4      Restrictions.

5.4.1 General. The Agent shall have the discretion to restrict the term and maturity date of an issue of Acceptances and the number of issues of Acceptances outstanding at any one time.

5.4.2 Number of Issues. Unless the Agent notifies the Borrower to the contrary, the maximum number of issuances of Acceptances outstanding at any time is limited to seven (7).

5.4.3 Marketability. The obligations of the Lenders to accept and discount any requested issue of Acceptances pursuant to this Agreement are also subject to the Agent's determination that no BA Disruption Event (as defined in Subsection 7.6.2) has occurred.

5.5      Discount and Sale of Acceptances.

5.5.1 Purchase at Discount. Subject to Sections 5.10 and 5.11, each Lender shall accept Drafts and purchase and take delivery of its Rateable Share of each issue of Acceptances for its own account on the Borrowing Date of such Acceptances at the purchase price equal to the face amount of such Acceptances less an amount equal to the amount that yields to such Lender (excluding the Stamping Fee) an interest rate per annum equal to such Lender's BA Reference Rate for the applicable Term of such Acceptances. Each Lender shall be entitled to deduct from the Acceptance Proceeds derived from the purchase by it of Acceptances the Stamping Fee payable to it pursuant to Section 5.6. The Net Acceptance Proceeds for any Acceptances purchased by a Lender shall be determined in accordance with the following formula:

                                            [                                 ]
Net Acceptance        Face amount of        [      1                          ]
  Proceeds       =      Acceptances    X    [----------------  - (AM x n/365) ]
                                            [1 + (BA Reference                ]
                                            [   Rate x n/365)                 ]

Where n is the number of days to elapse in the Term of the Acceptances, BA Reference Rate is expressed as a decimal and AM is the Applicable Margin expressed as a decimal.

5.5.2    Payment and Advance of Net Acceptance Proceeds. Except as provided in
Section 6.3 and Subsection 15.20.7, each Lender shall remit the Net Acceptance Proceeds of its Rateable Share of each issue of Acceptances to the Agent on the Borrowing Date of that issue of Acceptances in exchange for delivery of such Acceptances. Such Net Acceptance Proceeds, when received by the Agent, shall, subject to Sections 8.9 and 14.2, be advanced by bank transfer to the credit of the Borrower's Accounts.

5.5.3 Dealings with Acceptances. Each Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any Acceptance issued by it and no such dealing shall change the Borrower's obligations under Section 5.7.

5.6 Stamping Fee. The Borrower shall pay a stamping fee to each Lender on the issuance of each Acceptance by such Lender which shall be in an amount equal to the product of (a) the face amount of such Acceptance multiplied by
(b) the actual number of days to elapse in the Term of such Acceptance multiplied by (c) the fraction of the Applicable Margin divided by 365.

5.7 Payment of Acceptances. Unless made subject to a Conversion or a Rollover, the Borrower shall pay to each Lender the full face amount of each Acceptance accepted by such Lender for its account on the Period End Date of such Acceptance. If an Acceptance matures and the Borrower has not made such payment or provided for its Conversion or Rollover, such Acceptance shall be converted on its Period End Date into a Canadian Prime Rate Loan in a principal amount equal to its full face amount.

5.8 Waivers. The Borrower shall not claim from any Lender any days of grace for the payment at maturity of any Drafts presented and accepted by such Lender pursuant to this Agreement. In addition, the Borrower waives demand, presentment for payment, protest, noting of protest, dishonour, notice of dishonour and any other notice or defence to payment which might otherwise exist if for any reason an Acceptance is held by any Lender in its own right at the maturity thereof.

5.9 Notice of Maturing Acceptances. The Borrower shall give the Agent, before 10:00 a.m. on the second Business Day before the Period End Date of any issue of Acceptances, a Repayment Notice or a Borrowing Request in respect of such Acceptances requesting a Conversion or Rollover on such Period End Date in order to permit each Lender to organize its internal funding requirements to fund the payment of the face amount of such Acceptances to the respective holders thereof upon or following maturity.

5.10 BA Equivalent Advances. If a Lender does not customarily accept Drafts for the purpose of subsequent sale as a bankers' acceptance (a "Non-Acceptance Lender"), each time the Borrower gives a Borrowing Request for an issue of Acceptances, such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 5.5, either purchase Discount Notes pursuant to Section 5.11 or make a loan advance in Canadian Dollars to the Borrower (a "BA Equivalent Advance") in the amount equal to the Net Acceptance Proceeds which would be derived from a hypothetical sale of Drafts accepted by it ("Notional Acceptances") in the aggregate face amount of its Rateable Share of such requested issue of Acceptances at a discount rate that yields to such Non-Acceptance Lender (excluding the Stamping Fee) an interest rate per annum equal to such Non-Acceptance Lender's BA Reference Rate. Any BA Equivalent Advance shall be repayable on the Period End Date of such issue of Acceptances. A Non-Acceptance Lender shall be entitled to deduct from the amount of its BA Equivalent Advance to be remitted to the Agent pursuant to Subsection 5.5.2 an amount equal to the Stamping Fee determined in accordance with Section 5.6 that would have been payable to it with respect to the Notional Acceptances corresponding to the BA Equivalent Advance. For the purposes of this Agreement each reference to Acceptances shall be deemed to include, where relevant, BA Equivalent Advances, with the necessary changes being made to fit the context.

5.11 Discount Notes. A Non-Acceptance Lender may require the Borrower to issue a Discount Note to the Non-Acceptance Lender, in lieu of a Draft, and such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 5.5 or making BA Equivalent Advances under
Section 5.10, purchase Discount Notes upon the same terms and conditions as apply to purchases of Acceptances. For the purposes of this Agreement each reference to Acceptances shall be deemed to include, where relevant, Discount Notes, with the necessary changes being made to fit the context.

                                  ARTICLE 6
                           CONVERSIONS AND ROLLOVERS

6.1      Conversions.

6.1.1 Generally. Subject to the last sentence of this Section 6.1, the Borrower may request the Lenders to convert:

         (a) at any time, a Floating Rate Loan under the Revolving Facility or a portion thereof into a different Type of Advance (other than a Standby Instrument) available under the Revolving Facility;

         (b) on a Period End Date, a Libor Loan under the Revolving Facility or a portion thereof into a different Type of Advance (other than a Standby Instrument) available under the Revolving Facility; or

         (c) on a Period End Date, an issue of Acceptances under the Revolving Facility into a Loan under the Revolving Facility,

upon delivering a Borrowing Request to the Agent specifying both the amount of the Advance to be converted and the amount and Type of the requested resulting Advance. The relevant provisions of this Agreement applicable to a Drawdown and availability of the same Type as the Advance which will result from the Conversion (as well as any portion of the Advance which is not being converted) must be satisfied to effect any such requested Conversion (including the applicable notice provisions contained in Section 2.4).

6.1.2 Same Currency Denomination. If the Borrower has requested a Conversion of an Advance to a Type of Advance denominated in the same currency, no payment shall be required to be made by the Borrower to the Lenders on such Conversion, save to the extent required by Section 6.3 if the resulting Advance is an issue of Acceptances.

6.1.3 Different Currency Denomination. If the Borrower has requested a Conversion of an Advance to a Type of Advance denominated in a different currency, the Borrower shall repay the Advance (or relevant portion) being converted and, subject to the foregoing provisions of this Section 6.1 and receipt by the Agent of such repayment, the Lenders shall, subject to Section 14.2, make the Type of Advance requested on the Conversion to the Borrower on the Conversion Date.

6.1.4 Acceptances. If the Borrower has requested a Conversion into an issue of Acceptances, each Lender shall, except as otherwise provided in Sections
5.10 and 5.11 and subject to the foregoing provisions of this Section 6.1, accept Drafts and purchase and take delivery of its Rateable Share of the resulting issue of Acceptances for its own account on the Conversion Date in the manner provided for in Section 6.3.

6.2      Rollovers.

6.2.1 Libor Loans. At or before 10:00 a.m. on the Business Day before the Quotation Date for each Libor Loan, unless the Borrower was entitled to deliver, and has previously delivered, a Borrowing Request requesting the Lenders to convert the relevant Libor Loan into another Type of Advance in accordance with Section 6.1 or a Repayment Notice, the Borrower shall, if it is entitled to do so in accordance with the provisions of this Section 6.2, deliver a Borrowing Request to the Agent requesting a Rollover and selecting the next Interest Period applicable to the relevant Libor Loan, which new Interest Period shall commence on the current Period End Date of such Libor Loan. If the Borrower fails or is not so entitled to deliver any such request or notice to the Agent, then the Borrower shall repay the relevant Libor Loan to the Lenders on the current Period End Date.

6.2.2 Acceptances. At or before 10:00 a.m. two (2) Business Days before the Period End Date of an issue of Acceptances, unless the Borrower was entitled to deliver, and has delivered, to the Agent a Borrowing Request requesting a Conversion in accordance with Section 6.1 or a Repayment Notice, the Borrower shall, if it is entitled to do so in accordance with the foregoing provisions of this Section 6.2, deliver a Borrowing Request to the Agent requesting a Rollover and selecting the Term applicable to the resulting issue of Acceptances. If the Borrower requests such a Rollover and is so entitled to do so, each Lender shall accept Drafts and purchase and take delivery of its Rateable Share of the resulting issue of Acceptances (or make a BA Equivalent Advance or discount Discount Notes, as the case may be) for its own account on the Rollover Date in the manner provided for in Section 6.3. The provisions of
Section 5.7 shall apply if the Borrower fails to deliver any such requests or notice.

6.3 Conversions to and Rollovers of Acceptances. On the Conversion Date of any Advance being converted to an issue of Acceptances, and on the Rollover Date of any issue of Acceptances, each Lender shall accept Drafts and purchase and take delivery of its Rateable Share of the resulting issue of Acceptances (or make a BA Equivalent Advance or discount Discount Notes, as the case may be) for its own account in the manner provided for in Section 5.5, save that in lieu of remitting the Net Acceptance Proceeds of its Rateable Share of such resulting issue of Acceptances to the Agent on the Borrowing Date of such resulting issue of Acceptances, each Lender shall retain such Net Acceptance Proceeds for its own account and the Borrower shall pay to each Lender on that Borrowing Date the amount by which the aggregate face amount of each Lender's Rateable Share of such resulting issue of Acceptances exceeds such Net Acceptance Proceeds.

6.4 Not a Repayment. Neither a Rollover nor a Conversion of an Advance shall constitute a repayment by the Borrower, but rather shall constitute a continuation or change in the form of credit being extended by the Lenders to the Borrower. The Borrower shall repay each Advance resulting from any Rollover or Conversion to the Lenders in accordance with the provisions of this Agreement as if such Advance had resulted from a Drawdown on the Rollover Date or Conversion Date.

                                  ARTICLE 7
          INTEREST AND FEE CALCULATIONS AND CHANGES IN CIRCUMSTANCES

7.1      Interest.

7.1.1 Canadian Prime Rate Loans. The Borrower shall pay the Lenders interest on the outstanding principal amount of each Canadian Prime Rate Loan borrowed by it from each of them under the Credit Facilities calculated and payable from the Borrowing Date of such Canadian Prime Rate Loan until converted or deemed converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the sum of (a) the Canadian Prime Rate plus
(b) the Applicable Margin.

7.1.2 US Base Rate Loans. The Borrower shall pay the Lenders interest on the outstanding principal amount of each US Base Rate Loan borrowed by it from each of them under the Credit Facilities calculated and payable from the Borrowing Date of such US Base Rate Loan until converted or deemed converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the sum of (a) the US Base Rate plus (b) the Applicable Margin.

7.1.3 Libor Loans. The Borrower shall pay the Lenders interest on the outstanding principal amount of each Libor Loan denominated in US Dollars borrowed by it under the Revolving Facility calculated and payable from each Borrowing Date of such Libor Loan until converted or deemed converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum during each Interest Period relative to such Libor Loan equal to the sum of (i) LIBOR for that Interest Period plus (ii) the Applicable Margin.

7.1.4 Overdue Amounts. If any sum payable by the Borrower under any provision of this Agreement is not paid when due and payable hereunder (whether on its stipulated due date, on demand, on acceleration or otherwise), the Borrower shall pay interest to the Senior Lenders entitled to such overdue sum on the outstanding balance thereof at the percentage rate of interest per annum equal to the sum of (i) the Canadian Prime Rate, if the overdue sum is denominated in Canadian Dollars, or (as applicable) the US Base Rate, if the overdue sum is denominated in US Dollars plus (ii) the Applicable Margin for Floating Rate Loans plus if an Event of Default has not occurred, to the extent permitted by applicable law, (iii) two percent (2%) per annum.

7.2 Fees in Respect of Acceptances. The Borrower shall pay to each Lender a Stamping Fee on the relevant Borrowing Date with respect to each Draft issued by the Borrower and accepted by that Lender (or each BA Equivalent Advance made or Discount Note discounted by that Lender, as the case may be) under the Revolving Facility calculated and payable at the time and in the manner specified in Article 5.

7.3      Commitment Fee.

7.3.1 Revolving Facility. The Borrower shall pay to the Lenders a commitment fee in relation to their respective Revolving Commitments based on the unused portion of the Revolving Facility payable in Canadian Dollars which shall be in the amount determined by the Agent to be equal to the sum of the products for each day during the Availability Period of the Revolving Facility of (a) the amount by which the Total Revolving Commitment exceeds the aggregate Outstanding Amount of all Advances under the Revolving Facility at the end of the day multiplied by (b) the fraction of the Commitment Fee Rate divided by 365.

7.3.2 Swing Line. The Borrower shall pay to the Swing Line Lender for its own account a commitment fee in relation to the Swing Line Commitment based on the unused portion of the Swing Line payable in Canadian Dollars which shall be in the amount determined by the Swing Line Lender to be equal to the sum of the products for each day during the Availability Period of the Swing Line of
(a) the amount by which the Swing Line Amount exceeds the aggregate Outstanding Amount of all Advances under the Swing Line at the end of the day multiplied by (b) the fraction of the Commitment Fee Rate divided by 365.

7.3.3 Payment Dates. The first payment of each of the commitment fees payable under Subsections 7.3.1 and 7.3.2 for the period commencing on the date of this Agreement and ending on June 30, 2004 will be made on July 6, 2004. Thereafter the Borrower shall pay these commitment fees quarterly in arrears for each calendar quarter on the third Business Day of the following calendar quarter. The final payment of each of these commitment fees will be made on the Maturity Date or any earlier date of termination of the Total Revolving Commitment or the Swing Line Commitment, as applicable.

7.4      Interest and Fee Calculations and Payments.

7.4.1 General. Interest payable on any amount under this Agreement shall be:

         (a) calculated upon the daily outstanding balance of such amount from (and including) the date it is first outstanding or advanced until (but excluding) the date it is paid in full to the Senior Lenders entitled thereto;

         (b) paid in the same currency in which such amount is denominated; and

         (c) payable in arrears on each Interest Payment Date relative thereto and (if any relevant portion of the Total Commitment has been cancelled or otherwise reduced to nil) on the date the final principal amount thereof is paid in full based upon the actual number of days elapsed in the relevant period of calculation.

Interest payable on each such amount shall be payable both before and after demand, default and judgment at the applicable rate set out in Section 7.1 with interest on overdue interest at the same rate (except to the extent provided otherwise in Subsection 7.1.4).

7.4.2 Day Count Fraction. The rates of interest per annum payable on or in respect of Floating Rate Loans are expressed on the basis of a 365 or 366 day year, as applicable. Each Commitment Fee, CDOR and BA Reference Rate are expressed on the basis of a 365 day year. The rates of interest per annum payable on or in respect of Libor Loans are expressed on the basis of a 360 day year.

7.4.3    Interest Act Compliance. For the purposes of the Interest
Act (Canada), any rate of interest made payable under the terms of this Agreement at a rate or percentage (the "Contract Rate") for any period that is less than a consecutive 12 month period, such as a 360 or 365 day basis, (the "Contract Rate Basis") is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12 month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

7.4.4 No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement.

7.4.5 Rates are Nominal Rates. The rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

7.4.6 Changes in the Floating Rate. Changes in each Floating Rate will cause an immediate adjustment of interest payable on or in respect of the corresponding Floating Rate Loans outstanding from time to time, without the necessity of any notice to the Borrower.

7.5      Increased Costs. If any Change in Law:

         (a) subjects any Finance Party (or its Holding Body Corporate) to, or causes the withdrawal or termination of a previously available exemption with respect to, any Taxes or changes the basis of taxation of payments due to any Finance Party or increases any Taxes payable by any Finance Party (or its Holding Body Corporate) on or in respect of payments of principal, interest, fees or other amounts payable by the Borrower to that Finance Party under this Agreement or any other Finance Document (other than the Finance Party's Own Taxes);

         (b) imposes, modifies or deems applicable any reserve, liquidity, cash, margin, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits with or for the account of, or loans or commitments by, or any other acquisition of funds for loans by, any Finance Party, (or its Holding Body Corporate), or on any unutilized portion of any Credit Facility, or on any obligation of any Finance Party under any Finance Document;

         (c) imposes on any Finance Party (or its Holding Body Corporate) any Taxes on reserves or deemed reserves in respect of the undrawn portion of any Credit Facility;

         (d) requires any Finance Party (or its Holding Body Corporate) to maintain any capital adequacy or additional capital requirement (including a requirement which affects that Finance Party's (or its Holding Body Corporate's) allocation of capital resources to its obligations) in respect of any Credit Facility, its Rateable Share in any Advance, any Qualified Hedge Agreement, this Agreement or that Finance Party's obligations hereunder or under any other Finance Document, or imposes any other condition or requirement with respect to the maintenance by any Finance Party (or its Holding Body Corporate) of a contingent liability with respect to any Credit Facility, its Rateable Share in any Advance or any Qualified Hedge Agreement; or

         (e) imposes on any Finance Party (or its Holding Body Corporate) any other condition or requirement with respect to this Agreement, any other Finance Document or a Credit Facility or any Qualified Hedge Agreement,

and such Finance Party (the "Affected Finance Party"), acting reasonably, determines (which determination shall be conclusive and bind the Borrower) that such occurrence has the effect of:

         (f) increasing the cost to the Affected Finance Party (or its Holding Body Corporate) of agreeing to make or making, maintaining or funding its Rateable Share in any Advance, any Qualified Hedge Agreement or any portion of any thereof;

         (g) reducing the net income received by the Affected Finance Party (or its Holding Body Corporate) in respect of this Agreement, any Credit Facility, its Rateable Share in any Advance, any Qualified Hedge Agreement or any portion of any thereof;

         (h) directly or indirectly reducing the effective return to the Affected Finance Party (or its Holding Body Corporate) under any Finance Document on its overall capital as a result of the Affected Finance Party entering into such Finance Document or as a result of any of the transactions or obligations contemplated by such Finance Document; or

         (i) causing the Affected Finance Party to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by that Finance Party under any Finance Document, then, upon demand from time to time being made to the Borrower by the Agent on behalf of the Affected Finance Party accompanied in each case by a certificate of the Affected Finance Party documenting the relevant calculations of the compensation being claimed by the Affected Finance Party, the Borrower shall forthwith pay to the Affected Finance Party such additional amounts as are set out in each such certificate in order to fully compensate the Affected Finance Party (or its Holding Body Corporate) for such additional cost, reduction, payment, foregone interest or other return.

7.6      Market Disruption.

7.6.1 Libor Loans. If at any time prior to the commencement of a proposed Interest Period any Lender determines (which determination shall be conclusive and bind the Borrower) that:

         (a) by reason of circumstances affecting the London interbank market, or any bank participants therein, adequate and fair means do not exist for ascertaining the rate of interest with respect to a Libor Loan during the proposed Interest Period;

         (b) deposits in the currency of any Libor Loan are not being offered to that Lender in the London interbank market in the ordinary course of business;

         (c) the making or continuing of the Rateable Share of that Lender in any Libor Loan during the proposed Interest Period has been made impracticable by the occurrence of any change in national or international financial, political or economic conditions or currency exchange rates or exchange control, or an event (including an act of terrorism) which materially and adversely affects the London interbank market;

         (d) LIBOR for the proposed Interest Period does not accurately reflect the effective cost to that Lender of funding its Rateable Share in any Libor Loan for the proposed Interest Period; or

         (e) the Agent is unable to determine LIBOR for the proposed Interest Period of the Libor Loan,

(a "Libor Disruption Event"), then that Lender (the "Affected Lender") may give notice of such determination to the Agent who will promptly notify the Borrower. Thereafter, and until the Agent notifies the Borrower and the Affected Lender that the Libor Disruption Event no longer exists or no longer applies, the Borrower's right to require such Affected Lender to make its Rateable Share of any such Libor Loan available in the manner requested shall be suspended and the Affected Lender shall, subject to Section 7.7, instead make its Rateable Share available by way of an advance in US Dollars which shall bear interest payable in the same manner as any US Base Rate Loan.

7.6.2 Acceptances. If at any time on or prior to the proposed first day of the Term of a proposed issue of Acceptances the Agent determines (which determination shall be conclusive and bind the Borrower) that:

         (a) the issuance or discount of any Acceptances for the proposed Term thereof has been made impossible or impracticable by reason of the occurrence of any event affecting the Canadian money markets or any national or international financial, political, terrorist or economic event;

         (b) there does not exist a normal money market in Canada for the purchase and sale of bankers' acceptances or such money market has been disrupted by the occurrence of an extraordinary event or an act of terrorism; or

         (c) the Agent is unable to determine CDOR for the proposed Term of the proposed issue of Acceptances,

(a "BA Disruption Event") then the Agent will promptly notify the Borrower and each of the other Lenders of such determination. Thereafter, and until the Agent notifies the Borrower and the Lenders that the BA Disruption Event no longer exists or applies, the Borrower's right to request an Advance by way of Acceptances shall be suspended and any Borrowing Request given by the Borrower with respect to any proposed issue of Acceptances that has not yet been made shall be deemed to be replaced by a Borrowing Request for a Canadian Prime Rate Loan in the same Outstanding Amount as the requested issue of Acceptances.

7.7 Illegality. If at any time any Lender determines (which determination shall be conclusive and bind the Borrower) that any Change in Law has made it unlawful or impossible for that Lender to make, fund or maintain its Rateable Share in any Advance or to give effect to its obligations in respect of such Advance (an "Affected Advance"), that Lender (the "Affected Lender") will promptly notify the Agent who will promptly notify the Borrower. Upon giving such notice the obligation of the Affected Lender to make or continue its Rateable Share in any Affected Advance shall be suspended for so long as such condition exists. Thereafter, and until the Agent notifies the Borrower otherwise, the Borrower shall not have the right to require such Affected Lender to make its Rateable Share of such Affected Advance available in the manner requested. Rather, except as otherwise provided in the next sentence, such Rateable Share shall be made available by way of an advance in the same currency which shall bear interest payable in the same manner as any Canadian Prime Rate Loan (if it is denominated in Canadian Dollars) or US Base Rate Loan (if it is denominated in US Dollars) from the expiry of the applicable Interest Period or Term of Acceptances. If, however, the Affected Advance is a Canadian Prime Rate Loan or a US Base Rate Loan, the Borrower shall forthwith prepay the Affected Lender's Rateable Share of such Affected Advance and the Affected Lender shall not be required to make its Rateable Share of such Affected Advance available in any manner. If the Affected Advance is a Standby Instrument, the Borrower shall forthwith pay to the Agent, for the account of the Issuing Bank, the Affected Lender's Rateable Share of such Affected Advance to be applied in prepayment of the Borrower's obligations under Subsection 4.2.2 in respect of such Affected Lender's Rateable Share of the Affected Advance until the Affected Advance expires or is drawn upon, whereupon the Issuing Bank shall account to and, subject to Section 14.2, return to the Borrower any overpayment, together with interest thereon from the date it is paid to the Issuing Bank until the Affected Advance expires or is drawn upon at the Issuing Bank's prevailing interest rate applicable to deposits of comparable amount for a term or terms agreed upon between the Borrower and the Issuing Bank.

7.8      Withholding Taxes Generally.

7.8.1 No Withholding; Gross-Up Requirement. Subject to Subsection 7.8.4, each payment required to be made by the Borrower under each Finance Document shall be made without set-off or counterclaim, free and clear of, and without deduction or withholding for or on account of, any Tax, except to the extent such deduction or withholding is required by any applicable law, as modified by the administrative practice of any relevant Governmental Body, then in effect. To the extent and each time the Borrower is so required to deduct or withhold Tax from any such payment to or for the account of any Finance Party (the "Affected Finance Party"), then the Borrower will:

         (a)      promptly notify the Agent of such requirement;

         (b) pay to the relevant Governmental Body when due the full amount required to be deducted or withheld (including the full amount of Tax required to be deducted or withheld from any additional amount paid by the Borrower to or for the account of the Affected Finance Party under this Subsection 7.8.1);

         (c) promptly forward to the Agent an official receipt (or a certified copy), or other documentation reasonably acceptable to the Agent, evidencing such payment to such Governmental Body; and

         (d) pay to the Affected Finance Party, in addition to the payment to which the Affected Finance Party is otherwise entitled under such Finance Document, such additional amount as is necessary to ensure that the net amount actually received by the Affected Finance Party (free and clear of any such Tax, whether assessed against the Borrower or the Affected Finance Party) will equal the full amount the Affected Finance Party would have received had no such deduction or withholding been required.

7.8.2 Indemnity. If the Borrower fails to pay to the relevant Governmental Body when due any Tax that it was required to deduct or withhold under Subsection 7.8.1 in respect of any payment to or for the benefit of any Finance Party under any Finance Document or fails to promptly furnish the Agent with the documentation referred to in Subsection 7.8.1(c), the Borrower shall forthwith on demand indemnify such Finance Party on a full indemnity after-Tax basis from and against any Taxes (including interest and penalties), losses and expenses which such Finance Party may suffer or incur as a result of such failure.

7.8.3 Indemnity for Additional Income Tax. The Borrower shall also indemnify each Finance Party on a full indemnity after-Tax basis, for any additional Taxes on net income that such Finance Party may be obliged to pay as a result of the payment of additional amounts under this Section 7.8.

7.8.4 Finance Party's Own Taxes. The provisions of Subsection 7.8.1 shall not apply to Finance Party's Own Taxes.

                                  ARTICLE 8
                           REPAYMENT AND PREPAYMENT

8.1      Repayment of each Credit Facility.

8.1.1 Maturity Date for the Revolving Facility. The Borrower shall repay to each Lender on the Maturity Date for the Revolving Facility such Lender's Rateable Share of each outstanding Advance made to the Borrower under the Revolving Facility. The Total Commitment shall permanently reduce to zero on the Maturity Date for the Revolving Facility.

8.1.2 Maturity Date of the Swing Line. The Borrower shall repay to the Swing Line Lender on the Maturity Date for the Swing Line each outstanding Swing Line Advance. The Swing Line Commitment shall reduce to zero on the Maturity Date for the Swing Line.

8.2 Voluntary Reductions of each Credit Facility. The Borrower shall have the right at any time and from time to time to permanently cancel, without premium or penalty, all or any unused portion of the Total Commitment. Subject to the next sentence, such right may only be exercised by the Borrower delivering a Cancellation Notice to the Agent specifying the proposed effective date of cancellation (which must be no less than 30 days thereafter), each Credit Facility affected, and the amounts of each of the Total Revolving Commitment and Swing Line Commitment to be cancelled (which must be, in the case of the Revolving Facility, a multiple of CAD1,000,000). No reduction of the Total Revolving Commitment below the amount of CAD2,000,000 shall be permitted pursuant to this Section 8.2 unless the Swing Line Commitment has been reduced to nil or it is reduced at the same time by the same amount. The Total Commitment (and each of the Total Revolving Commitment and the Swing Line Commitment affected by the cancellation) shall permanently reduce on the effective date of each such cancellation in the amount so cancelled. Each reduction in the Revolving Facility pursuant to this
Section 8.2 shall rateably reduce the Revolving Commitments of the Lenders.

8.3      Mandatory Reductions of each Credit Facility.

8.3.1 Asset Disposals. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2004, (a "Determination Date") the Borrower shall determine the amount, if any, (the "Asset Disposal Reduction Amount") by which the aggregate Net Asset Disposal Proceeds derived from disposals of Business Assets which took place during the Fiscal Quarter ending six months before the Determination Date exceeded the aggregate amount spent by the Restricted Group on Business Acquisitions acquired from Unrelated Parties plus the Cash Capital Expenditures spent by the Restricted Group during the six (6) month period following each such Business Asset disposal. The Borrower shall promptly notify the Agent that it has made this determination and provide the Agent with full particulars of its computations relative thereto. If the Asset Disposal Reduction Amount exceeds fifty percent (50%) of the Threshold Amount the Total Commitment shall reduce on the fifth
(5th) Business Day after the Determination Date by an amount equal to such excess. For the purposes of this Subsection 8.3.1, "Cash Capital Expenditures" means (without duplication) any expenditure paid in cash that is not derived from Indebtedness (other than under this Agreement) that, in conformity with US GAAP, would be required to be classified as a capital expenditure. Cash Capital Expenditures, however, excludes expenditures made in connection with the replacement or restoration of buildings, fixtures or equipment to the extent reimbursed or financed from insurance or expropriation proceeds.

8.3.2 Debt Issues. Each time any Restricted Group Member receives the proceeds of any issuance of Indebtedness, other than Indebtedness listed in paragraphs (a), (b), (d), (e) and (f) of Section 13.2.1, the Borrower shall promptly notify the Agent of the amount of such proceeds and the Total Commitment shall reduce on the fifth (5th) Business Day thereafter by the amount of such proceeds (or the Equivalent Amount in Canadian Dollars if such proceeds are denominated in foreign currency).

8.3.3 Equity Issues. Each time any Restricted Group Member receives the proceeds of any issuance of Capital Stock, the Borrower shall promptly notify the Agent (a) of the amount of such proceeds and (b) whether or not the Borrower proposes to use such proceeds to make a Business Acquisition permitted under Section 13.2.8. To the extent such proceeds are not so used within a period of 30 days of receipt, the Total Commitment shall reduce on the fifth (5th) Business Day thereafter by the amount of such proceeds (or the Equivalent Amount in Canadian Dollars if such proceeds are denominated in foreign currency).

8.3.4 Insurance Proceeds. Each time any Restricted Group Member receives proceeds from any policy of insurance in excess of fifty percent (50%) of the Threshold Amount that is not applied as promptly as is commercially reasonable to repair or replace Business Assets insured by such policy, the Borrower shall promptly notify the Agent and the Total Commitment shall reduce on the fifth (5th) Business Day thereafter by the amount of such proceeds (or the Equivalent Amount in Canadian Dollars if such proceeds are denominated in foreign currency).

8.3.5 Maxxcom Refinancing. The Total Commitment shall reduce to nil on the date the Indebtedness of Maxxcom under the existing second amended and restated credit agreement dated as of July 11, 2001 to which The
Toronto-Dominion Bank is party is repaid or refinanced.

8.3.6 IPO of Secure Products International Group. The Total Commitment shall reduce to nil on the date Capital Stock in any Secure Products International Group Member is sold to the public in an initial public offering, either directly or indirectly such as by way of an income trust offering by an income trust owning Capital Stock in any Secure Products International Group Member.

8.3.7 Reduction in Commitments. Each reduction in the Total Commitment pursuant to this Section 8.3 shall rateably reduce each Commitment of each Lender.

8.4 Mandatory Repayments of Credit Facilities. On the date of each reduction of each Commitment of each Lender pursuant to Section 8.1, 8.2, 8.3 or 8.6, the Borrower shall repay to such Lender such amount on account of such Lender's Rateable Share of Advances made to the Borrower under each applicable Credit Facility as may be required to ensure that the Outstanding Amount of such Lender's Rateable Share of all Advances under the relevant Credit Facility does not exceed its relevant Commitment at that time after giving effect to that reduction. Such Lender shall apply any such amount so repaid as follows:

         (a) first, to repay its Rateable Share of Loans under the relevant Credit Facility;

         (b) second, if such repayment is made in respect of the Revolving Facility, to prepay to the Lender the obligations of the Borrower under Section 5.7 in respect of Acceptances issued (or BA Equivalent Advances made or Discount Notes discounted, as the case may be) for the Borrower's account under the Revolving Facility; and

         (c) third, to be paid to the Issuing Bank in prepayment of such Lender's Rateable Share of the Borrower's obligations under Subsection 4.2.2 in respect of outstanding Standby Instruments until such Standby Instruments expire or are drawn upon, whereupon the Issuing Bank shall account to the Borrower for the amount so paid to it and, subject to
                  Section 14.2, return to the Borrower any overpayment.

8.5      Facility Excesses by Reason of Foreign Currency Fluctuations.

8.5.1 Revolving Facility. If and each time the Agent determines (which determination shall be conclusive and bind the Borrower, absent manifest error) that the Outstanding Amount of all Advances under the Revolving Facility exceeds the Total Revolving Commitment by more than two percent (2%) by reason of fluctuations in exchange rates, the Agent may request (or if such excess is more than five percent (5%) of the Total Revolving Commitment shall request) the Borrower to repay the entire excess. Within five (5) Business Days of the receipt of any such request, the Borrower shall repay to the Lenders such Advances outstanding under the Revolving Facility as may be required to ensure that such entire excess is eliminated.

8.5.2 Swing Line. If and each time the Swing Line Lender determines (which determination shall be conclusive and bind the Borrower, absent manifest error) that the Outstanding Amount of all Advances under the Swing Line exceeds the Swing Line Amount by reason of fluctuations in exchange rates, the Swing Line Lender may request (or if such excess is more than five percent (5%) of the Swing Line Amount shall request) the Borrower to repay the entire excess. Within five (5) Business Days of the receipt of any such request, the Borrower shall repay to the Swing Line Lender such Advances outstanding under the Swing Line as may be required to ensure that such entire excess is eliminated.

8.6 Prepayment of Affected Lenders. The Borrower shall have the right to permanently cancel without premium or penalty all, but not part, of each Commitment of each Affected Lender provided that no Default has occurred. Such right may only be exercised by the Borrower delivering a notice to the Agent advising of such cancellation and specifying the effective date of cancellation which must be no less than five (5) Business Days after and no later than 30 days after the relevant Lender became an Affected Lender. The Borrower shall prepay the Affected Lender's Rateable Share of all outstanding Advances on such effective date of cancellation, the Affected Lender's Commitments shall be reduced to nil and such Affected Lender shall be released from its obligations to lend hereunder. Unless such Affected Lender is replaced pursuant to Subsection 15.15.2, the Swing Line Amount and the Total Revolving Commitment shall reduce by the respective amounts of the reduction in such Affected Lender's Swing Line Commitment and Revolving Commitment.

8.7 Voluntary Repayments before the Maturity Date. The Borrower shall have the right at any time and from time to time to repay all or any portion of each Loan made to it under each Credit Facility which, in the case of a Libor Loan must be made on its current Period End Date. In the case of the Revolving Facility, such right may only be exercised if the Borrower delivers a Repayment Notice to the Agent specifying the proposed repayment date (which must be no less than five (5) Business Days thereafter) and the amount of such Loan to be repaid (which must be in a principal amount of CAD1,000,000 or a multiple of $100,000 in excess thereof). The Borrower shall repay such Loan on such repayment date to the extent specified in such Repayment Notice.

8.8 Repayment Notice. The Borrower shall deliver a Repayment Notice to the Agent at least five (5) Business Days before any required repayment is made pursuant to this Agreement.

8.9 Netting of Payments. If on any date amounts (other than interest and fees) would be due and payable under the Revolving Facility in the same currency by the Borrower to the Lenders and by the Lenders to the Borrower, then, on such date, unless the Agent notifies the Lenders stating that netting is not to apply to such payments, the obligations of each such party to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Borrower to the Lenders exceeds the aggregate amount that would otherwise have been payable by the Lenders to the Borrower or vice versa, such obligations shall be replaced by an obligation upon whichever of the Borrower or the Lenders would have had to pay the larger aggregate amount to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

8.10     Place of Payment of Principal, Interest and Fees.

8.10.1 Payments to Senior Lenders Generally. Each payment of principal of, or interest or fees computed on, any Advance and each other amount owing by the Borrower under or otherwise in respect of any Loan Document, except for payments made in respect of the Swing Line, shall be made by the Borrower to the Agent for the account of the relevant Senior Lenders in the currency in which such Advance or other amount is denominated no later than 10:00 a.m. (local time in the place of payment) in immediately available, freely transferable, cleared funds for value on the due date (or if such due date is not a Business Day on the Business Day next following) to the credit of the Agent's Accounts.

8.10.2 Payments under the Swing Line. Each payment of principal of, or interest or fees computed on, any Swing Line Advance and each other amount owing by the Borrower under or otherwise in respect of the Swing Line, shall be made by the Borrower to the Swing Line Lender in the currency in which such Swing Line Advance or other amount is denominated no later than noon (local time in the place of payment) in immediately available, freely transferable, cleared funds for value on the due date (or on the next Business Day if such due date is not a Business Day) to the credit of the Borrower's Accounts maintained with that Swing Line Lender.

                                  ARTICLE 9
                       CONDITIONS PRECEDENT TO BORROWING

9.1 Conditions Precedent to First Drawdown. The Borrower shall not be entitled to request its first Drawdown under either Credit Facility unless the conditions set out in Section 9.2 with respect to such Drawdown have been satisfied (or waived by the Required Lenders pursuant to Section 9.4 to permit such Drawdown to take place) and the Lenders shall not be obliged to make the first Drawdown under any Credit Facility until the Agent has confirmed to the Borrower and the Lenders that the Agent has received (or the Required Lenders have waived receipt pursuant to Section 9.4) on or before the date the first Drawdown is requested all of the following in form and substance satisfactory to the Agent:

         (a)      a Certificate of each Restricted Group Member listed in
                  Schedule 10.1 (i) attaching true copies of (A) the Constitutional Documents of such Restricted Group Member and
                  (B) all necessary internal corporate, partnership, trust and/or other management action taken by such Restricted Group Member to authorize the execution, delivery and performance of each Finance Document and the creation of the Liens and the consummation of the transactions contemplated thereby and (ii) as to incumbency and true signatures of its Senior Officers and such other matters as the Agent may reasonably require;

         (b) original (i) certificate of status, compliance or good standing or similar certificate with respect to each Restricted Group Member listed in Schedule 10.1 for its jurisdiction of incorporation or formation and each jurisdiction in which any material part of its Business Assets are located or it carries on any material part of the Restricted Group's Business and (ii) reporting issuer certificate from the Ontario Securities Commission for the Borrower;

         (c) original copies of each of the Finance Documents duly executed by each party thereto, together with any Collateral being perfected by possession by delivery to the Agent pursuant to any Security comprised therein;

         (d) certified copies of the insurance policies and/or certificates of insurance evidencing the insurance required to be maintained by the Restricted Group under Section 13.1.11;

         (e) certified copies of all Authorizations required to enable each Restricted Group Member listed in Schedule 10.1 to execute, deliver, incur and perform its obligations under each Loan Document to which it is a party and to create the Liens and consummate the transactions contemplated thereby;

         (f) evidence that all Registrations and other actions as may be necessary or desirable in the judgment of the Lenders' Counsel to perfect, preserve and protect the Security and its priority have been effected;

         (g) opinions from the Borrower's Counsel addressed to the Finance Parties and the Lenders' Counsel with the exception of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, whose opinion may be addressed solely to the Finance Parties, in respect of each Restricted Group Member listed in Schedule 10.1, the Finance Documents, the Security and as such other matters as the Agent or Lenders' Counsel may reasonably require;

         (h) a Compliance Certificate for the Test Period ended March 31, 2004 giving pro forma effect to the Business Acquisitions and disposals of Business Assets which have taken place during such Test Period;

         (i) discharges and/or subordination agreements and/or limitation of interest letters from secured parties with a registered security interest in any property of any Restricted Group Member as the Required Lenders shall require;

         (j) quarterly financial statements of the Restricted Group described in Subsection 13.1.6(b) for the Test Period ending on March 31, 2004 reviewed and commented upon by the Auditors;

         (k)      certified true copies of all Material Contracts;

         (l) such landlord acknowledgments as the Required Lenders shall require;

         (m) a Certificate of the Borrower certifying that all of the conditions contained in paragraphs (a) through (l) inclusive above have been satisfied, save for those outlined in the Post-Closing Undertaking;

         (n) the Post-Closing Undertaking duly executed by such Restricted Group Members as the Required Lenders may, in their judgment, require;

         (o) payment of all fees, costs and expenses due and payable to the Senior Lenders pursuant to or otherwise in respect of this Agreement;

         (p) a report on the matters referred to in this Section 9.1 from the Lenders' Counsel addressed to the Agent; and

         (q) such other agreements, documents and instruments as the Required Lenders may, in their judgment, require.

9.2 Conditions to all Drawdowns. The Lenders shall not be obliged to make or allow, and the Borrower shall not be entitled to request, any Drawdown, including the first Drawdown, under any Credit Facility unless the terms and conditions set out below in respect of such Drawdown have been satisfied (or waived by the Required Lenders pursuant to Section 9.4 to permit such Drawdown to take place).

         (a) the terms and conditions of Section 9.1 with respect to such Drawdown have been satisfied;

         (b) each of the representations and warranties of the Borrower deemed to be repeated under Section 12.2 is true and correct as of the date such Drawdown is requested and as of the proposed Drawdown Date as though made on and as of each such date;

         (c) no Default has occurred that is continuing on the date such Drawdown is requested or on the proposed Drawdown Date, nor would any Default result after giving effect to the requested Drawdown; and

         (d) each of the terms and conditions applicable to such Drawdown contained in this Agreement shall have been fully complied with.

9.3 Conditions to Conversions and Rollovers. The Lenders shall not be obliged to make or allow, and the Borrower shall not be entitled to request, any Conversion to a LIBOR Loan or an issue of Acceptances or any Rollover under the Revolving Facility unless the terms and conditions set out below in respect of such Conversion or Rollover have been satisfied (or waived by the Required Lenders to permit such Conversion or Rollover to take place):

         (a) each of the representations and warranties deemed to be repeated under Section 12.2 in respect of such Conversion or Rollover is true and correct in all respects as of the date such Conversion or Rollover is requested and as of the proposed Conversion Date or Rollover Date;

         (b) no Default has occurred that is continuing on the date such Conversion or Rollover is requested or on the proposed Conversion Date or Rollover Date, nor would any Default result after giving effect to the Requested Conversion or Rollover; and

         (c) each of the terms and conditions applicable to such Conversion or Rollover contained in this Agreement shall have been fully complied with.

9.4 Waiver. The conditions set forth in Sections 9.1, 9.2 and 9.3 are inserted for the sole benefit of the Lenders and may be waived by the Required Lenders, in whole or in part, (with or without terms or conditions) for any purpose at any time without prejudicing the rights of the Lenders at any time thereafter to require compliance with such conditions for that or any other purpose in respect of any other Borrowing requested by the Borrower.

                                  ARTICLE 10
                                   SECURITY

10.1 Initial Security. To secure the due payment and performance of the Secured Obligations, the Borrower shall deliver to the Agent, or cause the delivery to the Agent of, each of the agreements, documents and instruments (each in form and substance satisfactory to the Agent) listed in Schedule 10.1 to be executed by each Restricted Group Member listed in Schedule 10.1 before the Borrower requests its first Drawdown hereunder, save and except for (a) the mortgage over the Capital Stock in Placard Pty. Ltd. to be granted by Metaca Corporation listed as item #43 in Schedule 10.1 and (b) the Deed of Charge to be granted by Placard Pty. Ltd. listed as item 47 in Schedule 10.1 and the Account Bank Deed listed as item #49 in Schedule 10.1.

10.2 Additional Security from Restricted Group Members. To better secure the due payment and performance of the Secured Obligations owing by the Borrower, and as a further condition to the right of the Borrower to borrow hereunder, the Borrower shall cause:

         (a) each Person that becomes a Restricted Group Member after the date hereof to deliver to the Agent:

                  (i) a Guarantee of the Secured Obligations owing by the Borrower in favour of the Finance Parties; and

                  (ii) security over all of the Business Assets of such Restricted Group Member to secure the payment and performance of such Guarantee and any other Secured Obligations owing by it;

         (b) the Person owning the Capital Stock in each Restricted Group Member referred to in paragraph (a) above (the "Pledgor")
                  (i) if it is not the Borrower, to issue a Guarantee and (ii) to pledge that Capital Stock pursuant to a security agreement to the Agent to secure the payment and performance of the Secured Obligations owing by the Borrower;

         (c) a third party legal opinion from the Borrower's Counsel concerning such Restricted Group Member, Pledgor, Guarantee and Security, to be delivered to the Agent all within 45 days of such Person first becoming a Restricted Group Member;

         (d) Placard Pty. Ltd. to deliver to the Agent security over its Business Assets pursuant to the Security listed as items 48 and 49 in Schedule 10.1 to secure, inter alia, the payment and performance of the Guarantee issued by Placard Pty. Ltd. pursuant to Section 10.1, together with a third party legal opinion from the Borrower's Counsel concerning Placard Pty. Ltd. and such Security, before July 23, 2004;

         (e) Metaca Corporation to deliver to the Agent security over the Capital Stock of Placard Pty. Ltd. pursuant to the Security listed as item #43 in Schedule 10.1, together with a third party legal opinion from the Borrower's counsel concerning Metaca Corporation, Placard Pty. Ltd. and such Deed of Charge on Shares, before July 23, 2004; and

         (f) each Restricted Group Member, other than each Subsidiary of MDC/KBP Acquisition Inc., that becomes party to a Material Contract after the date hereof to (i) execute a Material Contract security agreement in relation thereto in favour of the Agent and deliver same, together with a third party legal opinion from the Borrower's Counsel, within 30 days of such agreement becoming a Material Contract and (ii) use commercially reasonable best efforts to obtain and deliver to the Agent an acknowledgment from the third party contracting party to that Material Contract within such 30 day period (provided that the Required Lenders will consider in good faith any request for a waiver of this provision relative to any Material Contract if the Borrower provides commercially reasonable grounds to do so);

provided that, a Restricted Group Member referred to in paragraph (a) shall not be obliged to deliver the Guarantee or the Security referred to in clauses
(i) and (ii) thereof if it is prohibited by applicable law from doing so, or in the good faith opinion of the Required Lenders, the costs of granting such Guarantee and Security are materially greater than the benefits to be received by the Lenders therefrom. The agreements, documents and instruments evidencing each such Guarantee, Security and security agreement, acknowledgment and third party legal opinion must be in form and substance satisfactory to the Agent.

10.3 Registration. The Borrower shall register the Security (or a financing statement, notice or other document in respect thereof) in all offices where such Registration is necessary or of advantage, in the opinion of the Lenders' Counsel, to preserve, protect and perfect the Security and its priority at all times, including any land registry or land titles office.

10.4 Further Assurances. The Borrower shall, forthwith and from time to time on request from the Agent, execute or cause to be executed, all such agreements, documents and instruments (including any change to any Loan Document) and do or cause to be done all such other matters and things which in the reasonable opinion of the Agent or the Lenders' Counsel may be necessary or of advantage to give the Finance Parties (so far as may be possible under any Applicable Law) the Liens and the priority intended to be created by the Loan Documents or to facilitate realization under such Liens. It is the intention of the parties that the Finance Parties will, among other things, have (i) a first priority Lien, subject to Permitted Liens, over all Business Assets of each Secured Group Member, (ii) a first priority Lien, subject only to Permitted Liens referred to in paragraph (a) of the definition of "Permitted Liens", over all Capital Stock of each Restricted Group Member (other than the Borrower) and each directly held Subsidiary of each Restricted Group Member and (iii) such other Liens over the Business Assets of such Restricted Group Members as the Required Lenders and the Borrower may from time to time agree upon.

                                  ARTICLE 11
                           LENDER HEDGING AFFILIATES

11.1 Designation of Lender Hedging Affiliates. The Borrower may from time to time designate any affiliate of a Lender as a Lender Hedging Affiliate for the purposes of this Agreement provided that such Affiliate enters into a Qualified Hedge Agreement with the Borrower.

11.2 Adhesion. Upon delivery to the Agent of an Adhesion Contract for a Person designated as a Lender Hedging Affiliate pursuant to Section 11.1, the Agent shall promptly execute and deliver such Adhesion Contract whereupon this Agreement and each other Finance Document shall henceforth be read and construed as if such Person were party to this Agreement as a Lender Hedging Affiliate having all of the rights and obligations of a Lender Hedging Affiliate expressed herein and all references to any Lender Hedging Affiliate in any Finance Document shall (to the extent the context so admits) be construed accordingly.

11.3 Authorization of Lenders. Each Lender irrevocably appoints, authorizes and directs the Agent, as its attorney and agent, with full power of substitution and delegation, to complete and execute on its behalf any Adhesion Contract relating to a Person designated as a Lender Hedging Affiliate pursuant to Section 11.1. Each Lender agrees that it shall be bound by the terms of each such Adhesion Contract so executed by the Agent.

                                  ARTICLE 12
                        REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties. To induce the Lenders to make the Credit Facilities available to the Borrower pursuant hereto, and each Finance Party to enter into each Financial Hedge Agreement, the Borrower represents and warrants to and in favour of the Finance Parties as follows:

12.1.1 Existence and Good Standing. Each Restricted Group Member is a corporation, general or limited partnership, business trust or other legal Person duly and validly incorporated or formed, organized and existing under the laws of its jurisdiction of incorporation or formation and has the legal capacity and right to own its Business Assets and to carry on its business in each jurisdiction in which its Business Assets are located or it carries on business.

12.1.2 Authority. Each Restricted Group Member has the legal capacity and right to enter into the Finance Documents to which it is a party and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof.

12.1.3 Due Authorization. Each Restricted Group Member has taken all necessary action to authorize the execution and delivery of each Finance Document to which it is a party, the creation and performance of its obligations thereunder and the creation of the Liens over its Business Assets and the consummation of the transactions contemplated thereby.

12.1.4 Due Execution. Each Restricted Group Member has duly executed and delivered each Finance Document to which it is a party.

12.1.5 Validity of Finance Documents - Non-Conflict. None of the authorization, execution, delivery or performance of the Finance Documents, nor the creation of any Liens over its Business Assets nor the consummation of any of the transactions contemplated thereby:

         (a) requires any Authorization to be obtained or Registration to be made (except such as have already been obtained or made and are now in full force and effect);

         (b) conflicts with, contravenes or gives rise to any default under (i) any of the Constitutional Documents or internal corporate, partnership, trust and/or other management resolutions of any Restricted Group Member, (ii) the provisions of any indenture, instrument, agreement or undertaking to which any Restricted Group Member is a party or by which any Restricted Group Member or any of its Business Assets are or may become bound (except for any contravention or default that is Immaterial) or (iii) any Applicable Law; or

         (c) has resulted or will result in the creation or imposition of any Lien (other than the Security) upon any of the Business Assets of any Restricted Group Member or its Capital Stock.

12.1.6 Enforceability. Each Loan Document to which each Restricted Group Member is a party constitutes a valid and legally binding obligation enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, winding-up, dissolution, administration reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors' rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion.

12.1.7 Absence of Litigation. There is no existing, pending or threatened Litigation against any Restricted Group Member which, if adversely determined to any Restricted Group Member or the Finance Parties, could reasonably be expected to result in a Material Adverse Effect or, except for the Litigation notified to the Agent pursuant to Section 13.1.8 and the Litigation defined in the attached Exhibit 1, could reasonably be expected to result in any single Award ordering any Restricted Group Member to pay more than the Threshold Amount or multiple Awards ordering any Restricted Group Member or Restricted Group Members to pay more than the Threshold Amount in the aggregate. No event has occurred, and no state or condition exists, which could reasonably be expected to give rise to any such Litigation except for the subject matter of any Litigation notified to the Agent pursuant to Section 13.1.8 and the Litigation defined in the attached Exhibit 1, and there is no Award outstanding against any Restricted Group Member which could reasonably be expected to have a Material Adverse Effect.

12.1.8 Financial Statements. Each financial report and financial statement of each Restricted Group Member delivered to the Finance Parties pursuant to or in connection with this Agreement have been prepared in accordance with US GAAP (subject to year end audit adjustments, where applicable) or, as the case may be, on a Modified Consolidated Basis, does not contain (or, if audited, would not contain) any Impermissible Qualification and fairly and accurately presents the financial information and the financial condition and results of operations of such Restricted Group Member contained therein as at their respective preparation dates.

12.1.9 Accuracy of Information. No information furnished by any Restricted Group Member to the Finance Parties in connection with any of the Finance Documents contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made and as of the date made. Each financial forecast and projection ("Forecast") prepared by it and furnished to the Finance Parties was based upon assumptions believed to be reasonable by it as of the date of preparation; there has been no material change in such assumptions or in the information on which such assumptions are based which has not been disclosed in writing to the Finance Parties; it has no reason to believe that any such Forecast as it relates to periods ending after its date of preparation, when read in conjunction with the related assumptions and other information disclosed in writing to the Agent, fails to reflect the Restricted Group's judgment as the most probable set of economic conditions and the Restricted Group's planned courses of action given these conditions, and such Forecast as it relates to periods already ended, does not reflect results which are materially higher than the anticipated actual results for such periods.

12.1.10 Securities Law Filings. The Borrower has filed all management information circulars, reports and other material documents required to be filed by it pursuant to applicable securities legislation and the by-laws, rules, regulations and policies of each stock exchange on which any of its Capital Stock is listed ("Securities Reports") during the last four (4) years. Each Securities Report was, as of the date of filing, in compliance in all material respects with all applicable requirements under applicable securities legislation and the by-laws, rules, regulations and policies of each such stock exchange, and none of the Securities Reports, as of their respective filing dates, included any "misrepresentation" (as such term is defined in the Securities Act (Ontario)).

12.1.11 Reporting Issuer. The Borrower is a "reporting issuer" within the meaning of the securities legislation of all Provinces of Canada and is not in default of any material requirement of any applicable securities legislation or the regulations, rules or policies thereunder. All "material information" (within the meaning of National Instrument 51-201 of the Canadian Securities Administrators) has been publicly disclosed in compliance with the provisions of National Instrument 51-201.

12.1.12 Listing of Capital Stock. The Borrower's outstanding Class A subordinate voting shares are listed for trading on The Toronto Stock Exchange and NASDAQ and the Borrower is not in default of any material requirement of any applicable by-laws, rules, regulations or policies of such stock exchange.

12.1.13 No Material Adverse Change. Since the date of the most recent audited financial statements of the Borrower furnished to the Finance Parties, there has been no Material Adverse Change.

12.1.14 Compliance with Laws. Each Restricted Group Member is in compliance with all Applicable Laws, save for non-compliance which is Immaterial.

12.1.15 All Authorizations Obtained and Registrations Made. All Authorizations and Registrations necessary or of advantage to permit each Restricted Group Member to execute, deliver and perform each Finance Document to which it is party, grant any Guarantee and Security and consummate the transactions contemplated thereby and own its Business Assets and carry on its business have been obtained or effected and are in full force and effect. Each Restricted Group Member is in compliance with the requirements of all such Authorizations and Registrations and there is no Award outstanding or Litigation existing, pending or, to its knowledge, threatened which could reasonably be expected to result in the revocation, cancellation, suspension or any adverse modification of any of such Authorizations and Registrations.

12.1.16 No Default. No Default has occurred which has not been either remedied (or otherwise ceased to be continuing) or expressly waived by the Required Lenders in writing.

12.1.17 Real Property. Each Restricted Group Member has a subsisting leasehold interest in, or good and marketable title to, in each case free and clear of all Liens, other than Permitted Liens, all of the real property leased or owned by it which are reflected in the latest financial statements of the Restricted Group provided to the Senior Lenders, except for real property interests disposed in the ordinary course of business since the date of those financial statements in compliance with the provisions of this Agreement.

12.1.18 Personal Property. Each Restricted Group Member is the sole legal and beneficial owner of, free and clear of all Liens, other than Permitted Liens, all personal property reflected as an asset in the latest financial statements of the Restricted Group provided to the Senior Lenders, except for personal property disposed in the ordinary course of business since the date of those financial statements in compliance with the provisions of this Agreement.

12.1.19  Intellectual Property

         (a) Each Restricted Group Member has used its Material Intellectual Property Rights in such manner as to preserve its rights therein including the use of proper notices indicating ownership of and/or rights to use its Material Intellectual Property Rights, to the extent reasonably necessary for the protection of its Material Intellectual Property Rights, and the prevention of any disclosure to the public of the confidential information which would impair any Restricted Group Member's rights therein.

         (b) No Restricted Group Member is aware of any claim having been made that the use of any Material Intellectual Property Rights of any Restricted Group Member or the sale or licensing of any of the Software comprised therein does or may violate the rights of any other Person.

         (c) All Material IP Licences are in full force and effect unamended, each Restricted Group Member party thereto has duly observed and performed all of its covenants and obligations under each of the Material IP Licenses and there has not been any default under or breach of any Material IP Licenses by the other parties thereto.

12.1.20 Restricted Group Organization. The Borrower has no directly owned Subsidiaries other than inactive Subsidiaries and those depicted in the organization chart set out in Schedule 12.1.20 and those notified to the Agent pursuant to Section 13.1.6. Each other Restricted Group Member does not directly or indirectly own any Subsidiary other than inactive Subsidiaries and those depicted in the organization chart set out in Schedule 12.1.20 and those notified to the Agent pursuant to Section 13.1.6. The owners that are Restricted Group Members, beneficially and of record, of the issued Capital Stock of each such Subsidiary, are depicted in the organization chart set out in Schedule 12.1.20. No Person, other than another Restricted Group Member, has any option or right to acquire any Capital Stock in any Subsidiary of the Borrower that is a Restricted Group Member.

12.1.21  Taxes. Each Restricted Group Member has:

         (a) delivered or caused to be delivered all Income Tax, Sales Tax and other returns for Taxes which are now due to the appropriate Governmental Body;

         (b)      paid and discharged all Taxes payable by it when due;

         (c) made provision for appropriate amounts in respect of any Taxes likely to be exigible in accordance with US GAAP;

         (d) withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes to the appropriate Governmental Body when due; and

         (e)      paid and discharged all Statutory Prior Claims when due,

and no assessment or appeal is, to its knowledge, being asserted or processed with respect to such returns, Taxes or Statutory Prior Claims, except for assessments or appeals respecting an aggregate Tax liability for the entire Restricted Group not exceeding fifty percent (50%) of the Threshold Amount.

12.1.22 Deferred Acquisition Consideration. Schedule 12.1.22 contains the Borrower's reasonable best estimates of (a) all Deferred Acquisition Consideration and (b) the current portion of all Put/Call Obligations.

12.1.23  Solvency. Each Restricted Group Member is Solvent.

12.1.24 General Environmental Representations and Warranties. With respect to the Environment:

         (a) the Restricted Group's Facilities and all real estate (including the buildings, erections and facilities constructed thereon) and appurtenances comprising or used in connection therewith, are and have at all times been owned, leased, managed, controlled or operated in compliance with all Environmental Laws for the period they have been owned, leased, managed, controlled or operated by any Restricted Group Member (including its predecessors by amalgamation or merger); and

         (b) to the knowledge of each Restricted Group Member all real estate (including the buildings, erections and facilities constructed thereon) and appurtenances comprising or used in connection therewith were at all times owned, leased, managed, controlled or operated by the predecessors in title to such real estate in compliance with all Environmental Laws, with the exception of matters which are Immaterial and in respect of which (i) disclosure has been made to the Senior Lenders in Schedule 12.1.24 or to the Agent pursuant to Section 13.1.14 and (ii) non-compliance has not resulted in and could not reasonably be expected to result in, a loss and expense to any Restricted Group Member in an amount exceeding fifty percent (50%) of the Threshold Amount.

12.1.25 Employee Relations. There are no strikes, work stoppages or controversies pending or, to its knowledge, threatened between any Restricted Group Member and any of its employees (including unions representing employees), other than (a) employee grievances arising in the ordinary course of business which could not reasonably be expected to result in work stoppages and (b) those disclosed to the Agent pursuant to Section 13.1.15 all of which are Immaterial.

12.1.26 Investment Company; Public Utility Holding Company. No Restricted Group Member is, and after giving effect to any Advance no Restricted Group Member will be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended. No Restricted Group Member is subject to regulation under the United States Federal Power Act, the United States Interstate Commerce Act or the United States Public Utility Holding Company Act of 1935, as amended, or any other Applicable Law which restricts its ability to incur indebtedness or its ability to consummate the transactions contemplated by the Finance Documents.

12.1.27 Federal Reserve Regulations. No Restricted Group Member is engaged, directly or indirectly, principally or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U). Neither the borrowing of any Advance hereunder, nor the use of the proceeds thereof, will (i) be used to purchase or carry any "margin stock" within the meaning of Regulation U, or (ii) violate or be inconsistent with the provisions of Regulation U or Regulation X. None of the assets which are subject to any limitation on sale, pledge or other restriction under the Loan Documents have been, or will be, margin stock.

12.1.28 ERISA Matters. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan, Multiemployer Plan or Non-US Pension Plan. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect either (a) has received a favourable determination letter from the IRS that the Plan is so qualified or
(b) an application for determination of such tax-qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under
Section 401(a) of the Internal Revenue Code as currently in effect, and the Borrower or an ERISA Affiliate shall use commercially reasonable efforts to obtain promptly a determination letter with respect to such application. No Restricted Group Member maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Restricted Group Member is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA and the Internal Revenue Code with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate (i) has engaged in a non-exempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which could reasonably be expected to constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate has incurred any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (x) failed to make a required contribution or payment to a Multiemployer Plan or (y) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required instalment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such instalment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. No Restricted Group Member has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Borrower has given to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence as of the date hereof and in respect of which the Borrower or any ERISA Affiliate is currently an "employer" as defined in Section 3(5) of ERISA, and the most recent actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of any Restricted Group Member after termination of employment other than as required by Section 601 of ERISA, the plan document (or, if no plan document is available, a written description of the benefits provided under such plan), the actuarial report for such plan (if any), the aggregate amount of the most recent annual payments made to, or on behalf of, terminated employees under each such plan, and any information about funding to provide for such welfare benefits.

12.1.29 Non-US Employee Benefit Matters. Each Non-US Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. With respect to any Non-US Pension Plan with a defined benefit element not wholly covered by insurance maintained or contributed to by any Restricted Group Member, the most recent valuation for such plan has been disclosed to the Lenders. Contributions to such Non-US Pension Plan are being made at the rate recommended by actuarial advice to eliminate any projected benefit obligation (PBO) deficits disclosed in such valuations in the period prior to the next valuation, and no Restricted Group Member, or trustee has taken nor will take, any action which would materially increase any such deficit. With respect to any Non-US Employee Benefit Plan maintained or contributed to by any Restricted Group Member (other than a Non-US Pension
Plan), reasonable reserves have been established in accordance with prudent business practice or where required by best accounting practices in the jurisdiction in which such Plan is maintained having regard to tax legislation. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans would not be reasonably expected to result in a material liability. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Borrower, threatened against Restricted Group Member or any ERISA Affiliate with respect to any Non-US Employee Benefit Plan.

12.1.30  Anti-Terrorism and Anti-Money Laundering.

         (a) Compliance. The Borrower is not and shall not be, and, after making due inquiry, no Person who owns a controlling interest in or otherwise controls the Borrower is or shall be, (i) listed on the Specially Designated Nationals and Blocked Persons List (the "SDN List") maintained by the United States Office of Foreign Assets Control ("OFAC"), United States Department of the Treasury, and/or on any other similar list ("Other Lists" and, collectively with the SDN List, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"). None of the Restricted Group Members (x) is a Person or entity with which any Finance Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or (y) is a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Orders or (z) is affiliated or associated with a Person or entity listed in the preceding clause (x) or clause (y). To the knowledge of the Borrower, no Restricted Group Member, any of their Affiliates, nor any brokers or other agents acting in any capacity in connection with the Advances hereunder (I) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (II) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

         (b) Funds Invested in Restricted Group Members. Each Restricted Group Member has taken, and shall continue to take, reasonable measures appropriate to the circumstances (and in any event as required by Applicable Law), with respect to each holder of a direct or indirect interest in such Person, to assure that funds invested by such holders in such Person are derived from legal sources ("Anti-money Laundering Measures"). The Anti-money Laundering Measures have been and shall be undertaken in accordance with the Bank Secrecy Act, 31 U.S.C.ss.ss. 5311 et seq. ("BSA"), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C.ss.ss. 1956 and 1957 (collectively with the BSA, "Anti-money Laundering Laws").

         (c) No Violation of Anti-money Laundering Laws. To the Borrower's knowledge, no Restricted Group Member nor any holder of a direct or indirect interest in any Restricted Group Member (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. ss.ss. 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA,
                  (ii) has been assessed civil penalties under any Anti-money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-money Laundering Laws.

         (d) Compliance with Anti-money Laundering Laws. Each Restricted Group Member has taken, and agrees that it shall continue to take, reasonable measures appropriate to the circumstances (in any event as required by Applicable Law), to ensure that such Person is and shall be in compliance with all current and future Anti-money Laundering Laws and applicable laws, regulations and governmental guidance for the prevention of terrorism, terrorist financing and drug trafficking.

12.2 Repetition of Representations and Warranties. The representations and warranties made in Section 12.1, save and except those contained in Section 12.1.22, shall be deemed to be repeated by the Borrower on each Borrowing Date by reference to the facts and circumstances then existing, it being understood that to the extent such representations and warranties relate solely to a specifically identified earlier date they need only be true and correct as of such earlier date.

12.3 Nature of Representations and Warranties. The representations and warranties made in Section 12.1 or deemed repeated in Section 12.2 shall survive the execution and delivery of this Agreement and the making of each Borrowing notwithstanding any investigations or examinations which may be made by the Agent, any other Finance Party or Lenders' Counsel, and the Finance Parties shall be deemed to have relied on such representations and warranties in the making of each Borrowing.

                                  ARTICLE 13
                           COVENANTS OF THE BORROWER

13.1 Affirmative Covenants. Until Payment in Full of the Finance Obligations, the Borrower covenants and agrees with the Finance Parties that it will, and (where the context so admits) it will ensure that each Restricted Group Member will, duly perform and comply with each of the following affirmative covenants:

13.1.1 Punctual Payment. Each Restricted Group Member will duly and punctually pay each sum payable by it under each Finance Document to which it is a party at the time and place and in the manner provided for in such Finance Document.

13.1.2 Conduct of Business. Each Restricted Group Member will maintain in good standing and full force and effect its legal existence in its present jurisdiction of incorporation or formation and the Authorizations, Registrations, legal capacity, rights and qualifications necessary to carry on the Restricted Group's Business and own its Business Assets in each jurisdiction in which it carries on business or its Business Assets are located.

13.1.3 Compliance with Applicable Laws. Each Restricted Group Member will comply in all material respects with Applicable Laws.

13.1.4 Compliance with Contracts. Each Restricted Group Member will comply in all material respects with each of the contractual obligations owing by it to its customers, suppliers and other Persons, save for non-compliance that is Immaterial.

13.1.5 Financial Records. Each Restricted Group Member will maintain complete records and books of account in accordance with applicable generally accepted accounting principles.

13.1.6 Financial Statements and Other Information. The Borrower will deliver or cause to be delivered to the Agent (in sufficient numbers to provide a copy for the Agent and each of the Senior Lenders):

         (a) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the annual consolidated financial statements of the Borrower prepared in accordance with US GAAP audited by its Auditors (without any Impermissible Qualification), and the annual financial statements of the Restricted Group prepared on a Modified Consolidated Basis reviewed and commented upon by its Auditors (without any Impermissible Qualification), together with a Compliance Certificate from the Borrower prepared as at such Fiscal Year end;

         (b) as soon as practicable and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited quarterly consolidated financial statements of the Borrower, for the current Fiscal Year to such Fiscal Quarter end, each prepared in accordance with US GAAP (subject to annual year end audit adjustments) and unaudited financial statements of the Restricted Group prepared on a Modified Consolidated Basis (subject to annual year end audit adjustments), consisting in each case of a balance sheet and statements of income and retained earnings (or deficit) and of changes in cash position, together with a Compliance Certificate from the Borrower prepared as at such Fiscal Quarter end;

         (c) within five (5) days after approval by the board of directors of the Borrower and in any event not later than 30 days after the commencement of each Fiscal Year, the Annual Budget for that Fiscal Year;

         (d) promptly upon furnishing them to its shareholders, copies of all information circulars, management reports, financial statements and proxy statements furnished to the shareholders of the Borrower;

         (e) promptly upon the release or filing thereof, copies of all registration statements, prospectuses, material change reports and annual, quarterly, monthly or other regular reports which the Borrower files with the Ontario Securities Commission, the Securities and Exchange Commission or any other securities' regulatory authority; and

         (f) from time to time, such additional information regarding any of the Business Affairs of the Restricted Group as the Agent or any other Senior Lender may reasonably request.

13.1.7 Rights of Inspection. At any time and from time to time, upon reasonable prior written notice to any Restricted Group Member, each Restricted Group Member will permit any Representative of the Agent, at the expense of the Borrower, to attend at the premises of such Restricted Group Member and examine and make copies of any abstracts from the records and books of account of any Restricted Group Member and to discuss any of the Business Affairs of any Restricted Group Member with any of its directors, Senior Officers and with any of its Auditors or other Representatives.

13.1.8 Notice of Litigation. Each Restricted Group Member will give notice to the Agent as soon as it obtains knowledge of any Award or the commencement of any Litigation or dispute affecting any Restricted Group Member or any of its Business Affairs which, either alone or when aggregated with all other such Litigation, has resulted in, or could reasonably be expected to result in, (i) a Material Adverse Effect, or (ii) any single Award ordering any Restricted Group Member to pay more than the Threshold Amount or multiple Awards ordering any Restricted Group Member or Restricted Group Members to pay more than the Threshold Amount in the aggregate.

13.1.9 Notice of Default. Each Restricted Group Member will give notice to the Agent as soon as any Restricted Group Member obtains knowledge of any Default and outline in reasonable detail in such notice the action such Restricted Group Member is taking to remedy such Default.

13.1.10 Maintenance of Properties. Each Restricted Group Member will maintain in good repair, working order and condition (reasonable wear, tear and obsolescence excepted) its Business Assets (whether owned or held under lease) and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions and improvements thereto consistent with prudent business judgment.

13.1.11 Maintenance of Insurance. The Borrower will insure, or cause to be insured at all times, all of the Business Assets of the Restricted Group with financially sound and reputable insurance companies covering such Business Assets in an amount of at least their replacement value and against public liability, in at least such amounts and against at least such risks as are usually insured against by Persons of similar size and carrying on a similar business or holding similar Business Assets and the Borrower shall furnish to the Agent upon written request, full information as to the insurance carried. No Restricted Group Member will do or omit to be done anything which could breach or invalidate any such insurance and the Borrower will punctually pay all premiums and other amounts necessary for maintaining such insurance as the same become due. The Borrower shall obtain and, upon request, provide the Agent with certificates of insurance for and certified copies of the policies effecting the insurance required by this Section 13.1.11.

13.1.12  Payment of Taxes and Claims.  Each Restricted Group Member will:

         (a) pay and discharge all lawful claims for labour, material and supplies when due;

         (b) deliver or cause to be delivered all Income Tax, Sales Tax and other Tax returns when they are due to the appropriate Governmental Body;

         (c) punctually pay and discharge all Taxes payable by it when due;

         (d) withhold and collect all Taxes required to be withheld and collected by it and remit such Taxes to the appropriate Governmental Body when due in the manner required by Applicable Law; and

         (e)      pay and discharge all Statutory Prior Claims when due.

13.1.13 Arm's Length Arrangements. Each Restricted Group Member will only enter into an agreement, transaction or other arrangement with an Affiliate or any other Person with whom it is not dealing at arm's length if such agreement, transaction or arrangement is made (a) on commercially reasonable terms (including normal trade terms, but excluding for certainty deferred payment terms) at fair market value and consistent with commercial relations between Unrelated Parties or (b) between Secured Group Members.

13.1.14 Comply with Environmental Laws. Each Restricted Group Member will cause its Representatives to:

         (a) manage and operate the Restricted Group's Facilities in compliance with all Environmental Laws;

         (b) maintain all Authorizations and make all Registrations required under all Environmental Laws in relation to the Restricted Group's Facilities and remain in compliance therewith; and

         (c) store, treat, transport, generate, otherwise handle and dispose of all Hazardous Materials and Waste owned, managed or controlled by it in compliance with all Environmental Laws,

with the exception of failure or non-compliance which is Immaterial provided that (i) it is disclosed to the Senior Lenders in Schedule 12.1.24 or to the Agent within 10 Business Days of any Senior Officer of the Borrower first becoming aware of it pursuant to this Section 13.1.14 and (ii) no loss and expense in excess of fifty percent (50%) of the Threshold Amount has been or could reasonably be expected to be incurred by any Restricted Group Member.

13.1.15 Employee Relations. Each Restricted Group Member will give prompt notice to the Agent of any actual or threatened strikes or work stoppages and outline in responsible detail in such notice the expected resolution thereof.

13.1.16 Subsidiaries. The Borrower will provide the Agent with prompt notice of its creation or acquisition of any new Subsidiary (other than a Subsidiary that will be a Maxxcom Group Member) and, a copy of the Constitutional Documents of such new Subsidiary.

13.1.17 ERISA and Analogous Notices. The Borrower shall deliver or cause to be delivered to the Agent (in sufficient numbers to provide a copy for the Agent and each of the Senior Lenders) the following information and notices as soon as reasonably possible, and in any event within ten (10) Business Days:

         (a) after the Borrower or any ERISA Affiliate knows that a Termination Event has occurred, a written statement of a Senior Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC (or any analogous foreign Governmental Body in relation to Non-US Pension Benefit Plans) with respect thereto;

         (b) after any Restricted Group Member knows that a prohibited transaction defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code has occurred, a statement of a Senior Officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

         (c) after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

         (d) after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

         (e) after any Restricted Group receives notice of any unfavourable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such notice and letter;

         (f) after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

         (g) after the Borrower or any ERISA Affiliate fails to make a required instalment or any other required payment under
                  Section 412 of the Internal Revenue Code on or before the due date for such instalment or payment, a notification of such failure;

         (h) with respect to a Non-US Pension Plan, after the Borrower or any Restricted Group Member fails to make a required instalment or other payment in accordance with a schedule of contributions, according to the terms of such Non-US Pension Plan or as otherwise required by a foreign Governmental Body, a notification of such failure;

         (i) after the Borrower or any ERISA Affiliate knows (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

         (j) after the Borrower receives reasonable advance written notice from the Agent requesting the same, copies of any Non-US Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

13.1.18 ERISA Compliance. The Borrower shall, and shall cause each other Restricted Group Member to, and shall use its best efforts to cause its ERISA Affiliates who are not Restricted Group Members to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other Applicable Laws and the respective requirements of the governing documents for such Plans.

13.1.19 Non-US Employee Benefit Plan Compliance. The Borrower shall, and shall cause each of its other Restricted Group Members to, establish, maintain and operate all Non-US Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

13.1.20 Interest Holders. The Borrower also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in any Restricted Group Member is or shall be listed on any of the Lists or is or shall be a Designated Person. This
Section 13.1.20 shall not apply to any Person to the extent that such Person's interest in any Restricted Group Member is through a US Publicly Traded Entity. If requested by the Agent, the Borrower shall deliver to the Agent a schedule of the name, legal domicile address and (for entities) place of organization of each holder of a direct or indirect legal or beneficial interest in the Restricted Group Members.

13.1.21 Anti-Terrorism Policies. The Borrower agrees to adopt and maintain adequate policies, procedures and controls to ensure that it is in compliance with all Anti-Terrorism Laws and related government guidance (such policies, procedures and controls are collectively, the "Anti-Terrorism Policies"). The Borrower consents to the disclosure to U.S. regulators and law enforcement authorities by the Senior Lenders or any of their respective Affiliates or agents of such information about any Restricted Group Member and the owners of direct and indirect interests in any Restricted Group Member that the Agent or Senior Lenders reasonably deems necessary or appropriate to comply with applicable Anti-Terrorism Laws and Anti-money Laundering Laws.

13.1.22 Notification of Agent; Quarantine Steps. The Borrower shall immediately notify the Agent if such Person obtains knowledge that any holder of a direct or indirect interest in any Restricted Group Member, or any director, manager or officer of any of such holder, (a) has been listed on any of the Lists, (b) has become a Designated Person, (c) is under investigation by any Governmental Body for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (d) has been assessed civil penalties under any Anti-money Laundering Laws, or (e) has had funds seized or forfeited in an action under any Anti-money Laundering Laws.

13.1.23 No Violation of Anti-Terrorism Laws. The Restricted Group Members shall not (a) violate any of the prohibitions set forth in the Anti-Terrorism Laws applicable to any of them or the business that they conduct, and (b) require any Senior Lender to take any action that would cause any Senior Lender to be in violation of the prohibitions set forth in the Anti-Terrorism Laws, it being understood that each Senior Lender can refuse to honour any such request or demand otherwise validly made by the Borrower under this Agreement or any Loan Document.

13.2 Negative Covenants. Until Payment in Full of the Finance Obligations, the Borrower covenants and agrees with the Finance Parties that it will, and (where the context so admits) it will ensure that each Restricted Group Member will, duly perform and comply with each of the following negative covenants:

13.2.1 Limitation on Indebtedness. No Restricted Group Member will create, assume, incur, otherwise become liable upon or permit to exist any Indebtedness, other than:

         (a) Indebtedness secured by any Permitted Lien described in paragraphs (q), (r) and (t) of the definition of "Permitted Liens";

         (b) unsecured Indebtedness owing to Unrelated Parties in an aggregate outstanding amount for the entire Restricted Group of up to fifty percent (50%) of the Threshold Amount;

         (c)      Subordinated Debt;

         (d)      Indebtedness under any Finance Document;

         (e)      Derivative Exposure permitted under Subsection 13.2.10;

         (f) Indebtedness owing by one Restricted Group Member to another; provided that the aggregate outstanding amount of all such Indebtedness owing by all Restricted Group Members that are not Secured Group Members may not exceed the Threshold Amount;

         (g) Deferred Acquisition Consideration or the current portion of Put/Call Obligations; and

         (h)      Indebtedness permitted under Subsection 13.2.2(c).

13.2.2 Financial Assistance. No Restricted Group Member will provide any financial assistance by means of a loan, guarantee or otherwise to any Person, other than:

         (a)      to another Restricted Group Member that is a Secured Group
                  Member;

         (b) to another Restricted Group Member that is not a Secured Group Member so long as the aggregate value of all financial assistance permitted by this paragraph (b) for the entire Restricted Group does not exceed (on a cumulative basis from the date hereof) the Threshold Amount; and

         (c) guarantees in existence on the date hereof by the Borrower of (i) any amount, actual or contingent, matured or unmatured, which is owing by a Maxxcom Group Member to a Person that is acting at arm's length with the Maxxcom Group and holds Capital Stock in a Maxxcom Group Member acquired before that Maxxcom Group Member first became a Maxxcom Group Member (and any transferee thereof (in accordance with the provisions of the existing Acceptable LLC Agreement) acting at arm's length to the Maxxcom Group) and which (A) is, in substance, an amount owing on account of an unpaid portion of the purchase price payable for (1) Capital Stock of a Maxxcom Group Member, or (2) Business Assets of a Maxxcom Group Member which, in either case, was or were acquired from such Person, its Affiliate or predecessor in title as part of a Business Acquisition, or (B) is an "earn out" amount payable under the Constitutional Documents of any Maxxcom Group Member in effect at the date hereof without regard for any change made to them, unless the Required Lenders consent to the change or it is an Immaterial Amendment, or (ii) the current portion of any amount, actual or contingent, matured or unmatured, which is owing by any Maxxcom Group Member on account of the purchase, repurchase, redemption, retraction or other acquisition of, or other distribution in respect of, Capital Stock of a Maxxcom Group Member; provided that the amounts referred to in clauses (i) and (ii) of this paragraph (c) are payable in accordance with an Acceptable LLC Agreement.

13.2.3 Sale of Assets. No Restricted Group Member will dispose of any of its Business Assets, except for:

         (a) disposals of inventory made in the ordinary course of carrying on its day to day business for cash or Cash Equivalent, to Unrelated Parties;

         (b) disposals of obsolete, redundant, damaged or otherwise unusable goods, machinery and equipment;

         (c) disposals of any of its Business Assets (i) to a Secured Group Member or (ii) to another Restricted Group Member on commercially reasonable terms (including normal trade terms, but excluding for certainty deferred payment terms) at fair market value consistent with commercial relations between Persons that deal at arm's length;

         (d) disposals of defaulted accounts in order to realize on them in a commercially reasonable manner;

         (e) disposals of Business Assets in any period of four (4) consecutive Fiscal Quarters having a fair market value for the entire Restricted Group of up to the Threshold Amount; and

         (f) disposals of the non-core Business Assets listed in Schedule 13.2.3(f).

13.2.4 Negative Pledge. No Restricted Group Member will create, incur, assume or otherwise become liable upon or permit to exist any Lien on, against or with respect to any of its Business Assets, except for Permitted Liens.

13.2.5 No Merger, Amalgamation, etc. No Restricted Group Member will enter into any merger, amalgamation, arrangement, consolidation, liquidation, winding-up, dissolution or similar transaction, except that any Restricted Group Member that is a Wholly-Owned Subsidiary of the Borrower may liquidate or dissolve voluntarily into the Borrower or another such Wholly-Owned Subsidiary or merge, consolidate or amalgamate with and into any other Restricted Group Member that is a Wholly-Owned Subsidiary of the Borrower so long as:

         (a) no Default has occurred and is continuing at such time nor would any result from such merger, consolidation or amalgamation (in this subsection, the "Merger");

         (b) the successor resulting from the Merger (the "Merged Entity") possesses all the property, rights, privileges and franchises of each Restricted Group Member party to such Merger (each, a "Merging Group Member") and assumes and is subject to all the obligations and liabilities of each such Merging Group Member under each Finance Document to which such Merging Group Member is party;

         (c) the benefits of each Finance Document to which each Merging Group Member is a party extend to the performance by the Merged Entity of its obligations under each Loan Document;

         (d) the validity, enforceability and effect of the Finance Documents, and the validity, effect, priority and perfection of the Security, shall not be affected in any adverse way;

         (e) the Merged Entity is a Wholly-Owned Subsidiary of the Borrower and a Restricted Group Member; and

         (f) legal counsel for each Merging Group Member and the Merged Entity shall have provided an opinion to the Lenders, in form and substance satisfactory to the Required Lenders, addressing such matters referred to in paragraphs (a) to (e) above as the Required Lenders shall reasonably require.

13.2.6 Nature of Business. No Restricted Group Member will change the nature of the Restricted Group's Business or cease to carry on the Restricted Group's Business or any substantial part thereof; and no Restricted Group Member will engage in any new business other than a business engaged solely in a Core Business.

13.2.7 Limitation on Investments. No Restricted Group Member will make any new Investments, other than:

         (a)      Investments in Cash Equivalents;

         (b) Investments in any existing Secured Group Member that are not made in connection with any Business Acquisition;

         (c) Investments in any existing Restricted Group Member that is not a Secured Group Member and that are not made in connection with any Business Acquisition so long as the aggregate cumulative amount of all Investments made in such Restricted Group Members does not exceed the Threshold Amount during any Fiscal Year;

         (d)      Investments permitted under Section 13.2.8;

         (e) Investments in Capital Stock of non-Wholly-Owned Subsidiaries of Restricted Group Members that are Subsidiaries of the Borrower to the extent required under Put/Call Obligations;

         (f) Investment in Capital Stock of any Person that is not, and upon acquisition of such Capital Stock does not become, a Subsidiary of a Restricted Group Member, but it does grant the guarantees and Liens in favour of the Agent contemplated by Article 10 within 30 days of such Investment being made; and

         (g) Investments in Capital Stock of any Person that does not become a Subsidiary of a Restricted Group Member or a Secured Group Member may be acquired if the aggregate purchase price paid by the entire Restricted Group for all such Investments during any Fiscal Year does not exceed USD4,000,000 (or the Equivalent Amount in Canadian Dollars or other foreign currency);

provided that, in each case other than paragraph (a), no Default has occurred or could reasonably be expected to occur after such Investment is made and such Investment is in a Core Business.

13.2.8 Limitations on Acquisitions. No Restricted Group Member will make any further Business Acquisition, except as provided below:

         (a) if the aggregate purchase price paid by the entire Restricted Group for Business Acquisitions made during any Fiscal Year does not exceed USD15,000,000 (or the Equivalent Amount in Canadian Dollars or other foreign currency), then each such Business Acquisition may be made so long as (i) it is made by a Secured Group Member or by a Restricted Group Member that becomes a Secured Group Member within 30 days of such Business Acquisition taking place and (ii) each Subsidiary acquired under or in connection with such Business Acquisition becomes a Secured Group Member within 30 days of such Business Acquisition taking place; and

         (b) if the aggregate purchase price paid by the entire Restricted Group for Business Acquisitions made during any Fiscal Year equals or exceeds USD15,000,000 (or the Equivalent Amount in Canadian Dollars or other foreign currency), then each such Business Acquisition may be made so long as (i) the provisions set out in clauses (i) and
                  (ii) of paragraph (a) above are complied with, (ii) before such Business Acquisition takes place, the Borrower provides the Agent with pro forma financial statements prepared as at the date such Business Acquisition is to take place and on the basis that such Business Acquisition has taken place and a pro forma Compliance Certificate prepared as at such date and on such basis demonstrating pro forma compliance with the financial tests set out in Section 13.3, (iii) the Required Lenders shall have completed and been satisfied with the results of all due diligence enquiries made by the Lenders in respect of such Business Acquisition and (iv) the Required Lenders have consented to such Business Acquisition;

provided that no Default has occurred or could reasonably be expected to occur after such Business Acquisition takes place and such Business Acquisition is in a Core Business.

13.2.9 Redemptions and Distributions; Dividends. No Restricted Group Member will (a) declare, set apart for payment or pay any dividends or other distributions to shareholders on any of its Capital Stock or (b) redeem, retract, purchase for cancellation or retire or otherwise acquire for value in any manner any of its Capital Stock or otherwise reduce its capital in any manner; except that (i) any Restricted Group Member that is a Wholly-Owned Subsidiary of a Secured Group Member may take any of the actions referred to in clauses (a) and (b), (ii) any Restricted Group Member may purchase Capital Stock in non-Wholly-Owned Subsidiaries of Restricted Group Members that are Subsidiaries of the Borrower to the extent required under Put/Call Obligations and/or Deferred Acquisition Consideration agreements, (iii) the Borrower may purchase its own Capital Stock pursuant to a normal course issuer bid through the facilities of the Toronto Stock Exchange or otherwise pursuant to the provisions of Sections 93(3) (a), (b), (c), (d), (e) or (f) of the Securities Act (Ontario) and (iv) any Subsidiary of MDC/KBP Acquisition Inc. may declare and pay cash dividends and cash distributions in accordance with the Acceptable LLC Agreement in relation to it; provided, in each case, that no Default has occurred or could reasonably be expected to occur upon such purchase taking place or on or before the expiry of the first full Fiscal Quarter ending after the date such purchase takes place.

13.2.10 Derivatives. No Restricted Group Member will enter into any Derivative except for the purpose of paying or hedging its actual or anticipated normal business capital expenditures and operating revenues and expenses or hedging its interest rate or currency exposure on its Debt.

13.2.11 No Continuance. No Restricted Group Member will continue under the laws of any other jurisdiction, save that the Borrower may continue under the Canada Business Corporations Act (Canada).

13.2.12 Fiscal Year. No Restricted Group Member will change its fiscal year to any fiscal year other than to the Fiscal Year.

13.2.13 Material Contracts. No Restricted Group Member will permit any material change in any Material Contract to take place, except to the extent permitted in any related Material Contract security agreement entered into between that Restricted Group Member and the Agent.

13.2.14 Constitutional Documents. No Restricted Group Member will change its Constitutional Documents, except to the extent permitted by Subsection 13.2.5 and (b) for any change that is an Immaterial Amendment.

13.2.15  Benefit Plans. No Restricted Group Member will:

         (a) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

         (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

         (c) fail, or permit any ERISA Affiliate who is a Restricted Group Member to fail, to pay timely required contributions or annual instalments due with respect to any waived funding deficiency to any Benefit Plan;

         (d) terminate, or permit any ERISA Affiliate who is a Restricted Group Member to terminate, any Benefit Plan which would result in any liability of the Borrower or any ERISA Affiliate under Title IV of ERISA;

         (e) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

         (f) fail, or permit any ERISA Affiliate who is a Restricted Group Member to fail, to pay any required instalment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such instalment or other payment;

         (g) amend, or permit any ERISA Affiliate who is a Restricted Group Member to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

         (h) permit any further unfunded liabilities with respect to any Non-US Pension Plan which would trigger a requirement to make a material increase in contributions to fund any such liabilities; or

         (i) fail, or permit any other Restricted Group Member to fail, to pay any required contributions or payments to a Non-US Pension Plan on or before the due date for such required instalment or payment.

13.2.16 Anti-Terrorism Laws. No Restricted Group Member will, directly or indirectly, (a) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person or any other Person identified in any List, (b) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law,
(c) knowingly repay any Advance with any funds derived from any unlawful activity with the result that the making of the Loans would be in violation of law, or (d) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to the Agent any certification or other evidence requested from time to time by the Agent in its reasonable discretion, confirming compliance with this Section 13.2.7).

13.3 Financial Covenants. Until Payment in Full of all Finance Obligations, the Borrower covenants and agrees with the Finance Parties that it will ensure that each of the following financial tests is complied with at all times:

13.3.1 Maximum Total Debt/Adjusted EBITDA Ratio. The Total Debt/Adjusted EBITDA Ratio for each Test Period shall not exceed 2.0:1.

13.3.2 Maximum Total Debt/Total Capitalization Percentage. The Total Debt/Total Capitalization Percentage shall not be greater than fifteen percent (15%).

13.3.3 Minimum Shareholders Equity. Shareholders Equity as at any date shall not be less than the sum of (A) USD155,000,000 plus (b) fifty percent (50%) of the sum of the Restricted Group's positive combined net after tax income for each Fiscal Year completed on or before that date, but after December 31, 2004, in which there was positive combined net after tax income of the Restricted Group.

13.3.4 Minimum Adjusted Interest Coverage. The Adjusted Interest Coverage Ratio for each Test Period shall not be less than 2.5:1.

                                  ARTICLE 14
                               EVENTS OF DEFAULT

14.1 Events of Default. Any default, breach, failure, event, state or condition described below shall constitute an Event of Default and a default by the Borrower under this Agreement:

14.1.1 Non-Payment of Principal. The Borrower fails to pay any principal amount outstanding hereunder when due.

14.1.2 Non-Payment of Interest and Other Amounts. The Borrower fails to pay any interest, Fee or other amount (excluding principal) payable hereunder when due and such failure continues unremedied for more than three (3) Business Days.

14.1.3 Misrepresentation. Any representation or warranty which is not already subject to a materiality qualification made or deemed made by any Restricted Group Member in any Finance Document is found to have been false or misleading in any material respect or any representation or warranty which is subject to a materiality qualification made or deemed made by any Restricted Group Member in any Finance Document is found to have been false or misleading in any respect.

14.1.4 Financial Tests. Any financial test contained in Section 13.3 is not complied with.

14.1.5 Breach of Certain Covenants. The Borrower fails to perform or comply with any provision or obligation contained in Sections 10.1, 10.2, 13.1.2 and 13.2.

14.1.6 Breach of Other Covenants. Any Restricted Group Member fails to perform or comply with any provision or obligation contained in any Finance Document to which it is a party and such failure continues unremedied for a period of 30 days after any Restricted Group Member knows of such failure (other than those referred to in Subsections 14.1.1, 14.1.2, 14.1.3, 14.1.4 and 14.1.5
above).

14.1.7 Cross-Default. Any Restricted Group Member defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding the Threshold Amount and, if there is any cure period applicable to such default, such cure period lapses without the default being cured.

14.1.8 Unsatisfied Judgments. Any one or more Awards for the uninsured payment of money in an aggregate amount for the entire Restricted Group exceeding the Threshold Amount are rendered against any one or more Restricted Group Members and such Restricted Group Members do not discharge same in accordance with its terms, or procure a stay of execution thereof, or deposit with the Agent cash collateral or other security satisfactory to the Required Lenders in the amount of such Awards to be set aside to pay such Awards and bearing interest at prevailing commercial rates agreed between the Agent and such Restricted Group Member accruing to the benefit of such Restricted Group Member, within 30 days from the date of the entry of each such Award and in any event at least five (5) Business Days before any such Award may be executed upon.

14.1.9 Enforcement of Liens. Any one or more Persons entitled to any Liens on any Business Assets of any one or more Restricted Group Members having claims exceeding the Threshold Amount take possession of any such Business Assets or any one or more seizures, executions, garnishments, sequestrations, distresses, attachments or other equivalent processes in respect of claims against any one or more Restricted Group Member exceeding the Threshold Amount are issued or levied against all or any material part of the Business Assets of any one or more Restricted Group Members and such Restricted Group Members do not discharge the same or provide for the discharge in accordance with their terms, or procure a stay of execution thereof, or deposit with the Agent cash collateral or other security satisfactory to the Required Lenders in the amount of the claims to be set aside to pay such Awards and bearing interest at prevailing commercial rates agreed between the Agent and such Restricted Group Member accruing to the benefit of such Restricted Group Member, within 30 days from the date such possession or process first takes effect and in any event at least five (5) Business Days before such Business Assets are capable of being disposed of thereunder.

14.1.10 Insolvency. Any Bankruptcy Event with respect to any Restricted Group Member occurs; or any Restricted Group Member takes corporate or other internal governance action to authorize any Bankruptcy Proceeding.

14.1.11 Cessation of Business. Any Restricted Group Member ceases or suspends or threatens to cease or suspend all or a substantial portion of its business.

14.1.12 Security Imperilled. If (a) any Litigation is commenced which, if determined adversely to any Restricted Group Member or to the rights of the Senior Lenders, would constitute a Material Adverse Change, (b) any Finance Document or any material right thereunder becomes or is determined by a court of competent jurisdiction to be invalid, unenforceable or ineffective, (c) the Lien of any Security shall not be or cease to be valid and perfected ranking in priority in the manner contemplated herein or in the Security Documents, other than by reason of the direct act or omission of the Agent or the Lenders or (d) any Restricted Group Member or any other Person party to any Finance Document denies that it has any or further obligations thereunder or challenges the validity of any provision thereof or of the Security.

14.1.13  Material Adverse Change. Any Material Adverse Change occurs.

14.1.14 Change of Control or Ownership. Any Change in Control occurs, any Restricted Group Member that is not the Borrower ceases to be a Subsidiary of the Borrower or any Wholly-Owned Subsidiary of a Restricted Group Member (other than any of the Maxxcom Group) ceases to be a Wholly-Owned Subsidiary of a Restricted Group Member.

14.1.15 Termination Event. Any Termination Event occurs which the Agent reasonably believes could subject the Borrower or any ERISA Affiliate to a liability in excess of the Threshold Amount.

14.1.16 Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent believes that the substantial business hardship upon which the application for the waiver is based could subject the Borrower or any ERISA Affiliate to liability in excess of the Threshold Amount.

14.1.17 Requirement to Pay, etc. Any step is taken to issue any requirement to pay from the Minister of Finance of Canada or to issue any garnishment order directing the Agent or any Finance Party to pay more than the Threshold Amount on account of any Restricted Subsidiary to the Minister of Finance or such garnishing creditor.

14.1.18 Ashton-Potter [USA] Sublease. Ashton-Potter [USA] Ltd. is given a "Default Notice" referred to and defined in that certain Consent, Waiver and Agreement by Sublessor of Real Estate listed as item 29 in Schedule 10.1 (the "Landlord Consent") and fails to cure the defaults referred to therein within the "Cure Period" referred to and defined in the Landlord Consent.

14.2 Termination and Acceleration. Upon the occurrence of an Event of Default, the Agent may (or, subject to Section 15.9, at the direction of the Required Lenders shall) do any one or more of the following:

         (a) declare the whole or any item or part of the Total Commitment or the unutilized portion (if any) of any Credit Facility to be cancelled, terminated or reduced, whereupon the Lenders (to the extent applicable) shall not be required to make any further Advance hereunder in respect of such portion of the Total Commitment or each Credit Facility cancelled, terminated or reduced;

         (b) accelerate the maturity of all or any item or part of the Loan Obligations of the Borrower hereunder and declare them to be immediately due and payable, whereupon they shall be so accelerated and become so due and payable;

         (c) suspend any rights of the Borrower under any Loan Document, whereupon such rights shall be so suspended;

         (d) demand payment under each Guarantee and any other guarantee comprised in the Security;

         (e) demand that the Borrower pay (i) the Outstanding Amount of all outstanding Acceptances in prepayment of its obligations under Section 5.7 in respect of outstanding Acceptances,
                  (ii) its Positive Derivative Exposure, if any, to each Qualified Hedge Counterparty and (iii) the Standby Instrument Exposure under all outstanding Standby Instruments in prepayment of its obligations under Subsection 4.2.2 in respect thereof, whereupon the Borrower shall be obliged to (A) prepay immediately to the Agent for the account of the Lenders under the Revolving Facility the Outstanding Amount of all outstanding Acceptances, (B) pay immediately to the Agent for the account of each Qualified Hedge Counterparty such Positive Derivative Exposure under all Derivatives entered into by it with each Qualified Hedge Counterparty and (C) pay immediately to the Agent for the account of each Issuing Bank such Standby Instrument Exposure until such Standby Instruments expire or are drawn upon, whereupon the Issuing Bank shall, subject to other provisions of this Section 14.2, account to and return any overpayment to the Borrower;

         (f)      enforce and realize upon all or any part of the Security;
                  and

         (g) take any other action, commence and prosecute any Litigation or exercise such other rights as may be permitted by Applicable Law (whether or not provided for in any Finance Document) at such times and in such manner as the Agent may consider expedient;

all without any additional notice, demand, presentment for payment, protest, noting of protest, dishonour, notice of dishonour or any other action being required. If an Event of Default referred to in Subsection 14.1.10 occurs, unless the Required Lenders otherwise agree, the Total Commitment shall be cancelled and the Loan Obligations shall be accelerated and become immediately due and payable automatically without any action on the part of the Agent or any Lender being required.

14.3 Waiver. The Required Lenders may waive any Default. No waiver, however, shall be deemed to extend to a subsequent Default, whether or not the same as or similar to the Default waived, and no act or omission by the Senior Lenders shall extend to, or be taken in any manner whatsoever to affect, any subsequent Default or the rights of the Senior Lenders arising therefrom. Any such waiver must be in writing and signed by the Agent to be effective. No failure on the part of the Senior Lenders to exercise, and no delay by the Senior Lenders in exercising, any rights under any Finance Document shall operate as a waiver of such rights. No single or partial exercise of any such rights shall preclude any other or further exercise of such rights or the exercise of any other rights.

                                  Article 15
             THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES

15.1 Appointment and Authorization. Each Finance Party irrevocably appoints and authorizes the Agent to execute, deliver and take such actions as its agent under each Loan Document to which the Agent is party and to exercise such rights under each such Loan Document as are specifically delegated to the Agent by the terms thereof, together with such rights as are reasonably incidental thereto. The Agent accepts such appointment and agrees to perform its obligations as such Agent under each such Loan Document in accordance with the provisions hereof.

15.2 Declaration of Agency. The Agent declares that it shall hold the Security entrusted to it, the Collateral charged thereby and the rights granted to it under each other Loan Document, for its own benefit and as agent for the rateable benefit of each Finance Party. The rights vested in the Agent by any Loan Document shall be performed by the Agent in accordance with this
Article 15.

15.3 Protection of Agent. The Agent shall not be liable for any action taken or omitted to be taken by it under any Loan Document or in connection therewith, except to the extent of any losses and expenses that are determined by a Final Judgment to have directly resulted from the gross negligence or willful misconduct of the Agent. In no event shall the Agent be liable to the Borrower, any Guarantor or any Finance Party for special, indirect, consequential or punitive damages (as opposed to direct damages) arising out of or in connection with, or as a result of any Finance Document or the performance, improper performance or non-performance of any obligation thereunder.

15.4 Interest Holders. The Agent may treat each Lender as the holder of all of the rights of such Lender in respect of the Credit Facilities until a duly executed and delivered Loan Transfer Agreement signed by such Lender and the Transferee, completed in form and substance satisfactory to the Agent, has been delivered to the Agent and the Agent has been paid its required processing fee for such loan transfer. The Agent may treat each Qualified Hedge Counterparty as the holder of all rights of such Qualified Hedge Counterparty under all Qualified Hedge Agreements entered into by it until a duly executed and delivered assignment and assumption agreement signed by the Borrower, such Qualified Hedge Counterparty and the proposed assignee, in form and substance satisfactory to the Agent has been delivered to the Agent and the Agent has been paid such processing fee for such assignment as the Agent shall reasonably require together with payment of all fees, costs and expenses of the Lenders' Counsel incurred or anticipated being incurred in completing such assignment.

15.5 Consultation with Professionals. The Agent may engage and consult with the Lenders' Counsel, accountants, consultants, financial advisors and other experts and the Agent shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of the Lenders' Counsel or such accountants, consultants, financial advisors or other experts.

15.6 Documents. The Agent shall not be under any duty or obligation to examine, enquire into or pass upon the validity, effectiveness or genuineness of any Finance Document or any other agreement, document, instrument or communication furnished pursuant to or in connection with any Finance Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.7 The Agent and its Subsidiaries and Affiliates. With respect to its Commitments, those portions of the Credit Facilities made available by it and each Qualified Hedge Agreement entered into by it, the Agent shall have the same rights hereunder as any other Finance Party and may exercise the same as though it were not the Agent and the Agent and its Subsidiaries and Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Restricted Group Member and its Affiliates and Persons doing business with any Restricted Group Member or any of its Affiliates as if it were not the Agent and without any obligation to account therefor.

15.8 Responsibility of the Agent. The obligations of the Agent to the Finance Parties under each Loan Document to which the Agent is party are only those expressly set forth in such Loan Documents, subject as otherwise provided in this Article 15. The Agent shall not have any fiduciary obligation to any Finance Party. The Agent shall only have those contractual obligations expressly set forth in each Loan Document to which the Agent is party. The Agent shall not have any duty or obligation to investigate whether any Default has occurred. The Agent shall be entitled to assume that no Default has occurred and is continuing, unless any officer of the Agent charged with the administration of the Loan Documents has actual knowledge or has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that a Default has occurred and is continuing, such notification to specify in detail the nature thereof.

15.9     Action by the Agent.

15.9.1 Exercise of Discretion. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action which it may be able to take under or in respect of, any Loan Document, unless the Agent has been instructed by the Required Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not release or postpone any Guarantee or release, discharge or subordinate any Lien created under any Security without the consent of all the Lenders, unless expressly permitted or required to do so by the provisions of any Loan Document. The Agent shall not incur any obligations under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except to the extent of any losses and expenses that are determined by a Final Judgment to have directly resulted from the gross negligence or willful misconduct of the Agent.

15.9.2 Instruments from Required Lenders. The Agent shall in all cases be fully protected in acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders, and any action taken or refrained from being taken pursuant to such instructions shall be binding on all Finance Parties.

15.9.3 Compliance with Applicable Law. Notwithstanding anything else herein contained, the Agent may refrain from doing anything which would or might in its opinion be contrary to any Applicable Law or which would or might otherwise render it liable to any Person and may do anything which is, in its opinion, necessary to comply with any Applicable Law.

15.9.4 Insurance. Without prejudice to the provisions of any other Loan Document, the Agent shall have the right, but not the obligation, to insure any of the Collateral or to require any other Person to maintain any such insurance and it shall not be responsible for any losses and expenses which may be suffered by any Person as a result of the lack of or inadequacy or insufficiency of any such insurance.

15.9.5 Litigation. The Agent shall have the right to institute, prosecute and defend any Litigation affecting the Agent, any rights of the Finance Parties under the Finance Documents, the Collateral or the Security and, subject to Section 15.18, to compromise any matter or difference or submit any such matter or difference to arbitration and to compromise or compound any debts owing to the Agent as agent or any other claims against it as such agent upon being provided with such evidence as shall seem sufficient to the Agent.

15.9.6 New Obligations. The Agent shall have the right to give or enter into any obligation as it shall, with the approval of the Required Lenders and subject to all of the provisions of the Loan Documents to which the Agent is party, think fit in relation to the Finance Documents, the Collateral or the Security.

15.9.7 Agent May Require Security. Notwithstanding Subsection 15.9.1, the Agent may refrain from acting in accordance with any instructions of the Required Lenders to begin any Litigation, enforce any Security or to take management or control of any Collateral, arising out of or in connection with any Finance Document until it has received such security as it may require (whether by way of payment in advance or otherwise) for all losses and expenses and disbursements which it anticipates it will or may expend or incur in complying with such instructions.

15.9.8 Standard of Promptness. Where the Agent is obliged by the provisions of this Article 15 to give any notice or notification "promptly" or "forthwith", if it gives such notice or notification within two (2) Business Days of an officer of it charged with the administration of this Agreement becoming aware of the subject matter of such notice or notification, it shall be deemed to have given such notice or notification promptly or forthwith.

15.10 Notice of Events of Default. In the event that an officer of the Agent charged with the administration of this Agreement is notified of any Event of Default, the Agent shall promptly notify the Lenders, and, subject to
Section 15.9, the Agent shall take such action and assert such rights under the Loan Documents as the Required Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. Prior to receiving any instructions from the Required Lenders in respect of such Event of Default, the Agent may, but shall not be obliged to, take such action or assert such rights (other than those matters requiring unanimous Lender consent under any other provision of this Agreement) as it deems in its discretion to be advisable for the protection of the Finance Parties, except that, if the Required Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to those instructions.

15.11 Responsibility Disclaimed. The Agent in such capacity shall not be under any obligation whatsoever:

         (a) to any Restricted Group Member as a consequence of any failure or delay in the performance by, or any breach by, any Finance Party of any of its obligations under any Finance Document;

         (b) to any Finance Party, as a consequence of any failure or delay in performance by, or any breach by, any Restricted Group Member of any of its obligations under any Finance Document; or

         (c) to any Finance Party for any statements, representations or warranties in any Finance Document or any other agreement, document or instrument contemplated by any Finance Document or in any other information provided pursuant to any Finance Document or any other agreement, document or instrument contemplated by any Finance Document or for the validity, effectiveness, enforceability or sufficiency of any Finance Document or any other agreement, document or instrument contemplated thereby.

15.12    Indemnification.

15.12.1 Finance Parties to Indemnify Agent. Each of the Finance Parties severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower on demand) pro rata according to their respective Total Exposures from and against any and all losses and expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Finance Document or any other agreement, document or instrument contemplated thereby or any action taken or omitted by the Agent under any Finance Document or any agreement, document or instrument contemplated thereby, except that no Finance Party shall be liable to the Agent for any portion of such losses and expenses or disbursements to the extent they are determined by a Final Judgment to have directly resulted from the gross negligence or willful misconduct of the Agent.

15.12.2 Agent May Indemnify Itself. The Agent may indemnify itself out of the Collateral charged by the Security, or any funds received by the Agent pursuant to Section 15.20 against all of the losses and expenses or disbursements suffered or incurred by the Agent in connection with any matter or thing done or omitted to be done in any way relating to any Finance Document, except for any portion of such losses and expenses or disbursements to the extent they are determined by a Final Judgment to have directly resulted from the gross negligence or willful misconduct of the Agent.

15.13 Protection of Representatives. Each reference in Sections 15.1, 15.3, 15.9, 15.10, 15.11, 15.12, 15.15 and 15.20 to the Agent shall (to the extent the context so admits) be deemed to include the Agent and its Representatives and the Agent shall be constituted as agent and bare trustee of each such Representative and shall hold and enforce their rights under those Sections for their respective benefits.

15.14 Credit Decision. Each Finance Party represents and warrants to the Agent that:

         (a) in making its decision to enter into each Finance Document to which it is party, to make its Commitments and its portion of the Credit Facilities available to the Borrower and to enter into each Qualified Hedge Agreement, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of each Restricted Group Member and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

         (b) so long as any portion of the Credit Facilities is being utilized by the Borrower or any Qualified Hedge Agreement remains unperformed, it will continue to make its own independent evaluation of the financial condition and affairs of each Restricted Group Member.

15.15    Replacement of Agent, Reference Lender and Swing Line Lender.

15.15.1 Agents. The Agent (a "Resigning Agent") may resign at any time by giving written notice thereof to the Lenders and the Borrower. Such resignation will not be effective until a replacement agent is appointed. Upon receipt of notice of any such intended resignation, the Required Lenders shall have the right to appoint a replacement to the Resigning Agent who shall be one of the Lenders. Unless a Default has occurred, the consent of the Borrower (which shall not be unreasonably withheld or delayed) to any such replacement shall also be required. If no replacement to the Resigning Agent shall have been so appointed and shall have accepted such appointment within 15 days of receipt of such notice, the Lenders (excluding the Lender that is the Resigning Agent) shall within the following 15 days appoint a replacement who may, but need not be, a Lender. If the Lenders fail to appoint a replacement to the Resigning Agent within such 15 day period, without limitation of its rights under this Subsection 15.15.1, the Resigning Agent may, on behalf of the Finance Parties, appoint a replacement Agent which shall be a financial institution organized under the laws of Canada (or a Province) or the laws of the United States or any State thereof, in each case which has (or whose Holding Body Corporate has) combined capital and reserves in excess of USD5,000,000,000 (or the Equivalent Amount in Canadian Dollars or other foreign currency) and has (or whose affiliates have) offices in Toronto. Upon the resignation of a Resigning Agent, the replacement agent shall thereupon succeed to and become vested with all the rights and obligations of the Resigning Agent and the Resigning Agent shall be discharged from its obligations under the Finance Documents. A replacement agent shall evidence its acceptance of appointment hereunder by signing and delivering a counterpart of this Agreement to the Borrower and the Resigning Agent. After any Resigning Agent's resignation or removal hereunder as Agent the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

15.15.2 Reference Lenders. The Agent may remove any Reference Lender and nominate and appoint any other Lender (or its affiliate) to act as the Reference Lender in relation to any Credit Facility under this Agreement. Any Reference Lender may resign at any time by giving notice thereof to the Agent. Upon receipt of such resignation notice, the Agent shall appoint a replacement Reference Lender who shall be one of the Lenders (or their affiliates).

15.15.3 Swing Line Lender. The Swing Line Lender may be replaced by a Transferee pursuant to and in accordance with the provisions of Section 16.10.

15.16 Delegation. With the prior approval of the Required Lenders, such approval not to be unreasonably withheld or delayed, the Agent shall have the right to delegate any of its rights, duties or obligations under the Loan Documents to any other Person upon such terms and conditions as the Agent may think fit and the Agent shall not be bound to supervise the proceedings or be in any way responsible for any obligations or losses and expenses incurred by reason of any misconduct or default on the part of any such delegate.

15.17 Required Lender Decisions. Where the Required Lenders are required to agree or consent to any act or thing, or to exercise any judgment or discretion, under any Loan Document, the Relevant Agent shall ask all Lenders for such agreement or consent to do any such act or thing or to exercise such judgment or discretion. The foregoing shall not limit the right of the Required Lenders to agree or consent to any such act or thing or to exercise such judgment or discretion. A copy of such agreement or consent shall be sent by the Agent to all the Lenders.

15.18    Changes, Judgments and Discretions.

15.18.1 General. The rights of each Finance Party under each Finance Document shall be cumulative and not exclusive of any rights which each Finance Party would otherwise have, and no failure or delay by the Agent or any Finance Party in exercising any right shall operate as a waiver of it nor shall any single or partial exercise of any right preclude its further exercise or the exercise of any other right. Subject as otherwise provided in Subsections 15.18.2, 15.18.3 and 15.18.4, (a) any term, condition, other provision, obligation or agreement contained in any Finance Document may be changed with the consent of the Borrower and the Majority Lenders, (b) any act or thing referred to in any Loan Document may be agreed or consented to by the Majority Lenders and (c) the exercise of any judgment or discretion by the Lenders contained in any Loan Document may be exercised by the Majority Lenders.

15.18.2 Changes Requiring Every Lenders' Consent. Without the prior consent of every Lender, no change to any Finance Document, agreement or consent to any act or thing referred to in any Loan Document or exercise of any judgment or discretion contained in any Loan Document shall:

         (a) increase the aggregate amount of any Credit Facility, the amount or term of any of the Commitments or the proportion represented by the Rateable Share of any Lender, except to the extent expressly permitted or required in this Agreement;

         (b) postpone or defer the time for the payment of the principal of or interest on any Advance, any Fees or any other amount payable hereunder;

         (c) decrease the rate or amount or change the currency of any principal, interest or Fees payable hereunder (save for a decrease in the Default Rate by up to two percent (2%) which may be consented to by the Majority Lenders) or the requirement of pro rata application in accordance with (i) each Lender's Rateable Share of all amounts received by the Agent in respect of the Revolving Facility or (ii) its Total Exposure of all amounts received by the Finance Parties after the occurrence of an Enforcement Event;

         (d) require any Lender to make any Advance or its share in any Advance available to finance a Hostile Take-Over Bid if that Lender determines that it has a conflict of interest;

         (e) change the definition of "Majority Lenders", "Rateable Share", "Required Lenders" or "Total Exposure";

         (f)      amend Section 15.22, 15.25 or 16.10.2 or this Section 15.18;
                  or

         (g) release or postpone any Guarantee or release, discharge or subordinate any Lien created under the Security except as otherwise expressly permitted or required by the provisions of any Loan Document to which the Agent is party.

15.18.3 Changes Requiring Consent of the Agent, Swing Line Lender and Issuing Bank. No change to any provision of any Loan Document shall affect any of the rights or obligations of the Agent, the Swing Line Lender or the Issuing Bank under any Loan Document, without the prior consent of that Agent, Swing Line Lender or Issuing Bank.

15.18.4 Changes Requiring Consent of Qualified Hedge Counterparties. No change to any provision of any Qualified Hedge Agreement shall affect any of the rights or obligations of any Qualified Hedge Counterparty under any Qualified Hedge Agreement without the prior consent of that Qualified Hedge
Counterparty.

15.19    Determination by Agent.

15.19.1 Good Faith. Any determination to be made by the Agent under any Loan Document shall be made by the Agent in good faith and, if so made, shall be deemed to have been properly made and conclusive and binding on all parties, absent manifest error.

15.19.2 Certificate of the Agent as to Rates. Except as otherwise provided in Subsection 15.20.5, a certificate of the Agent certifying any amount or interest or discount rate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error. No provision hereof shall be construed so as to require the Agent to issue a certificate at any particular time.

15.19.3 Notification of Rates. Each Reference Lender (if it is not the same Person as the Agent) shall promptly notify the Agent of each interest rate that is required to determine pursuant to this Agreement. Promptly following receipt of each such notice, or promptly after determination if the Agent and the Reference Lender is the same Person, the Agent shall promptly notify the Lenders of each interest rate the Agent is required to determine and report to the Lenders pursuant to this Agreement.

15.20    Interlender Procedure for Making Advances.

15.20.1 Lenders to provide their Rateable Shares to Agent. Subject to the terms and conditions of this Agreement, the Revolving Facility shall be available to the Borrower as follows: upon receipt by the Agent of a Borrowing Request, the Agent will promptly notify each Lender of the receipt of such Borrowing Request and of such Lender's Rateable Share of such Borrowing. In the case of an issue of Acceptances, the Agent will round allocations amongst the Lenders to ensure that each Acceptance issued has a face amount which is a whole number multiple of CAD100,000 (and such rounded allocations shall constitute the Lenders' respective Rateable Shares for the purposes of this Agreement). Subject to Sections 6.3, 8.9 and 14.2 and Subsection 15.20.7, each Lender will make its Rateable Share of each Borrowing or its Net Acceptance Proceeds available to the Agent by paying, no later than 11:00 a.m. (local time in the place of payment) on the Borrowing Date requested by the Borrower, its Rateable Share of such Advance or such Net Acceptance Proceeds to the Agent's Accounts. Subject to Sections 8.9 and 14.2 , the Agent will make such funds available, upon receipt, to the Borrower on the Borrowing Date by bank transfer to the Borrower's Accounts.

15.20.2 Limitation on Agent's Liability. The obligations of the Agent under this Section 15.20 shall be limited to taking such steps as are commercially reasonable to implement the instructions described in Subsection 15.20.1, and the Agent shall not be liable for any losses and expenses which may be incurred or suffered by the Borrower and occasioned by the failure or delay of funds to reach the designated destination.

15.20.3 Lenders to indemnify Agents for failure to make funds available. Unless the Agent has been notified by a Lender at least two (2) Business Days prior to the Borrowing Date requested by the Borrower that such Lender will not make available to the Agent its Rateable Share of such Borrowing or its Net Acceptance Proceeds, the Agent may assume that such Lender has made such portion of the Borrowing or such Net Acceptance Proceeds available to the Agent on the Borrowing Date in accordance with the provisions hereof, and the Agent may, in reliance upon such assumption, make available (to the extent applicable) to the Borrower on such date a corresponding amount. If the Agent has made such assumption, to the extent a Lender has not so made its Rateable Share of the Borrowing or its Net Acceptance Proceeds available to the Agent, such Lender agrees to pay to the Agent forthwith on demand, to the extent that such amount is not recovered from the Borrower within seven days of demand (without in any way obligating the Agent to commence any Litigation to recover such amount), such Lender's Rateable Share of the Borrowing or its Net Acceptance Proceeds and all losses and expenses incurred by the Agent in connection therewith together with interest thereon at the relevant interbank rate for each day from the date such amount is made available by the Agent until the date such amount is paid or repaid to the Agent.

15.20.4 Borrower to repay any Advance not funded by a Lender. Notwithstanding Subsection 15.20.3, if a Lender fails to pay any portion of any Borrowing or its Net Acceptance Proceeds to the Agent pursuant to Subsection 15.20.3, the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Agent within three (3) Business Days after demand therefor by the Agent together with all losses and expenses incurred by the Agent in connection therewith and interest thereon at the rate payable hereunder by the Borrower in respect of such Borrowing.

15.20.5 Agent to issue Certificate as to Amount payable. Any amount payable to the Agent pursuant to this Section 15.20 (other than Subsection 15.20.1) shall be set forth in a certificate delivered by the Agent to the Lender concerned and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof. If a Lender makes the payment to the Agent required by this Section 15.20, the amount so paid shall constitute, to the extent thereof, such Lender's Rateable Share of the Borrowing or its Net Acceptance Proceeds for purposes of this Agreement.

15.20.6 No Lender responsible for any other Lender's Rateable Share. The failure of any Lender to advance its Rateable Share of any Borrowing or its Net Acceptance Proceeds to the Agent pursuant to this Agreement shall not relieve any other Lender of its obligations, if any, hereunder to advance its Rateable Share of the Borrowing or its Net Acceptance Proceeds to the Agent pursuant to this Agreement on the Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make available its Rateable Share of any Borrowing or its Net Acceptance Proceeds to be made available by such other Lender to the Agent pursuant to this Agreement on any Borrowing Date.

15.20.7 InterLender Netting. If on any date amounts (other than interest and Fees) would be due and payable under this Agreement in the same currency by the Agent to any Lender and by that Lender to the Agent, then, on such date, unless the Agent notifies the Lenders stating that netting is not to apply to such payments, each such party's obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Agent (after receipt from the Borrower or the Lenders, as the case may be) to that Lender exceeds the aggregate amount that would otherwise have been payable by that Lender to the Agent (for the account of the Borrower or the Lenders, as the case may be) or vice versa, such obligation shall be replaced by an obligation upon whichever of the Agent or the Lender would have had to pay the larger aggregate amount to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

15.21 Remittance of Payments. Forthwith after receipt of any payment of principal, interest, Fees or other amounts for the benefit of the Lenders pursuant to the provisions hereof, the Agent shall remit to each Lender entitled thereto, its Rateable Share of such payment. If the Agent, on the assumption that it will receive, on any particular date, a payment of principal, interest, Fees or other amounts hereunder, remits to each Lender its Rateable Share of such payment and the Borrower fails to make such payment, each Lender agrees to repay to the Agent forthwith on demand, to the extent that such amount is not recovered from the Borrower within seven (7) days of demand (without in any way obligating the Agent to commence any Litigation to recover such amount, such Lender's Rateable Share of the payment made pursuant hereto, together with all losses and expenses incurred by the Relevant Agent in connection therewith and interest thereon (at the relevant interbank rate) for each day from the date such amount is remitted to the Lenders. The exact amount of the repayment required to be made by the Lenders will be set forth in a statement delivered by the Agent to each Lender, which statement shall be conclusive and binding for all purposes, absent manifest error.

15.22    Redistribution of Payments.

15.22.1 Disproportionate Receipts to be Shared. Except for any payment that is required to be shared pursuant to Subsection 15.22.2, if a Lender, through the exercise of any right of set-off or otherwise (save for any payment made to it from the Agent in accordance with the provisions hereof) receives payment of a portion of the Loan Obligations due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of the Loan Obligations due to such other Lender (having regard to the respective Rateable Shares of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be done simultaneously with receipt of such payment) in that portion of the Loan Obligations due to the other Lender or Lenders (the "Selling Lender or Lenders") so that the respective receipts shall be pro rata according to their respective Rateable Shares; provided, however, that:

         (a) if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from a Restricted Group Member by the Selling Lender or Lenders, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to the extent of such recovery, together with interest thereon at the relevant interbank rate calculated and payable from the Business Day following the day such return is requested until it is paid in full; and

         (b) if all or part of such proportionately greater payment received by such purchasing Lender is found to have been a transfer in fraud of creditors or a preferential payment under any applicable bankruptcy or insolvency legislation or is otherwise required to be returned by such purchasing Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to the extent of such amount returned, together with interest thereon at the relevant interbank rate calculated and payable from the Business Day following the day such return is requested until it is paid in full.

15.22.2 Disproportionate Receipts of Finance Parties. If a Finance Party, through the exercise of any right of set-off or otherwise (save for any payment to it from the Agent in accordance with the provisions hereof), receives payment of a portion of the Finance Obligations due to it after the occurrence of an Enforcement Event which is greater than the proportion received by any other Finance Party in respect of the aggregate amount of the Finance Obligations due to such other Finance Party (having regard to the respective Total Exposures of the Finance Parties), the Finance Parties receiving such proportionately greater payment shall purchase a participation (which shall be done simultaneously with receipt of such payment) in that portion of the Finance Obligations due to the other Finance Party or Finance Parties (the "Selling Finance Party or Finance Parties") so that the respective receipts shall be pro rata according to their respective Total Exposures determined before such payment is received; provided, however, that:

         (a) if all or part of such proportionately greater payment received by such purchasing Finance Party shall be recovered from a Restricted Group Member by the Selling Finance Party or Finance Parties, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Finance Party or Finance Parties to the extent of such recovery, together with interest thereon at the relevant interbank rate calculated and payable from the Business Day following the day such return is requested until it is paid in full; and

         (b) if all or part of such proportionately greater payment received by such purchasing Finance Party is found to have been a transfer in fraud of creditors or a preferential payment under any applicable bankruptcy and insolvency legislation or is otherwise required to be returned by such purchasing Finance Party, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Finance Party or Finance Parties to the extent of such amount returned, together with interest thereon at the relevant interbank rate calculated and payable from the Business Day following the day such return is requested until it is paid in full.

15.22.3 Notice Requirement. If any Finance Party receives or recovers payment of any amount it is required to share pursuant to Subsections 15.22.1 or 15.22.2, it shall promptly provide full particulars thereof to the Agent and the Agent shall promptly provide copies of such particulars to the other Finance Parties.

15.23    Prompt Notice to Lenders.

15.23.1 Distribution of Information. The Agent agrees to provide to the Lenders copies of the information, notices and reports received by it from the Borrower for distribution to the Lenders pursuant to this Agreement, including information provided pursuant to Sections 12.2 and Subsections 13.1.6, 13.1.8 and 13.1.9, promptly upon receipt of same.

15.23.2 Distribution by Use of Websites. The Agent may satisfy its obligations under this Agreement to deliver to the Lenders copies of the information, notices and reports referred to in Subsection 15.23.1 by posting this information onto an electronic website designated by the Agent to which the Lenders have access. The Agent shall supply the Lenders with the address of and any relevant password specifications for that designated website.

15.24 Several Debts of the Lenders. Each Lender's share in each Borrowing constitutes a several debt owing by the Borrower to such Lender.

15.25 Enforcement of Security. To the extent that the Agent receives or recovers payment of an amount owing under the Finance Documents upon or following the occurrence of an Enforcement Event, such amount shall be applied as amongst the Finance Parties:

         (a) first, in or towards payment of all of the Agent's losses and expenses and disbursements;

         (b) secondly, in or towards payment of all Finance Obligations which are due and payable by the Borrower at such time to the Finance Parties on account of the Finance Obligations owing by the Borrower pro rata to the Total Exposures of the Finance Parties;

         (c) thirdly, if the Finance Obligations have been paid in full, in payment to any Person to whom the Agent is obliged to pay in priority to the Restricted Group Member otherwise entitled thereto, to the extent it is so obliged; and

         (d) fourthly, thereafter, in payment to the Restricted Group Member entitled thereto.

The fact that the Agent may make a payment pursuant to paragraph (c) or (d) above or may determine that the Finance Obligations have been paid in full, will not thereafter prevent the Agent from applying any further monies, or any credit balance on any account, in the order set out in this Section 15.25.

15.26    Adjustments on Termination of the Swing Line.

15.26.1 Adjustments and Assignments. If the Agent cancels or terminates the Revolving Facility in whole or in part pursuant to Section 14.2, the Agent shall, unless the Swing Line Lender agrees otherwise, also cancel or terminate the Swing Line Commitment in its entirety whereupon:

         (a)      the Swing Line Commitment shall be reduced to nil;

         (b)      the Swing Line shall be cancelled;

         (c) the Swing Line Lender shall (if not already a Lender under the Revolving Facility) become a Lender under the Revolving Facility with a Commitment thereunder equal to the amount (or if already a Lender under the Revolving Facility, its Commitment in respect of the Revolving Facility shall be increased by the amount ) of the Swing Line Commitment in effect before it was reduced to nil pursuant to clause (a) above;

         (d) the Agent will determine the amount of adjusting payments that may need to be made amongst the Lenders (including the Swing Line Lender) to ensure that their respective shares in outstanding Advances under the Revolving Facility equal their respective Rateable Shares of the Revolving Facility based on their respective Commitments in effect before any reduction of Commitments takes effect pursuant to Section 14.2;

         (e) each of the Lenders (including, if applicable, the Swing Line Lender) shall advance to the Agent the amount of any adjusting payment required of it determined pursuant to clause (d) above;

         (f) the Agent shall, upon receipt from the Lenders (including the Swing Line Lender) advance to each applicable Lender (including, if applicable, the Swing Line Lender) the amount of any adjusting payment required to be paid to such Lender as determined pursuant to clause (d) above; and

         (g) the Borrower shall be obliged to repay outstanding Advances under the Revolving Facility in the Rateable Shares amongst the Lenders as adjusted pursuant to this Subsection 15.26.1.

15.26.2 Participations. If adjusting advances pursuant to Subsection 15.26.1 cannot for any reason be made or the Lenders for any reason would not as a result thereof share rateably in the aggregate amount of the Advances outstanding under the Revolving Facility in their respective Rateable Shares based on their respective Commitments in effect before any reduction of Commitments takes effect pursuant to Section 14.2, each Lender hereby agrees that it shall forthwith purchase from the Swing Line Lender and each Lender (including the Swing Line Lender) agrees that it shall forthwith purchase from each of the other Lenders, as applicable, such participations in the Advances outstanding under the Revolving Facility as shall be necessary to cause the Lenders to share in such Advances rateably based on their respective Revolving Commitments (taking into account any increase therein pursuant to Subsection 15.26.1(a) which effectively changes the Swing Line Commitment to a Revolving Commitment but disregarding any reduction thereof pursuant to Section 14.2); provided that all interest payable on Advances outstanding under the Swing Line shall be for the account of the Swing Line Lender until the date their respective participation is paid for and, to the extent attributable thereto, shall be payable to the purchasing Lender from and after such date of payment.

15.26.3 Failure by Lender to Advance. If a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of the Swing Line Lender pursuant to Subsection 15.26.1 or 15.26.2 (the balance thereof for the time being unpaid being referred to in this Subsection 15.26.3 as an "overdue amount") then until the Swing Line Lender has received payment of the overdue amount (plus interest as provided below) in full (and without in any way limiting the rights of the Swing Line Lender in respect of such failure):

         (a) the Swing Line Lender shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the Credit Facilities or otherwise in respect of any Finance Document; and

         (b) the overdue amount shall bear interest payable by the Defaulting Lender to the Swing Line Lender at the rate payable by the Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

15.27 No Reliance on Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or Transferees, may rely on the Agent to carry out such Lender's, Affiliate's, Participant's or Transferee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR
103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Restricted Group Members, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws.

15.28 USA Patriot Act. Each Finance Party and each of its Participants and Transferees that are not incorporated that are not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the date hereof and (2) at such other times as are required under the USA Patriot Act.

                                  ARTICLE 16
                                    GENERAL

16.1     Costs and Expenses.

16.1.1 Generally. The Borrower shall on demand pay to the Agent, on a full indemnity basis, the amount of all reasonable out-of-pocket fees, costs and expenses incurred and disbursements made by the Agent (including the reasonable fees and out-of-pocket expenses of the Lenders' Counsel (limited to one legal firm for each relevant jurisdiction) and those of accountants, experts, consultants and other Representatives retained by the Agent) in connection with each of:

         (a) the preparation, negotiation, settlement, execution, delivery, entry into effect and administration of each Loan Document and/or the satisfaction of any conditions or obligations specified in Article 9 or in the Post-Closing Undertaking;

         (b)      the perfection or priority of any Security;

         (c) the syndication of the Credit Facilities and post closing costs;

         (d) each waiver, consent, amendment or supplement to, or restatement or novation of, each Loan Document;

         (e) any restructuring of the Credit Facilities for any reason other than by reason of an Event of Default; and

         (f) the interpretation, defence, establishment, preservation, protection or enforcement of rights of the Finance Parties under each Finance Document.

16.1.2 Post Default. The Borrower shall on demand pay to each Lender, on a full indemnity basis, the amount of all out-of-pocket fees, costs and expenses incurred and disbursements made by each Lender (including the fees and out-of-pocket expenses of the Lenders' Counsel and those of legal counsel, accountants, experts and consultants retained by each Lender) in connection with each of:

         (a) any restructuring of the Loan Obligations by reason of an Event of Default; and

         (b) the defence, establishment, preservation, protection or enforcement of rights of the Lenders under each Finance Document after the occurrence of an Event of Default.

16.2     Indemnification by the Borrower.

16.2.1 Borrowings. The Borrower shall on demand pay to the Agent for the account of each Lender the amount of all losses and expenses, including losses and expenses sustained by such Lender in connection with the liquidation or reemployment, in whole or in part, of deposits or funds borrowed or acquired by such Lender to fund such Lender's Rateable Share in any Borrowing to the Borrower, which such Lender sustains or incurs:

         (a) if for any reason a Borrowing does not occur on a date requested by the Borrower, unless the Borrowing does not occur by reason of the breach by the Agent or such Lender of its obligations under this Agreement;

         (b) if the Borrower fails to give any notice required to be given by it hereunder in the manner and at the time specified herein;

         (c) as a consequence of any failure by the Borrower to repay any amount when required by the terms of this Agreement; or

         (d) if the whole or any part of such Lender's Rateable Share in any Libor Loan made available to the Borrower is paid to such Lender or converted to another Type of Borrowing other than on the Period End Date relating thereto.

16.2.2 Other. The Borrower shall forthwith on demand fully indemnify, defend and save each of the Agents, the Lenders and their respective Representatives (each, an "Indemnified Party") harmless from and against any and all losses and expenses (including interest and, to the extent permitted by applicable law, penalties, fines and monetary sanctions) which an Indemnified Party suffers or incurs as a result of or otherwise in respect of:

         (a) any claim or liability of any kind relating to the Environment which arises out of the execution, delivery or performance of, or the enforcement or exercise of any right under, any Loan Document, including any claim in nuisance, negligence, strict liability or other cause of action arising out of a discharge of a Contaminant into the Environment, any fines or orders of any kind that may be levied or made pursuant to an Environmental Law in each case relating to or otherwise arising out of any of the Business Assets of any Restricted Group Member or the Restricted Group's Business;

         (b) the direct or indirect use or proposed use of the proceeds of any Advance;

         (c)      any Default; or

         (d) any Litigation commenced against any Indemnified Party arising out of the execution, delivery or performance of, or the enforcement of any right under any Loan Document.

Each Lender shall be constituted as the agent and bare trustee of each Indemnified Party who is its own Representative and shall hold and enforce each such Indemnified Party's rights under this paragraph for such party's benefit. The foregoing indemnity shall not apply in respect of losses and expenses of an Indemnified Party to the extent that they are determined by a Final Judgment to have directly resulted from the gross negligence or willful misconduct of that Indemnified Party.

16.3 Application of Payments. Any payments received in respect of the Finance Obligations from time to time and any insurance monies received for the account of any Restricted Group Member may, notwithstanding any appropriation by any Restricted Group Member, be appropriated to such parts of the Finance Obligations then due and owing and in such order as the Agent sees fit, and the Agent shall have the rights to change any appropriation at any time. After the occurrence of a Default, any such insurance moneys may, at the option of the Agent, be used to repair or replace Collateral, be held as part of the Collateral or be appropriated to the Finance Obligations.

16.4 Set-Off, Combination of Accounts and Crossclaims. The obligations of the Borrower under each Finance Document will be paid by the Borrower without regard to any equities between the Borrower and the Finance Parties or any right of set-off, combination of accounts or cross-claim. Any Indebtedness owing by any Finance Party to the Borrower, direct or indirect, extended or renewed, actual or contingent, matured or not, may be set off or applied against, or combined with, the Finance Obligations of the Borrower by such Finance Party at any time, either before or after maturity, without demand upon or notice to anyone.

16.5 Rights in Addition. The rights conferred by each Finance Document are in addition to, and not in substitution for, any other rights the Finance Parties may have under that Finance Document or any other Finance Document, at law, in equity or by or under Applicable Law or any agreement. The Finance Parties may proceed by way of any Litigation at law or in equity and no right of the Finance Parties shall be exclusive of or dependent on any other. The Finance Parties may exercise any of its rights separately or in combination and at any time.

16.6 Certificate Evidence. A certificate prepared by any Finance Party and provided to the Borrower setting forth any interest rate or any amount payable under any Finance Document, including the amount of compensation or loss and expense payable under Section 7.5 or 16.2, shall be conclusive and bind the Borrower, absent manifest error.

16.7     Evidence of Indebtedness.

16.7.1 Agent's Books. The Agent shall open and maintain on its books accounts evidencing all Borrowings under the Revolving Facility and all amounts owing by the Borrower to each Lender under the Revolving Facility. The Agent shall enter in the accounts details of all amounts from time to time owing, paid or repaid by the Borrower under the Revolving Facility. The information entered in the accounts shall constitute, in the absence of manifest error, prima facie evidence of the existence and quantum of the obligations of the Borrower to each Lender under the Revolving Facility. The Borrower shall, on reasonable notice to the Agent, be entitled to obtain promptly from the Agent copies of extracts of all entries made in such accounts.

16.7.2 Lenders May Request Promissory Notes. Any Lender may request that its Rateable Share in Advances be evidenced by a promissory note (in the form of Schedule 16.7.2 or such other form to substantially the same effect as the Lender may accept) duly completed and executed by the Borrower (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Rateable Share of such Lender in all outstanding Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 16.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 16.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that its Rateable Share on outstanding Advances once again be evidenced as described in Subsection 16.7.1.

16.7.3 Swing Line Lenders' Books. The Swing Line Lender shall open and maintain on its books accounts evidencing all Borrowings under the Swing Line and all amounts owing by the Borrower under the Swing Line. The Swing Line Lender shall enter in the accounts details of all amounts from time to time owing, paid or repaid by the Borrower under the Swing Line. The information entered in the accounts shall constitute, in the absence of manifest error, prima facie evidence of the existence and quantum of the obligations of the Borrower to the Swing Line Lender under the Swing Line. The Borrower shall, on reasonable notice to the Swing Line Lender, be entitled to obtain promptly from the Swing Line Lender copies of extracts of all entries made in such accounts.

16.8 Notices. Any notice, demand, consent, approval or other communication to be made or given under or in connection with this Agreement (a "Notice") shall be in writing and may be made or given by personal delivery, by facsimile or by e-mail addressed to the Agent and the Borrower at their respective addresses set out in Schedule 16.8, or to such other address as such party may from time to time notify the others in accordance with this
Section 16.8, and to the Lenders at their respective Lending Offices. Any Notice made or given by personal delivery shall be conclusively deemed to have been given at the time of actual delivery or, if made or given by facsimile or e-mail at the opening of business on the first Business Day following the transmittal thereof, provided the party sending such Notice receives confirmation of receipt. Notwithstanding the foregoing, (a) the Agent shall not be deemed to have received any Notice until it is actually received by an officer of the Agent charged with the administration of this Agreement and (b) the Agent may in its discretion act upon verbal Notice from any Person reasonably believed by the Agent to be a Person authorized by the Borrower or Lender to give instructions under or in connection with this Agreement including, any request by the Borrower for a Borrowing. The Senior Lenders shall not be responsible for any error or omission in such instructions or in the performance thereof.

16.9 Judgment Currency. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the jurisdiction giving such judgment (the "Judgment Currency") an amount due hereunder in any other currency (the "Original Currency"), then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the "Conversion Date". If there is a change in the rate of exchange between the Judgment Currency and the Original Currency between the Conversion Date and the actual receipt by any Senior Lender of the amount due to it hereunder or under such judgment, the Borrower shall, notwithstanding such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by such Senior Lender in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Original Currency. The Borrower's liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Agreement.

16.10    Successors and Assigns.

16.10.1 Benefit & Burden. The Loan Documents shall enure to the benefit of and be binding on the parties thereto, their respective successors and each assignee of some or all of the rights or obligations of the parties under the Loan Documents permitted by Subsection 16.10. Any reference in any such Loan Document to any party thereto shall (to the extent the context so admits) be construed accordingly.

16.10.2 Borrower. The Borrower may not assign all or any part of any of its rights or obligations in respect of any Credit Facility or under any Loan Document. Where the context so admits, each reference in this Agreement to the Borrower shall be construed so as to include the successors of the Borrower.

16.10.3 Participation. Each Lender may grant a participation to any other Person (a "Participant") in the whole or any part of any of its Commitments (including its Rateable Share in any related Advances) under which the Participant shall be entitled to the benefit of the same rights under this Agreement with respect to such Participation as if it were a party hereto in the place and stead of such Lender provided that, in respect of such participated share of its Commitments and as amongst all parties to this Agreement, such Lender (and not the Participant) shall remain entitled to enforce such rights, and shall remain responsible for the performance of all obligations, of such Lender under this Agreement with respect to the share of each of its Commitments subject to such participation.

16.10.4 Assignments. Each Lender (a "Transferring Lender") may assign any of its Commitments (including its share in any related Advances made hereunder), or any part thereof in a minimum amount of CAD2,500,000, or such lesser amount as the Agent may permit, to:

         (a)      any affiliate or Approved Fund of the Transferring Lender;

         (b) prior to the occurrence of a Default, to any Person not referred to in paragraph (a), with the prior consent of the Agent and the Borrower, such consent not to be unreasonably withheld or delayed; or

         (c) after the occurrence of a Default, to any other Person, with the consent of the Agent, such consent not to be unreasonably withheld or delayed.

Any such transfer to any Person permitted pursuant to the preceding sentence (a "Transferee") shall be made pursuant to a loan transfer agreement (a "Loan Transfer Agreement") substantially in the form of Schedule 16.10.4 (or in such other form to substantially the same effect as the Agent may approve). Each Loan Transfer Agreement must be delivered to the Agent at least five (5) Business Days before it takes effect accompanied, if such assignment is not being made to an affiliate of an existing Lender, by payment to the Agent of a processing fee of CAD3,500. Each party hereto hereby agrees that any such Transferee shall be subject to the obligations identical to the obligations assigned under any such Loan Transfer Agreement and shall be entitled to rights identical to the rights assigned to such Transferee as if such Transferee were named in this Agreement as an original party in substitution for the Transferring Lender in respect of each such Commitment, or part thereof, assigned, and such Transferring Lender shall be released from all obligations in relation to each of its Commitments, or part thereof, so assigned.

16.10.5 Pledge to US Reserve Bank. Notwithstanding Subsection 16.10.4, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a US Federal Reserve Bank; provided, however, that no such assignment to a US Federal Reserve Bank shall release the transferor Lender from its obligations hereunder.

16.10.6  Schedule 1.1 "Commitments". The Agent may from time to time revise
Schedule 1.1 "Commitments" to record the Lenders and their respective Commitments after giving effect to assignments and/or transfers referred to in Subsection 16.10.4 above. Any such revised Schedule 1.1 "Commitments" shall be prima facie evidence of the identities and Commitments of the Lenders. The Agent shall provide a copy of any such revised Schedule 1.1 "Commitments" to the Borrower and each Lender promptly upon request.

16.10.7 Increased Costs. If as a result of any assignment of the whole or any part of any Commitment of any Lender pursuant to Subsection 16.10.4, or any participation granted by any Lender pursuant to Subsection 16.10.3 made before the occurrence of a Default, the Transferee or Participant would incur costs, expenses or other amounts of the nature described in Section 7.5 in excess of those which the Borrower would have been required to indemnify such Lender had such assignment or participation not taken place, the indemnity obligations of the Borrower under Section 7.5 shall not extend to such excess.

16.10.8 Withholding Tax. If as a result of any assignment of the whole or any part of any Commitment of any Transferring Lender pursuant to Subsection
16.10.4 made before the occurrence of a Default, the Borrower would be required to deduct or withhold Tax and make increased payments to the Transferee pursuant to Subsection 7.8.1 in excess of such increased payments which the Borrower would have been required to pay to the Transferring Lender pursuant to Subsection 7.8.1(d) had such assignment not taken place, the provisions of Subsection 7.8.1(d) requiring such increased payments shall not apply to the extent of such excess.

16.10.9 Disclosure. Each Lender may disclose to any prospective or actual Participant in or Transferee of any rights or obligations in respect of any Credit Facilities any information regarding any Restricted Group Member or any of its Business Affairs so long as the prospective or actual Participant or Transferee agrees to be bound by the confidentiality provisions of this Subsection 16.10.9. Each Lender shall keep confidential and not disclose to any third party (excluding for certainty its own Representatives) any confidential information received by such Lender from the Borrower pursuant to this Agreement which is designated as confidential by the Borrower, save that any Lender may disclose any such confidential information (i) as provided in the preceding sentence, (ii) to the Agent or any other Lender, (iii) to any prospective or actual replacement Agent, (iv) to the extent required by Applicable Law, (v) to the extent required to protect the interests of any Lender in any actual, pending or threatened Litigation, or (vi) as may be necessary or desirable in order to enforce the rights of the Finance Parties under any Finance Document.

16.10.10 Substitute Lenders. If at any time the Borrower becomes obligated to compensate any Lender for additional amounts pursuant to Section 7.5 or increased payments pursuant to Subsection 7.8.1(d), or any Lender becomes an Affected Lender and either ceases to make its Rateable Share available in any Libor Loans pursuant to Subsection 7.6.1 or Section 7.7 or ceases to make its Rateable Share in any Borrowing by way of Bankers' Acceptances pursuant to Subsection 7.6.2, then the Borrower may, on 10 Business Days' prior written notice to the Agent and such Affected Finance Party replace the Affected Finance Party by causing the Affected Finance Party to (and the Affected Finance Party shall be obligated to) assign and transfer its rights and obligations under this Agreement pursuant to Subsection 16.10.4 to another Lender that has agreed to accept such assignment and transfer or to another Person selected by the Borrower that is acceptable to the Agent, acting in its discretion exercised reasonably, (a "Replacement Lender") for a purchase price equal to the Loan Obligations owing to the Affected Finance Party, including all accrued interest and Fees and other amounts payable hereunder, together with such amount as would be payable to the Affected Finance Party under Subsection 16.2.1 if the Rateable Share of the Affected Finance Party in each outstanding Advance were actually being paid by the Borrower instead of being purchased by way of assignment and transfer pursuant to Subsection 16.10.4; provided that (i) neither the Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender, (ii) in circumstances where an Affected Finance Party is sought to be replaced pursuant to this Subsection 16.10.10, in order for the Borrower to be entitled to replace such Affected Finance Party, such replacement must take place no later than 90 days after the date the Affected Finance Party shall have notified the Agent that it had become an Affected Finance Party, (iii) in no event shall the Affected Finance Party be required to pay or surrender to such Replacement Lender any of the principal, interest, Fees or other amounts received by the Affected Finance Party pursuant to this Agreement and (iv) the Borrower shall only be entitled to replace an Affected Finance Party pursuant to this Subsection 16.10.10 if no Default has occurred.

16.11 Lead Arranger and Sole Bookrunner. Neither the Lead Arranger and Sole Bookrunner nor any of its Representatives shall be under any obligation whatsoever:

         (a) to any Restricted Group Member as a consequence of any failure or delay in performance by, or any breach by, any Finance Party of any of its obligations under any Finance Document;

         (b) to any Finance Party as a consequence of any failure or delay in performance by, or any breach by, any Restricted Group Member of any of its obligations under any Finance Document; or

         (c) to any Finance Party for any statements, representations or warranties in any Finance Document or any other agreement, document or instrument contemplated by any Finance Document or any other information provided pursuant to any Finance Document or any other agreement, document or instrument contemplated by any Finance Document or for validity, effectiveness, enforceability or sufficiency of any Finance Document or any other agreement, document or instrument contemplated thereby.

16.12 Survival. The Loan Obligations payable under Sections 7.5, 7.8, 16.1 and 16.2 ("Indemnity Obligations") shall survive the Payment in Full of all other Loan Obligations and shall continue in full force and effect until such Indemnity Obligations are irrevocably paid in full.

16.13 Time of the Essence. Time is of the essence of each provision of each Loan Document.

16.14 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws in force in the Province of Ontario (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction). Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Senior Lenders under the laws of any jurisdiction where any Restricted Group Member or its property may be located.

16.15    JURISDICTION.

16.15.1 SUBMISSION TO JURISDICTION AND WAIVER OF OBJECTIONS. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, ANY OTHER FINANCE DOCUMENT OR ANY OTHER AGREEMENT RELATING TO ANY FINANCE DOCUMENT (COLLECTIVELY, THE "FINANCE RELATED AGREEMENTS"):

         (a) FOR THE EXCLUSIVE BENEFIT OF THE FINANCE PARTIES, THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF:

                  (i)      THE PROVINCE OF ONTARIO, CANADA LOCATED AT TORONTO;

                  (ii) THE STATE OF NEW YORK AND THE UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY; AND

                  (iii) THE JURISDICTION IN WHICH THE CHIEF EXECUTIVE OFFICE OF EACH RESTRICTED GROUP MEMBER IS LOCATED OR IN WHICH IT IS INCORPORATED LOCATED AT THE PRINCIPAL FINANCIAL CENTER OF SUCH JURISDICTION,

                  INCLUDING ANY APPELLATE COURT FROM ANY THEREOF; AND

         (b)      THE BORROWER IRREVOCABLY WAIVES:

                  (i) ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR RELATING TO ANY OF THE FINANCE RELATED AGREEMENTS BROUGHT IN ANY COURT OF PRIMARY JURISDICTION;

                  (ii) ANY CLAIM THAT ANY SUCH LITIGATION BROUGHT IN ANY COURT OF PRIMARY JURISDICTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

                  (iii) THE RIGHT TO OBJECT, WITH RESPECT TO SUCH LITIGATION BROUGHT IN ANY COURT OF PRIMARY JURISDICTION, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER; AND

                  (iv) THE RIGHT TO REQUIRE ANY SENIOR FINANCE PARTY TO POST SECURITY FOR COSTS IN ANY LITIGATION BROUGHT IN ANY COURT OF PRIMARY JURISDICTION.

16.15.2 SENIOR LENDERS MAY SUE IN ANOTHER JURISDICTION. NOTHING IN THIS AGREEMENT WILL BE DEEMED TO PRECLUDE THE SENIOR LENDERS FROM BRINGING ANY LITIGATION IN RESPECT OF ANY FINANCE RELATED AGREEMENT IN ANY OTHER JURISDICTION.

16.15.3 FINAL JUDGMENT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY LITIGATION COMMENCED IN ANY COURT OF PRIMARY JURISDICTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

16.15.4 WAIVER OF TRIAL BY JURY. FOR THE PURPOSES OF ANY LITIGATION COMMENCED IN THE UNITED STATES, THE BORROWER IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH OR RELATING TO ANY FINANCE RELATED AGREEMENT, OR (B) ARISING FROM OR RELATING TO ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY FINANCE RELATED AGREEMENT, AND AGREES THAT ANY SUCH LITIGATION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER HEREBY (C) CERTIFIES THAT NO REPRESENTATIVE OF ANY FINANCE PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE THAT SUCH FINANCE PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (D) ACKNOWLEDGES THAT THE SENIOR LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION 16.15.4.

16.15.5 NEW YORK LAW. IN RELATION TO ANY LITIGATION COMMENCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT, THE SUBMISSIONS TO JURISDICTION OF SUCH COURTS AND ARRANGEMENTS FOR SERVICE OF PROCESS OUT OF
SUCH COURTS SET OUT IN THIS SECTION 16.15 AND IN SECTION 16.17 SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

16.16    Service of Process.

16.16.1 Manner of Service. The Borrower irrevocably consents to the service of process out of the Courts of Primary Jurisdiction in accordance with the local rules of civil procedure or by mailing a copy thereof, by registered mail, postage prepaid to the Borrower at the address of the Borrower, or by sending a copy thereof by facsimile or e-mail in pdf format to the Borrower at the facsimile number or e-mail address of the Borrower determined under Section 16.8.

16.16.2 Appointments of Agents for Service. The Borrower irrevocably designates and appoints each other Restricted Group Member as its agent to accept and acknowledge on its behalf any and all process which may be served in connection with any Litigation arising out of or relating to any Finance Related Agreement brought in any of the Courts of Primary Jurisdiction, such service, to the extent permitted by applicable law, being hereby conclusively acknowledged by the Borrower to be effective and binding service on it in every respect whether or not it is carrying on, or has at any time carried on, business in the jurisdiction in which the Courts of Primary Jurisdiction are located. The Borrower irrevocably consents to the service of process out of the Court of Primary Jurisdiction by personal service on the Borrower or on any such process agent.

16.16.3 Acceptances of Appointments. The Borrower confirms to the Senior Lenders that it has accepted its appointment to act as process agent on behalf of each other Restricted Group Member contained in any Finance Related Agreement to which each such other Restricted Group Member is party which may be served in connection with any Litigation arising out of or relating to any such other Finance Related Agreement brought in any of the Courts of Primary Jurisdiction. Until the Finance Obligations are paid in full, the Borrower covenants and agrees to maintain each such appointment as such process agent.

16.17 Invalidity. If any provision of any Loan Document is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed therefrom, and the remaining provisions of such Loan Document shall not be affected thereby and shall remain valid and enforceable.

16.18 Amendment. Each Loan Document to which the Borrower is a party may only be changed by a written agreement signed by the Borrower and the Agent acting on the instructions of the Required Lenders.

16.19 Entire Agreement. There are no representations, warranties, conditions, other agreements or acknowledgments, whether direct or collateral, express or implied, that form part of or affect this Agreement or any other Loan Document other than as expressed herein or in such other Loan Document. The execution of each Loan Document has not been induced by, nor does the Borrower rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in any Loan Document.

16.20 This Agreement to Govern. If there is any inconsistency between the provisions of this Agreement and the provisions of any other Loan Document, the provisions hereof shall govern and apply to the extent of the inconsistency. Notwithstanding the foregoing, this Section 16.20 shall not apply to limit, restrict, prejudice or otherwise affect or impair in any way the rights of the Senior Lenders under the terms of any Security after those rights have become enforceable.

16.21 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Transmission of a copy of an executed signature page of this Agreement (including any change and Loan Transfer Agreement) by facsimile transmission or e-mail in pdf format shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

BORROWER:

MDC PARTNERS INC.

Per:
       ----------------------------
       Authorized Signatory


THE LENDER:

THE TORONTO-DOMINION BANK

Per:
       -----------------------------
       Authorized Signatory

Per:
       -----------------------------
       Authorized Signatory


THE AGENT:

THE TORONTO-DOMINION BANK

Per:
       ----------------------------
       Authorized Signatory

                       SCHEDULE 1.1 "Borrowing Request"
                           FORM OF BORROWING REQUEST

TO:      The Toronto-Dominion Bank
         77 King Street West
         18th Floor
         Toronto, Ontario
         M5K 1A2
         Attention:  Vice President, Agency, Loan Syndications

Re:      Cdn.$25,000,000 Credit Facilities for MDC Partners Inc.

         Reference is made to the credit agreement dated as of June 10, 2004 (as changed and in effect from time to time, the "Credit Agreement") among MDC Partners Inc., as Borrower, The Toronto-Dominion Bank, as Lead Arranger and Sole Bookrunner, the Institutions named therein as Lenders and The Toronto-Dominion Bank, as Agent. All words used in this Borrowing Request which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

1. Request. The Borrower hereby requests a Borrowing under the Revolving Facility as follows:

         (a)      Borrowing Date

         (b)      Aggregate amount of Borrowing

                      CAD_______________________
                      USD_______________________

         (c)      Type and Amount of Borrowing

(i)      ( )


                                                                                          Converted From
                                                                 Amount                   (if Applicable)
                                                                 ------                   --------------


                  ( )     Canadian Prime Rate Loan          CAD_____________             _________________

                  ( )     US Base Rate Loan                 USD______________            _________________


(ii)     ( )      Acceptances (BA Equivalent Advance or Discount Note pursuant to Section 5.10 or 5.11 of the Credit Agreement)


                                                                     Rollover Amount          Converted From
                      Face Amount             Term in Months         (if Applicable)          (if Applicable)
                      -----------             --------------         ---------------          ---------------


                  CAD___________             ________________        CAD___________          ________________


(iii)    ( )      Libor Loan


                                                                    Rollover Amount          Converted From
                      Amount                Interest Period         (if Applicable)          (if Applicable)
                      ------                ---------------         ---------------          ---------------


                  USD___________             ________________        USD___________          ________________


2.       Other. The Borrower represents, warrants and agrees:

         (a)      The representations and warranties deemed to be repeated in
                  Section 12.2 of the Credit Agreement are true, accurate and complete on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

         (b) No Default has occurred and is continuing on the date hereof or will result from the Borrowing requested herein.

         (c) The undersigned will immediately notify you if it becomes aware of the occurrence of any event between the date hereof and the Borrowing Date which would mean that the statements in the immediately preceding paragraphs (a) and (b) would not be true if made on the Borrowing Date.

         (d) All other conditions precedent set out in Sections 9.1, 9.2 and 9.3 of the Credit Agreement have been fulfilled or waived in writing by the Required Lenders.

         DATED this       day of         ,      .


                                         MDC PARTNERS INC.


                                         By:
                                            ----------------------------------
                                         Name:
                                         Title:

                          SCHEDULE 1.1 "Commitments"
                                  COMMITMENTS


                               Revolving        Swing Line
Lenders                        Commitment       Commitment         Total
-------                        ----------       ----------         -----

The Toronto-Dominion Bank     CAD23,000,000    CAD2,000,000     CAD25,000,000

                                 SCHEDULE 8.2
                          FORM OF CANCELLATION NOTICE

TO:      The Toronto-Dominion Bank
         77 King Street West
         18th Floor
         Toronto, Ontario
         M5K 1A2
         Attention:  Vice President, Agency, Loan Syndications

Re:      Cdn.$25,000,000 Credit Facilities for MDC Partners Inc.

         Reference is made to the credit agreement dated as of June 10, 2004 (as changed and in effect from time to time, the "Credit Agreement") among MDC Partners Inc., as Borrower, The Toronto-Dominion Bank, as Lead Arranger and Sole Bookrunner, the Institutions named therein as Lenders and The Toronto-Dominion Bank, as Agent. All words used in this Cancellation Notice which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

         Notice is hereby given in accordance with Section 8.2 of the Credit Agreement that the undersigned wishes to cancel the Total Commitment by the amount of CAD______________, allocated as to CAD______________ to the Revolving Facility and CAD______________ to the Swing Line, such cancellation to take effect on ___________________________, 200___.

         DATED this ____ day of _______, ____.

                                              MDC PARTNERS INC.


                                              By:
                                                 ----------------------------
                                              Name:
                                              Title:

                                 SCHEDULE 8.8
                           FORM OF REPAYMENT NOTICE

TO:      The Toronto-Dominion Bank
         77 King Street West
         18th Floor
         Toronto, Ontario
         M5K 1A2
         Attention:  Vice President, Agency, Loan Syndications

Re:      Cdn.$25,000,000 Credit Facilities for MDC Partners Inc.

         Reference is made to the credit agreement dated as of June 10, 2004 (as changed and in effect from time to time, the "Credit Agreement") among MDC Partners Inc., as Borrower, the Institutions named therein as Lenders and The Toronto-Dominion Bank, as Agent. All words used in this Repayment Notice which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

         Notice is hereby given in accordance with Section _____ of the Credit Agreement that the undersigned commits to repay the __________(1) under the Revolving Facility [which has a current Period End Date expiring on ________________, _______] in the amount of [CAD/USD]_______________ on
_______________, ______.

         DATED this _____ day of _________, ______.


                                          MDC PARTNERS INC.


                                          By:
                                             --------------------------------
                                          Name:
                                          Title:


----------
1   Specify type of Borrowing

                                 SCHEDULE 10.1
                           LIST OF INITIAL SECURITY

BORROWER

1.       Debenture from the Borrower

2.       Debenture Delivery Agreement from the Borrower

3.       Assignment of Insurance Proceeds Agreement from the Borrower

4.       Insurance Assignment Acknowledgment relative to Item #3

5. Subordination Agreements, Limitation of Interest Letters, etc. relative to Item #1

6.       Confirmation of Security Interest in Intellectual Property by the
         Borrower

7.       Assignment and Security Agreement from the Borrower

8.       Consent and Agreement relative to Item #7 from American Airlines,
         Inc.

9.       Assignment and Security Agreement from the Borrower

10.      Consent and Agreement relative to Item #9 from Airlines Reporting
         Corporation

11.      Consent and Agreement relative to the KBP Limited Liability Company
         Agreement

EXISTING SECURE PRODUCTS INTERNATIONAL GROUP

Computer Composition of Canada Inc.

12.      Guarantee from Computer Composition of Canada Inc.

13.      Debenture from Computer Composition of Canada Inc.

14.      Debenture Delivery Agreement from Computer Composition of Canada Inc.

15. Assignment of Insurance Proceeds Agreement from Computer Composition Canada Inc.

16.      Insurance Assignment Acknowledgment relative to Item #15

Ashton-Potter Canada Ltd.

17.      Guarantee from Ashton-Potter Canada Ltd.

18.      Debenture from Ashton-Potter Canada Ltd.

19.      Debenture Delivery Agreement from Ashton-Potter Canada Ltd.

20.      Assignment of Insurance Proceeds Agreement from Ashton-Potter Canada
         Ltd.

21.      Insurance Assignment Acknowledgment relative to Item #20

Ashton-Potter [USA] Ltd.

22.      Guarantee from Ashton-Potter [USA] Ltd.

23.      Security Agreement from Ashton-Potter [USA] Ltd.

24.      Securities Pledge Agreement from Ashton-Potter [USA] Ltd.

25. Blocked Account Agreement between Ashton-Potter [USA] Ltd., M&T Bank and the Agent

26. Collateral Access Agreement from The Walker Center, L.P. relative to item #23

27. Subordination Agreements, Limitation of Interest Letters, Discharges, etc.

28.      Assignment and Security Agreement from Ashton-Potter [USA] Ltd.

29. Consent, Waiver and Agreement relative to item #28 from United States Postal Service

Pro-Image Corporation

30.      Guarantee from Pro-Image Corporation

31.      Security Agreement from Pro-Image Corporation

32. Blocked Account Agreement between Pro-Image Corporation, Fulton Bank and the Agent

33. Subordination Agreements, Limitation of Interest Letters, Discharges, etc.

Metaca Corporation

34.      Guarantee from Metaca Corporation

35.      Debenture from Metaca Corporation

36.      Debenture Delivery Agreement from Metaca Corporation

37.      Assignment of Insurance Proceeds Agreement from Metaca Corporation

38.      Insurance Assignment Acknowledgment relative to Item #37

39. Subordination Agreements, Limitation of Interest Letters, Discharges, etc. relative to Item #35

40. Confirmation of Security Interest in Intellectual Property by Metaca Corporation

41.      Assignment and Security Agreement from Metaca Corporation

42.      Consent and Agreement relative to Item #41 from DIRECTV

43.      Share Pledge Agreement over the shares in Placard Pty Ltd.

KBP GROUP

MDC/KBP Acquisition Inc.

44.      Guarantee from MDC/KBP Acquisition Inc.

45.      Security Agreement from MDC/KBP Acquisition Inc.

Placard Pty Ltd.

46.      Guarantee from Placard Pty. Ltd.

47. Deed of Charge from Placard Pty. Ltd. on all property except property in WA, NSW, QLD, TAS and SA

48. Deed of Charge from Placard Pty. Ltd. on all property in the jurisdictions of WA, NSW, QLD, TAS and SA

49. Account Bank Deed between Placard Pty. Ltd., the Agent and the Australia and New Zealand Banking Group Limited

MDC USA Holdings Inc.

50.      Guarantee from MDC USA Holdings Inc.

51.      Security Agreement from MDC USA Holdings Inc.

                                 SCHEDULE 11.2
                           FORM OF ADHESION CONTRACT


         Reference is made to the credit agreement dated as of June 10, 2004 (as such agreement may be changed and in effect from time to time, the "Credit Agreement") among MDC Partners Inc., as Borrower, The Toronto-Dominion Bank, as Lead Arranger and Sole Bookrunner, the institutions named therein as Lenders, and The Toronto-Dominion Bank as Administration Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned in the Credit Agreement. This is an Adhesion Contract.

RECITALS:

         Pursuant to Section 11.1 of the Credit Agreement, the Borrower wishes to designate the Adhesion Party defined below as a Lender Hedging Affiliate under the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Lenders, the Agent, the other Lender Hedging Affiliates and ____________________________________
(the "Adhesion Party"), hereby agree as follows:

1. With effect as of the date the Agent confirms to the Borrower that it has received a fully executed copy of this Adhesion Contract, in form and substance satisfactory to it, the Credit Agreement shall henceforth be read and construed as if the Adhesion Party were party to the Credit Agreement having all the rights and obligations of a Lender Hedging Affiliate under the Credit Agreement. Accordingly all references in any Loan Documents to (a) any "Lender Hedging Affiliate" or any "Qualified Hedge Counterparty" shall be treated as including a reference to the Adhesion Party and (b) the Credit Agreement shall be treated as a reference to the Credit Agreement as supplemented by this Adhesion Contract to the intent that this Adhesion Contract and the Credit Agreement shall be read and construed together as one single agreement.

2. The Adhesion Party represents and warrants to each of the other parties to the Credit Agreement that (i) it has been provided with a copy of the Credit Agreement, (ii) it is an Affiliate of a Lender.

3. The Adhesion Party irrevocably appoints, authorizes and directs the Agent, as its attorney and agent, with full power of substitution and delegation, to complete, execute and deliver on behalf of the Adhesion Party each Finance Document to be executed by it or on its behalf and each agreement, document and instrument to be executed by it or on its behalf pursuant to each Finance Document, and to take such action on its behalf as may be authorized or directed pursuant to any such Finance Document.

4. This Adhesion Contract may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Transmission of a copy of an executed signature page of this Adhesion Contract by facsimile transmission or by e-mail in pdf format shall be effected as delivery if a manually executed counterpart hereof.

5. This Adhesion Contract shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Adhesion Contract to be executed and delivered by their respective officers thereunto duly authorized as of the _____________ day of ___________________________,
______.


MDC PARTNERS INC.
                                             ---------------------------------
                                             as Adhesion Party

By:                                          By:
    ----------------------------                ------------------------------


Title:                                       Title:
      --------------------------                   ---------------------------


THE TORONTO-DOMINION BANK
as Agent


By:
    -----------------------

Title:
      ---------------------

                               SCHEDULE 12.1.20
                              ORGANIZATION CHART

                               SCHEDULE 12.1.22
          DEFERRED ACQUISITION CONSIDERATION AND PUT/CALL OBLIGATIONS



                                 SEE ATTACHED

                                SCHEDULE 13.1.6
                        FORM OF COMPLIANCE CERTIFICATE

TO:      The Toronto-Dominion Bank
         77 King Street West, 18th Floor
         Toronto, Ontario
         M5K 1A2
         Attention:  Vice President, Agency, Loan Syndications

Re:      Cdn.$25,000,000 Credit Facilities for MDC Partners Inc.

         Reference is made to the credit agreement dated as of June 10, 2004 (as changed and in effect from time to time, the "Credit Agreement") among MDC Partners Inc., as Borrower, The Toronto-Dominion Bank, as Lead Arranger and Sole Bookrunner, the Institutions named therein as Lenders and The Toronto-Dominion Bank, as Agent. All words used in this Compliance Certificate which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

         This Compliance Certificate is given pursuant to Subsection 13.1.6 of the Credit Agreement.

         The Borrower hereby certifies as follows:

         (a) Total Debt/EBITDA Ratio. The attachment hereto shows the calculation of the Total Debt/EBITDA Ratio to be _____ : 1 which does not exceed the maximum limit of 2 : 1 prescribed for this ratio.

         (b) Total Debt/Total Capitalization Percentage. The attachment hereto shows the calculation of the Total Debt/Total Capitalization Percentage to be _______% which does not exceed the maximum limit of 15% prescribed for the percentage.

         (c) Shareholders Equity. The attachment hereto shows the calculation of Shareholders Equity to be CAD_______________ which exceeds the minimum Shareholders Equity of CAD_______________ required for this amount.

         (d) Interest Coverage Ratio. The attachment hereto shows the calculation of the Interest Coverage Ratio to be _____ : 1 which is not less than the minimum limit of 2.5 : 1 prescribed for this ratio.

         (e) Applicable Margin. The attachment shows that the Applicable Margin has changed to / remains the same as set out below:


                                                                  Applicable Margin for
                                                                   Standby Instruments,
                      Total Debt/       Applicable Margin for         Libor Loans
                      EBITDA Ratio       Floating Rate Loans         and Acceptances
                      ------------       -------------------         ---------------


                     __________:1           __________%                 __________%


         (f) Restricted Group Members. [New Restricted Group Members exist and are set out in the revised Schedule 12.1.20 attached./ No new Restricted Group Members exist.]

         (g) Deferred Acquisition Consideration and Put/Call Obligations. Revised Schedule 12.1.22 attached hereto contains the Borrower's reasonable best estimates of (i) all Deferred Acquisition Consideration and (ii) the current portion of all Put/Call Obligations.

         (h) Material Contracts. [New Material Contracts exist and copies thereof are being delivered to the Agent contemporaneously herewith./ No New Material Contracts exits.]

         Each of the calculations in the attachment hereto demonstrates compliance with the relevant financial tests listed above as at, or for the relevant period ending on ____________, _________.

         The undersigned represents, warrants and agrees:

         (a)      The representations and warranties deemed to be repeated in
                  Section 12.2 of the Credit Agreement are true, accurate and complete on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

         (b) No Default has occurred and is continuing on the date hereof.

         The undersigned acknowledges its obligations under the Finance Documents, confirms that it remains bound by each of the obligations expressed to be binding upon it in the Finance Documents and agrees to punctually pay and perform its obligations under the Finance Documents in accordance with their respective terms.

         DATED this ______ day of _____________, ______.

Yours very truly,

MDC PARTNERS INC.

By:
    ----------------------------
    Name:
    Title:

                                  ATTACHMENT
                              TO SCHEDULE 13.1.6

                              SCHEDULE 13.2.3(f)
                                NON-CORE ASSETS


                               MDC PARTNERS INC.
                  SCHEDULE OF NON-CORE ASSETS PROPOSED TO BE
                      ALLOWED TO BE SOLD / REALIZED CDN $


                                                                         Face /                MDC
                                                                       Notional               Book
ASSET                                                                    Value               Value
=====================================================================================================


Loan Receivable from M. Nadal                                            6,820,078                 1

Loan Receivable from Nadal Financial Corporation                         3,000,000                 1

Loan Receivable from Regal Greetings & Gifts                             6,000,000                 1

Investment in Regal Greetings & Gifts                                    1,764,706                 1

Net Loan Receivable from A.E. McKenzie Seeds                             1,000,000                 1

Net Loan Receivable from 454368 Manitoba Ltd. (RE AEM)                   1,700,000                 1

Investment in Cyberplex                                                  1,345,696           934,479

Investment in Megawheels Technologies Inc.                                 363,982                 1

Investment in Hotline Communications Ltd.                                  300,000                 1

Investment in Primaxis Technology Ventures Inc.                          2,380,054                 1

Investment in Yorkton Private Equity Limited Partnership                    77,880                 1

Investment in Mosaic Venture Partners II Limited Partnership             1,700,000           400,000

Investment in Trapeze Media Limited                                        570,000                 1
                                                                  -----------------   ---------------

                                                                        27,022,396         1,334,490
                                                                  -----------------   ---------------


                                SCHEDULE 13.3.4
                                     LIENS

Liens perfected by the following registrations over specific items of property (as opposed to Liens over all or any substantial part of the undertaking, property and assets of a Restricted Group Member), excluding the Capital Stock of any Restricted Group Member, in favour of Unrelated Parties securing Indebtedness outstanding at any time for the entire Restricted Group in an aggregate amount (including those referred to in paragraph (q) of the definition of Permitted Liens) not exceeding USD7,500,000:

1. Ontario PPSA Registration Number 20030205 1442 1530 9456, File Number 891452682 against MDC Corporation Inc. in favour of GE VFS Canada Limited Partnership.

2. Ontario PPSA Registration Number 20021216 1857 1531 5072, File Number 890115543 against MDC Corporation Inc. in favour of GE VFS Canada Limited Partnership.

3. Ontario PPSA Registration Number 20020719 1808 1531 0567, File Number 885542202 against MDC Corporation Inc. in favour of GE VFS Canada Limited Partnership.

4. Ontario PPSA Registration Number 20020118 1812 1531 0567, File Number 879846561 against MDC Corporation Inc. by Davis & Henderson Limited Partnership.

5. Ontario PPSA Registration Number 20000420 1715 1462 1408, File Number 861117084 against MDC Corporation Inc. by City National Leasing, a Division of City Buick Pontiac Cadillac Ltd.

6. Ontario PPSA Registration Number 19951228 1821 1529 6911, File Number 818948709 against Mercury Graphics Corporation by Royal Bank of Canada.

7. Ontario PPSA Registration Number 20021030 1126 1715 0698, File Number 888754653 against Metaca Corporation in favour of Xerox Canada Ltd.

8. Saskatchewan PPSA Registration Number 117262355 against MDC Corporation Inc. by Danka Canada.

9. Saskatchewan PPSA Registration Number 115824779 against Mercury Graphics Corporation.

10. Saskatchewan PPSA Registration Number 117262355 against Mercury Graphics Corporation.

11. Saskatchewan PPSA Registration Number 119474063 against Mercury Graphics Corporation.

12. Saskatchewan PPSA Registration Number 108502879 against Mercury Graphics Corporation and MDC Communications Corporation by Royal Bank of Canada.

13. Saskatchewan PPSA Registration Number 108502992 against Mercury Graphics Corporation and MDC Communications Corporation by Royal Bank of Canada Leasing.

14. Saskatchewan PPSA Registration Number 119074790 against Mercury Graphics Corporation by Heidelberg Canada Graphic Equipment Limited.

                                SCHEDULE 16.7.2
                                 FORM OF NOTE

                                PROMISSORY NOTE

                                                                        [Date]

         MDC PARTNERS INC., an Ontario corporation (the "Borrower"), promises to pay to the order of _____________ (the "Lender") the aggregate unpaid principal amount of the Lender's Rateable Share of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds to the Agent's Accounts, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Advances in full at the times and in the manner specified in the Credit Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of its Rateable Share in each Advance and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 10, 2004 (which, as it may be changed and in effect from time to time, is herein called the "Credit Agreement"), among the Borrower, The Toronto-Dominion Bank as Lead Arranger and Sole Bookrunner, the Institutions named therein as Lenders, and The Toronto-Dominion Bank, as Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to certain Guarantees and secured by certain Security, all as outlined in more detail in the Credit Agreement, and reference is made thereto and to the other Loan Documents for a statement of the terms and provisions thereof. Words used herein and not otherwise defined herein are used with the defined or extended meanings attributed to them in the Credit Agreement.

         The Borrower hereby waives demand, presentment for payment, dishonour, notice of dishonour, protest, noting of protest and any other notice or defense to payment which might otherwise exist.

         IN WITNESS WHEREOF this Note is issued this ________ day of _____________, 200___.


MDC PARTNERS INC.


By:
   ----------------------
   Name:
   Title:

                SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL
                  TO NOTE OF _______________________________

                          DATED _____________________



                         Type         Principal Amount
                          of          of Rateable Share      Period       Principal Amount      Unpaid
     Date               Advance          of Advance         End Date          Paid              Balance
     ----               --------      ------------------    --------      ----------------      -------




                                 SCHEDULE 16.8
                             ADDRESSES FOR NOTICES

To the Borrower:

         MDC Partners Inc.
         45 Hazelton Avenue
         Toronto, Ontario
         M5R 2E3
         Attention:   Chief Financial Officer and Corporate Secretary
         Telephone:   416 960 9000
         Facsimile:   416 960 9555

To the Agent:

         The Toronto-Dominion Bank
         77 King Street West, 18th Floor
         Toronto, Ontario
         M5K 1A2

         Attention:   Vice President, Agency, Loan Syndications
         Telephone:   416 982 3706
         Facsimile:   416 982 5535

                               SCHEDULE 16.10.4
                        FORM OF LOAN TRANSFER AGREEMENT

                            Loan Transfer Agreement

         THIS AGREEMENT is made the _______ day of _____________. ______.

AMONG:

                  <*>

                  (hereinafter called the "Transferor")

                                    - and -

                  <*>

                  (hereinafter called the "Transferee")

                                    - and -

                  <*>

                  acting as administration agent for and on behalf of itself and the other Finance Parties with respect to the Credit Facilities and certain of the Finance Documents

                  (hereinafter called the "Agent")

RECITALS:

A. MDC Partners Inc., as Borrower, The Toronto-Dominion Bank, as Lead Arranger and Sole Bookrunner, the Institutions named therein as Lenders, and The Toronto-Dominion Bank, as Agent, entered into a credit agreement dated as of June 10, 2004 (as changed and in effect from time to time, the "Credit Agreement"). Words defined or given extended meanings in the Credit Agreement (and not otherwise defined herein) are used with the same respective defined or extended meanings in this loan transfer agreement.

B. The Transferor is a Lender under the Credit Agreement with the following Commitments determined before the transfer contemplated hereby takes effect:


               Revolving Commitment                   Swing Line Commitment

               CAD_________________                   CAD_________________

C. The Transferor has agreed to transfer to the Transferee the amounts of its Commitments (the "Relevant Transfer Amounts") and/or the proportions of its Commitments (the "Relevant Transfer Percentages") indicated in the table below:


                                           Relevant              Relevant
                                           Transfer              Transfer
              Credit Facility               Amount              Percentage

              Revolving Facility        CAD____________           ______ %

              Swing Line                CAD____________           ______ %

         The portion of the Transferor's Commitments so transferred is hereinafter called the "Transferred Commitments".

         WITNESSETH THAT in consideration of the mutual covenants herein contained and other valuable consideration now paid by each party hereto, the one to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transferred Commitment. The Transferor confirms to each of the Transferee and the other parties to the Credit Agreement that the Transferred Commitments relate to the Relevant Transfer Amounts and Relevant Transfer Percentages of its Transferred Commitments (including the corresponding percentage of each outstanding Advance under each such portion of its respective Transferred Commitments).

2. Transfer. As of and from the fifth (5th) Business Day after the date the Agent notifies the Transferor and Transferee that it has executed this loan transfer agreement, or such other date as the Agent may agree upon with the Transferor and Transferee (herein called the "Effective Date") and subject to the terms and conditions herein contained:

         (a) the Transferee assumes obligations identical to the obligations of the Transferor under the Credit Agreement arising on or after the Effective Date in relation to the Transferred Commitments (herein called the "Transferred Obligations") and agrees to perform and be responsible for such obligations as if the Transferee were named in the Credit Agreement and the other Loan Documents to which the Transferor is party as an original party in substitution for the Transferor or its predecessor by amalgamation or merger or in title, as applicable, in respect of the Transferred Obligations;

         (b) the Agent on its own behalf and on behalf of each of the Finance Parties other than the Transferor (herein called the "Other Finance Parties") hereby releases and forever discharges the Transferor of and from any and all losses and expenses and obligations arising on or after the Effective Date under, by reason of, or in connection with the Transferred Obligations;

         (c) the Agent on its own behalf and on behalf of each of the Other Finance Parties acknowledges and agrees that, except as otherwise provided in Section 3 of this loan transfer agreement, the Transferee is hereby assigned and entitled to rights identical to the rights of the Transferor under the Credit Agreement existing on or arising after the Effective Date in relation to the Transferred Commitments (herein called the "Transferred Rights"); and

         (d) the Transferor hereby releases and forever discharges each of the Agent and the Other Finance Parties of and from any and all losses and expenses and obligations arising after the Effective Date under, by reason of, or in connection with the Transferred Rights or the Transferred Obligations.

3. Transitional Provisions. Subject to the terms and conditions contained herein:

         (a) any payments due and payable by the Borrower on or before the Effective Date in respect of the Transferred Commitments; and

         (b) any payments due and payable by the Borrower after the Effective Date, but payable in respect of the Transferor's Rateable Share in any Libor Loan or issue of Acceptances outstanding on the Effective Date, shall, upon receipt by the Agent, be paid to the Transferor. For certainty, the Transferee acknowledges that its Rateable Share in Advances by way of Libor Loans and issues of Acceptances outstanding under the Credit Facilities as at the Effective Date will only take effect on the Period End Dates for those Libor Loans and issues of Acceptances.

4. Payments Between Transferor and Transferee. Any payments between the Transferor and Transferee required to be made in relation to this loan transfer agreement (including any transitional payments in relation to matters referred to in paragraph 3 above) are strictly a matter as between the Transferor and Transferee and shall, as between the Borrower, the Agent and the Other Finance Parties, on the one hand, and the Transferor and Transferee on the other hand, be deemed to have been paid.

5. Copy to the Borrowers. Each of the Transferor and Transferee hereby authorizes the Agent to provide a signed copy of this loan transfer agreement to the Borrower in acceptance of the offer contained in the Credit Agreement of the Borrower to the Transferee to become a party to the Credit Agreement in respect of the Transferred Commitments. Upon receipt thereof by the Borrower, the provisions of Subsection
         16.10.4 of the Credit Agreement in respect of the Transferred Participation shall become effective and be binding upon all parties to the Credit Agreement.

6. Power of Attorney. The Transferee irrevocably appoints, authorizes and directs the Agent, as its attorney and agent, with full power of substitution and delegation, to complete, execute and deliver on behalf of the Transferee, each Finance Document to be executed by it or on its behalf and each agreement, document or instrument to be executed by it or on its behalf pursuant to each Finance Document, and to take such action on its behalf as may be authorized or directed pursuant to any such Finance Document.

7. Interpretation. This loan transfer agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein and shall be construed as supplemental to and form part of the Credit Agreement. Transmission of a copy of an executed signature page of this loan transfer agreement by facsimile transmission or by e-mail in pdf format shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


--------------------------------------
as Transferor


By:
   -----------------------------------
       Authorized Signatory


--------------------------------------
as Transferee


By:
    ---------------------------------
    Authorized Signatory


-------------------------------------
as Agent


By:
   ---------------------------------
    Authorized Signatory

                                   EXHIBIT 1
                             LITIGATION DISCLOSURE


1. An action has been commenced in the United States Bankruptcy Court, District of Delaware by Jeoffrey L. Burtch ("Plaintiff") against Bank of America, National Association ("BANA") NB Holdings Corporation, Bank of America Corporation and MDC Partners Inc. amongst others (the "Defendants") in respect of Cybersight LLC (the "Debtor"). The action concerns a line of credit made available to the Debtor by BANA in the amount of USD1,000,000 (the "Funds") and is an attempt by the Plaintiff acting in his capacity as trustee for the estate of the Debtor to recover the repayment of such Funds plus interest. The amount sought is USD1,026,700.91. A pre trial conference has been scheduled for November 4, 2004.

2. 02-CV-230413 CM Negligence. Ash Temple Limited (the "Plaintiff") has filed a negligence suit against MDC Corporation Inc. ("Defendant") which action has not been set down for trial as of the date hereof. The suit is for the amount of CDN250,000 and the Defendant intends to enter into nuisance settlement discussions with the Plaintiff.